UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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OLD NATIONAL BANCORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OLD NATIONAL BANCORP

Notice of Annual Meeting and Proxy Statement

Annual Meeting of Shareholders

April 30, 2020

Old National Bancorp

One Main Street

Evansville, Indiana 47708

Notice of Annual Meeting of Shareholders

To Our Shareholders:

The 2020 Annual Meeting of Shareholders of Old National Bancorp (the “Company”) will be held in the Schlottman Auditorium at the Old National Bank headquarters located on the 4th floor at One Main Street, Evansville, Indiana, on Thursday, April 30, 2020, at 9:00 a.m. Central Daylight Time for the following purposes:

(1)	Election of the Company’s Board of Directors consisting of thirteen Directors to serve for one year and until the election and qualification of their successors.

(2)

Approval of the Amendment to Article IV of the Articles of Incorporation to increase the number of authorized shares of capital stock of the Company from 302,000,000 to 330,000,000 and preferred stock from 2,000,000 to 30,000,000.

(3)	Approval of the Amendment to Article VIII of the Articles of Incorporation to Allow Shareholders to Amend the By-Laws of the Company.

(4)	Approval of a non-binding advisory proposal on Executive Compensation.

(5)	Ratification of the appointment of Crowe LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020.

(6)	Transaction of such other matters as may properly come before the meeting or any adjournments and postponements thereof.

Common shareholders of record at the close of business on February 24, 2020 are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors

Jeffrey L. Knight

Executive Vice President,

Chief Legal Counsel and

Corporate Secretary

March 9, 2020

IMPORTANT

Please submit your proxy promptly by mail or by Internet. In order that there may be proper representation at the meeting, you are urged to complete, sign, date and return the proxy card in the envelope provided to you or vote by Internet, whether or not you plan to attend the meeting. No postage is required if mailed in the United States.

Old National Bancorp

2020 Proxy Statement – Summary

The following summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information you should consider. You should read the entire Proxy Statement carefully before voting.

GENERAL INFORMATION

(see pages 1 through 4)

Meeting: Annual Meeting of Shareholders	Date: Thursday, April 30, 2020	Time: 9:00 a.m. Central Daylight Time

Location: Old National Bank, One Main Street, Evansville, Indiana – Schlottman Auditorium 4th Floor

Record Date: February 24, 2020

Voting: Shareholders as of the Record Date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals being voted on.

Admission: You must provide an admission ticket or proof of stock ownership to enter the meeting. Please see page 2 for further information.

Webcast: We will provide a live webcast of the Annual Meeting that can be accessed from the Investor Relations section of our website at www.oldnational.com.

PROPOSALS TO BE VOTED ON AND BOARD VOTING RECOMMENDATIONS

Proposals	Recommendation	Page Reference for more detail

• Election of Directors	FOR Each Director Nominee	19

• Approval of Amendment of the Articles of Incorporation to increase the number of authorized shares of capital stock of the Company from 302,000,000 to 330,000,000 and preferred stock from 2,000,000 to 30,000,000	FOR	71

• Approval of Amendment VIII of the Articles of Incorporation to allow shareholders to amend the By-Laws of the company	FOR	73

• Approval of a non-binding advisory proposal on Executive Compensation	FOR	75

• Ratification of the appointment of Crowe LLP as independent accountants for 2020	FOR	76

DIRECTOR NOMINEES

(see pages 20 through 28)

Name	Age	Director Since	Occupation	Independent

Andrew E. Goebel	72	2000	Retired President & COO, Vectren Corporation	Yes

Jerome F. Henry, Jr.	69	2014	President, Midwest Pipe & Steel, Inc.	Yes

Daniel S. Hermann	62	*	Retired CEO, AmeriQual Group, LLC	Yes

Ryan C. Kitchell	46	2018	Former EVP & Chief Administrative Officer, Indiana University Health	Yes

Phelps L. Lambert	72	1990	Managing Partner, Lambert & Lambert Real Estate Development	Yes

Austin M. Ramirez	41	*	President & CEO, Husco International	Yes

Name	Age	Director Since	Occupation	Independent

James C. Ryan, III	48	2019	Chairman & CEO, Old National Bancorp	No

Thomas E. Salmon	56	2018	Chairman & CEO, Berry Global Group, Inc.	Yes

Randall T. Shepard	73	2012	Former Chief Justice, Indiana Supreme Court	Yes

Rebecca S. Skillman	69	2013	Chairman, Radius Indiana; Former Lt. Governor, State of Indiana	Yes

Derrick J. Stewart	42	2015	President & CEO, YMCA of Greater Indianapolis	Yes

Katherine E. White	53	2015	Professor of Law, Wayne State University Law School	Yes

Linda E. White	70	2008	CEO, Methodist Health; Executive Director, Deaconess Foundation	Yes

*	Nominated for initial term

2019 FINANCIAL HIGHLIGHTS

(see page 34)

In 2019, the Company delivered record operating results. Financial highlights for 2019 include:

•	EPS $1.38
•	Record Net Income $238.2 million
•	ROE 8.57%
•	ROA 1.19%
•	Efficiency Ratio 60.35%
•	Net Charge-Off (Recovery) Ratio 0.05%
•	Provision Expense $4.7 million

EXECUTIVE COMPENSATION

Set forth below is the 2019 compensation for each Named Executive Officer (“NEO”) as determined under Securities and Exchange Commission (“SEC”) rules. See the notes accompanying the 2019 Summary Compensation Table on page 55 for additional information.

Name and Principal Position	Salary	Non-Equity Incentive Plan Compensation	Stock Awards	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Robert G. Jones	$725,000	$1,153,656	$864,128	$207,975	$78,533	$3,029,292
Executive Chairman/Former CEO

James C. Ryan, III	$646,154	$945,937	$925,588	$8,002	$50,107	$2,575,788
CEO

Brendon B. Falconer	$341,308	$282,415	$276,162	$2	$19,866	$919,753
Senor EVP and CFO

James A. Sandgren	$491,538	$438,010	$404,588	$5,551	$59,344	$1,399,031
President and Chief Operating Officer

Jeffrey L. Knight	$361,423	$230,046	$202,294	$596	$25,901	$820,260
EVP and Chief Legal Counsel

Todd C. Clark	$360,385	$229,385	$160,449	$3,190	$23,763	$819,017
EVP and Chief Information/Strategic Innovation Officer

Old National Bancorp

One Main Street

Evansville, Indiana 47708

Proxy Statement

For the Annual Meeting of Shareholders to be held on

April 30, 2020, at 9:00 a.m. Central Daylight Time at the

Old National Bank Headquarters

Schlottman Auditorium – 4th Floor

One Main Street, Evansville, IN 47708

Important Notice Regarding the Availability of Proxy Materials

for the Shareholders’ Meeting to be held on April 30, 2020

The Proxy Statement and 2019 Annual Report to Shareholders are available at:

www.cstproxy.com/oldnational/2020

General Information about the Annual Meeting of Shareholders and Voting

This Proxy Statement relates to the Annual Meeting of Shareholders (“Annual Meeting”) of Old National Bancorp (the “Company” or “Old National”) to be held on April 30, 2020, at 9:00 a.m. Central Daylight Time. These proxy materials are being furnished by the Company in connection with a solicitation of proxies by the Company’s Board of Directors (the “Board”).

We are pleased to take advantage of the Securities and Exchange Commission (“SEC”) rule that permits companies to furnish proxy materials to shareholders over the Internet. On or about March 19, 2020 we will begin mailing Notice of Internet Availability of Proxy Materials (“Notice”). The Notice contains instructions on how to vote online, or in the alternative, request a paper copy of the proxy materials and a proxy card. By furnishing the Notice and providing access to our proxy materials by the Internet, we are lowering costs and reducing the environmental impact of our Annual Meeting.

Who can attend the Annual Meeting?

Only shareholders of the Company of record as of February 24, 2020 (the “Record Date”), their authorized representatives and guests of the Company, may attend the Annual Meeting. Admission will be by ticket only.

Who may vote at the Annual Meeting?

These proxy materials are provided to holders of the Company’s common stock who were holders of record on the Record Date. Only the Company’s common shareholders of record on the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, 169,010,021 shares of the Company’s common stock were outstanding.

As of the Record Date, to the knowledge of the Company, no person or firm, other than BlackRock, Inc., The Vanguard Group, Inc., and Dimensional Fund Advisors, LP beneficially owned more than 5% of the common stock of the Company outstanding on that date. As of the Record Date, no individual Director, nominee or officer beneficially owned more than 5% of the common stock of the Company outstanding.

Voting and Proxy Procedures

Each share of the Company’s common stock outstanding on the Record Date will be entitled to one vote at the Annual Meeting. If you receive the Notice by mail, you will not receive a printed copy of the proxy materials unless you request the materials by following the instructions included in the Notice.

If your shares are registered in your name, you may vote your shares by Internet, or by completing, signing, dating and returning the requested proxy card in the postage-paid envelope provided. Simply follow the easy instructions on the proxy card or Notice provided. You may also vote in person at the meeting. Execution of the proxy card or voting via Internet will not affect your right to attend the Annual Meeting. If your shares are held in “street name” through a broker, bank or other nominee, please follow the instructions provided by your nominee on the voting instruction form or Notice in order to vote your shares by Internet, or by signing, dating and returning the voting instruction form in the enclosed postage-paid envelope. If you desire to vote in person at the Annual Meeting, you must provide a legal proxy from your bank, broker or other nominee.

Shares of the Company’s common stock for which instructions are received will be voted in accordance with the shareholder’s instructions. If you send in your proxy card or use Internet voting, but do not specify how you want to vote your shares, the proxy holders will vote them FOR each of the items being proposed by the Board and in the discretion of the proxy holders as to any other business that may properly come before the Annual Meeting and any adjournment or postponement thereof.

Can I change my vote after I return the proxy card or after voting electronically?

If you are a shareholder whose shares are registered in your name, you may revoke your proxy at any time before it is voted by one of the following methods:

•	Submitting another proper proxy with a more recent date than that of the proxy first given by:

(1) following the Internet voting instructions, or

(2) completing, signing, dating and returning a proxy card to the Company’s Corporate Secretary.

•	Sending written notice of revocation to the Company’s Corporate Secretary.

•	Attending the Annual Meeting and voting by ballot (although attendance at the Annual Meeting will not, in and of itself, revoke a proxy).

If you hold your shares in “street name” through a broker, you may revoke your proxy by following instructions provided by your broker. No notice of revocation or later-dated proxy will be effective until received by the Company’s Corporate Secretary at or prior to the Annual Meeting.

How do I receive an admission ticket?

If you are a registered shareholder (your shares are held in your name) and plan to attend the meeting, your Annual Meeting admission ticket will be included in the Notice being mailed on or about March 19, 2020, or if you receive hard copies of the proxy material, the admission ticket can be detached from the top portion of the proxy card.

If your shares are held in “street name” (in the name of a bank, broker or other holder of record) and you plan to attend the meeting, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date for admittance to the meeting.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the meeting.

Will the Annual Meeting be webcast?

Our Annual Meeting will be webcast on April 30, 2020. You are invited to visit www.oldnational.com at 9:00 a.m. Central Daylight Time on April 30, 2020, to access the webcast of the meeting. Registration for the webcast is not required. An archived copy of the webcast will also be available on our website through April 29, 2021.

How many votes are needed to have the proposals pass?

Election of Directors.  Directors are elected by a plurality of the votes cast by shareholders entitled to vote, which means that nominees who receive the greatest number of votes will be elected, even if such amount is less than a majority of the votes cast.

Our Board has adopted a corporate governance policy regarding Director elections that is contained in our Corporate Governance Guidelines. The policy provides that in any uncontested election, any nominee for Director who receives a greater number of votes “withheld” for his or her election than votes “for” such election will tender his or her resignation as a Director promptly following the certification of the shareholder vote. The Corporate Governance and Nominating Committee, without participation by any Director so tendering his or her resignation, will consider the resignation offer and recommend to the Board whether to accept it. The Board, without participation by any Director so tendering his or her resignation, will act on the Corporate Governance and Nominating Committee’s recommendation no later than 90 days following the date of the Annual Meeting at which the election occurred. If the Board decides to accept the Director’s resignation, the Corporate Governance and Nominating Committee will recommend to the Board whether to fill the resulting vacancy or to reduce the size of the Board. We will promptly disclose the Board’s decision and the reasons for the decision in a broadly disseminated press release that will also be furnished to the SEC on Form 8-K.

Approval of the Amendment to Article IV of the Articles of Incorporation.  The affirmative vote of a majority of the shares present or by proxy is required to approve the Amendment to Article IV of the Articles of Incorporation.

Approval of the Amendment to Article VIII of the Articles of Incorporation.  The affirmative vote of a majority of the shares present or by proxy is required to approve the Amendment to Article VIII of the Articles of Incorporation.

Approval of Non-Binding Advisory Proposal on Executive Compensation.  The advisory vote on executive compensation will be determined by the vote of a majority of the shares present or by proxy. Because the vote is advisory, it will not be binding on the Board. The Board will review the voting results and take into consideration when making future decisions regarding executive compensation.

Ratification of Independent Registered Public Accounting Firm.  The affirmative vote of a majority of the shares present in person or by proxy is required for ratification of the appointment of Crowe LLP as the independent registered public accounting firm of the Company for fiscal year 2020.

What is “householding”?

We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, a single copy of the annual report and proxy statement will be sent to any household at which two or more shareholders reside if they appear to be members of the same family, unless one of the shareholders at that address notifies us that they wish to receive individual copies. This procedure reduces our printing costs and mailing fees.

Shareholders who participate in householding will continue to receive separate proxy cards.

Householding will not affect dividend check mailings in any way.

If a single copy of the annual report and proxy statement was delivered to an address that you share with another shareholder, we will promptly deliver a separate copy to you upon your written or oral request to the Company’s Transfer Agent, Continental Stock Transfer & Trust Company at 917-262-2373, at 1 State Street, New York, New York 10004-1561, or via email to proxy@continentalstock.com.

Shareholders sharing an address who are receiving multiple copies of the annual report and proxy statement may request a single copy by contacting the Company’s Transfer Agent, Continental Stock Transfer & Trust Company using the contact information set forth above.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker, or other holder of record to request information about householding.

How are abstentions and broker non-votes treated?

An abstention from voting on a matter by a shareholder present in person or represented by proxy at the Annual Meeting will not affect the outcome of the election of directors. Abstentions will have the same effect as a vote against each of the other proposals to be voted on at the Annual Meeting.

If your shares are held in “street name” and you do not give your broker voting instructions, your broker will have discretion to vote your shares only for the proposal to ratify the appointment of the independent registered public accounting firm. or each of the other proposals to be voted on at the Annual Meeting, the votes associated with shares held in “street name” for which you do not give your broker voting instructions will be considered “broker non-votes,” which means your broker will not have discretion to vote your shares on those matters. Broker non-votes will not affect the outcome of the election of directors or the advisory vote on executive compensation. Broker non-votes will have same effect as a vote against the proposal to amend our Articles to allow shareholders to amend our By-Laws and the proposal to amend our Articles to increase the number of our authorized shares of capital and preferred stock.

How do I designate my proxy?

If you wish to give your proxy to someone other than the proxies identified on the proxy card, you may do so by crossing out all the names of the proxy members appearing on the proxy card and inserting the name of another person. The signed card must be presented at the Annual Meeting by the person you have designated on the proxy card.

Who will pay for the costs involved in the solicitation of proxies?

The Company will pay all costs of preparing, assembling, printing and distributing the proxy materials. In addition to solicitations by mail, Directors and Officers of the Company and its subsidiaries may solicit proxies personally, by telephone, telefax, electronic mail or in person, but such persons will not be specially compensated for their services. In addition, we have retained Laurel Hill Advisory Group, LLC to assist in the solicitation of proxies at the cost of approximately $8,500, plus reimbursement of certain expenses.

We will, upon request, reimburse brokerage firms and others for their reasonable expenses incurred for forwarding solicitation material to beneficial owners of stock.

Other Matters Related to the Meeting

Only matters brought before the Annual Meeting in accordance with the Company’s By-Laws will be considered. Aside from the items listed above in the Notice of Annual Meeting, the Company does not know of any other matters that will be presented at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment, the proxy holders will vote them in accordance with their best judgment.

Should any nominee for Director become unable or unwilling to accept nomination or election, the persons acting under the proxy intend to vote for the election of another person recommended by the Corporate Governance and Nominating Committee and nominated by the Board. The Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office.

Section I – Corporate Governance at Old National Bancorp

Report of the Corporate Governance and

Nominating Committee and Other Board Matters

The Corporate Governance and Nominating Committee (“Governance Committee”) is primarily responsible for corporate governance matters affecting the Company and its subsidiaries. The Governance Committee operates under a written charter which conforms to the requirements of the SEC and the NASDAQ.

Board Leadership Structure and Function

The Board, which is elected by the shareholders, selects the Operating Group, which is the executive management team charged with the conduct of the Company’s business. Having selected the Operating Group, the Board acts as an advisor and counselor to management and ultimately monitors its performance. The Board has the responsibility for overseeing the affairs of the Company and, thus, an obligation to keep informed about the Company’s business. This involvement enables the Board to provide guidance to management in formulating and developing plans and to exercise its decision-making authority on appropriate matters of importance to the Company. Acting as a full Board and through the Board’s seven standing committees, the Board oversees and approves the Company’s strategic plan. The Board regularly reviews the Company’s progress against its strategic plan and exercises oversight and decision-making authority regarding strategic areas of importance to the Company.

The Company’s Corporate Governance Guidelines provide for an independent Lead Director, currently Rebecca S. Skillman, who presides at all meetings of the Board at which the Chairman is not present; leads executive sessions of the Board; consults and meets with any or all outside Directors as required and represents such Directors in discussions with management of the Company on corporate governance issues and other matters; ensures that the Board, committees of the Board, individual Directors and management of the Company understand and discharge their duties and obligations under the Company’s system of corporate governance; mentors and counsels new members of the Board to assist them in becoming active and effective Directors; leads the Board in the annual evaluation of the Chairman and Chief Executive Officer’s (“CEO”) performance; acts in an advisory capacity to the Chairman and CEO in all matters concerning the interests of the Board and relationships between management and the Board; and performs such other duties and responsibilities as may be delegated to the Lead Director by the Board from time to time.

The Board appointed Robert G. Jones to serve as Chairman of the Board and appointed Rebecca S. Skillman to serve as Lead Director to be effective upon commencement of the Annual Meeting in 2016. Following Mr. Jones’ retirement in January of 2020, the Board appointed CEO James C. Ryan, III to serve as Chairman of the Board. The Board believes that it is in the best interests of the Company to have Mr. Ryan serve as Chairman as well as CEO. The Board believes the current governance structure is working effectively, especially in light of the fact that the Company has a strong Lead Director. The Board will annually review the effectiveness of this arrangement and believes this structure is in the best interest of shareholders and serves the Company well at this time.

Executive sessions, or meetings of outside Directors without management present, are held at regular intervals for both the Board and the Committees. Ms. Skillman, the current Lead Director of the Board, chaired the executive sessions of the Board in 2019. The Board meets in executive session a minimum of four times each year.

The Board met six times during 2019. Each Director attended 75% or more of Board meetings and meetings of Committees on which he or she served in 2019. Directors as a group attended an average of 97.28% of the Board meetings and meetings of Committees on which they served in 2019.

Governance Committee Scope of Responsibilities

The Governance Committee has responsibility for recruiting and nominating new Directors, assessing the independence of non-management Directors, leading the Board in its annual performance evaluation, reviewing and assessing the adequacy of the Corporate Governance Guidelines and retaining outside advisors as needed to assist and advise the Board with respect to legal and other matters. The Governance Committee is also responsible for reviewing with the full Board, on an annual basis, the requisite skills and characteristics of Board members as well as the composition of the Board as a whole.

CEO Succession Planning

Among the Governance Committee’s responsibilities as described in its charter is to oversee CEO succession planning and leadership development for potential CEO candidates. The Board plans for succession of the CEO and annually reviews the succession strategy for an “unplanned” and “planned” event. As part of this process, the independent directors annually review the Governance Committee’s recommended candidates for consideration as the CEO under either a planned or unplanned scenario. The criteria used when assessing the qualifications of potential CEO successors include certain leadership, management and personal behaviors. The leadership behaviors include the ability to attract and develop talent, drive and execution, empowering others, shaping strategy and leading change. The management behaviors include communication and climate setting, establishing plans and priorities, managing and improving processes and performance monitoring and management. The personal behaviors important to the Governance Committee in evaluating potential CEO candidates include the following: embodies the values that make the Company’s culture distinctive, acts with honor and character, makes and maintains personal relationships with associates, clients and shareholders, demonstrates courage and serves as a champion of the Company’s culture. The individual must also possess the skill and talent to lead the organization in a positive manner with wisdom, enthusiasm and humility.

Attendance at Annual Meetings

The Company has not established a formal policy regarding Director attendance at its Annual Meeting, but it encourages all Directors to attend these meetings and reimburses expenses associated with attendance. The Chairman presides at the Annual Meeting. All the Directors attended the Annual Meeting in 2019.

Code of Conduct and Code of Ethics

The Board has adopted a Code of Business Conduct and Ethics that sets forth important Company policies and procedures in conducting our business in a legal, ethical and responsible manner. These standards are applicable to all our Directors and employees, including the Company’s CEO, CFO and Controller. In addition, the Board has adopted the Code of Ethics for CEO and Senior Financial Officers that supplements the Code of Business Conduct and Ethics by providing more specific requirements and guidance on certain topics. The Code of Ethics for CEO and Senior Financial Officers applies to the Company’s CEO, CFO and Controller. The Code of Business Conduct and Ethics and the Code of Ethics for CEO and Senior Financial Officers are available on our website at www.oldnational.com. We will post any material amendments to, or waivers from, our Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers on our website within two days following the date of such amendment or waiver.

Employees are required to report any conduct they believe in good faith to be an actual or apparent violation of our Codes of Conduct. In addition, as required under the Sarbanes-Oxley Act of 2002, the Audit Committee has established confidential procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

The Code of Business Conduct and Ethics addresses, among other things, the following topics: responsibilities of every Old National associate; seeking answers and reporting violations; making ethical decisions; civility and respect for one another; preventing discrimination and harassment; preventing substance abuse and violence; protecting confidential information; guidelines for protecting private information; using company assets responsibly; reporting accurately and honestly; engaging in political activities; working with media; ethical handling of personal transactions; preventing conflicts of interest; serving on for-profit and non-profit boards; ethical handling of gifts, meals and entertainment; preventing fraud; prohibiting insider trading; competing fairly; and earning incentives.

Corporate Governance Guidelines

The Board has adopted the Corporate Governance Guidelines that, along with the Company’s corporate charter, By-Laws and charters of the various committees of the Board, provide the foundation for the Company’s governance. Among other things, our Corporate Governance Guidelines set forth the:

•	minimum qualifications for Directors;

•	independence standards for Directors;

•	responsibilities of Directors;

•	majority voting policy applicable to Director elections;

•	committees of the Board;

•	Directors’ compensation and expense reimbursement;

•	procedures for Director orientation and development;

•	procedures for an annual review of the CEO and management succession planning;

•	stock ownership guidelines for executives and Directors;

•	bonus recoupment or “clawback” policy;

•	procedures for an annual self-evaluation of the Board; and

•	content of the Company’s Code of Business Conduct and Ethics.

Communications from Shareholders to Directors

The Board believes that it is important that a direct and open line of communication exist between the Board and the Company’s shareholders and other interested parties. Consequently, the Board has adopted the procedures described in the following paragraph for communications to Directors.

Any shareholder or other interested party who desires to contact Old National’s Chairman or the other members of the Board may do so by writing to: Board of Directors, c/o Corporate Secretary, Old National Bancorp, P.O. Box 718, Evansville, IN 47705-0718. Communications received are distributed to the Lead Director or other members of the Board, as appropriate, depending on the facts and circumstances outlined in the communication received. For example, if any complaints regarding accounting, internal accounting controls and auditing matters are received, then the Corporate Secretary will forward them to the Chairman of the Audit Committee for review.

Policy Regarding Consideration of Director Candidates Recommended by Shareholders

The Company’s nomination procedures for Directors are governed by its By-Laws. Each year the Governance Committee makes a recommendation to the entire Board regarding nominees for election as Directors. The Governance Committee will review suggestions from shareholders regarding nominees for election as Directors. All such suggestions from shareholders must be submitted in writing to the Governance Committee at the Company’s principal executive office not less than 120 days in advance of the date of the annual or special meeting of shareholders at which Directors are to be elected. All written suggestions of shareholders must set forth:

•	the name and address of the shareholder making the suggestion;

•	the number and class of shares owned by such shareholder;

•	the name, address and age of the suggested nominee for election as Director;

•	the nominee’s principal occupation during the five years preceding the date of suggestion;

•	all other information concerning the nominee as would be required to be included in the proxy statement used to solicit proxies for the election of the suggested nominee; and

•	such other information as the Governance Committee may reasonably request.

Consent of the suggested nominee to serve as a Director of the Company, if elected, must also be included with the written suggestion.

In seeking individuals to serve as Directors, the Governance Committee seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise. Directors should have an active interest in the business of the Company, possess a willingness to represent the best interests of all shareholders, be able to objectively appraise management performance, possess the highest personal and professional ethics, integrity and values, and be able to comprehend and advise management on complicated issues that face the Company and Board. In addition, such nominees should not have any interest that would materially impair their ability to exercise independent judgment, or otherwise discharge the fiduciary duties owed as a Director to the Company and its shareholders.

Directors should also demonstrate achievement in one or more fields of business or professional, governmental, communal, scientific or educational endeavors. Directors are expected to have sound judgment, borne of management or policy making experience that demonstrates an ability to function effectively in an oversight role. In addition, Directors should have a general appreciation regarding major issues facing public companies of a size and operational scope similar to that of the Company. These issues include contemporary governance concerns, regulatory obligations of an SEC reporting financial holding company, strategic business planning and basic concepts of corporate finance.

The Company does not currently have a formal diversity policy. However, the Corporate Governance Guidelines state that the Board seeks members with diverse professional backgrounds. The Board also annually reviews the requisite skills and characteristics of Board members as well as the composition of the Board as a whole. The annual assessment includes a review of the skills, experience and diversity of the Board in the context of the needs of the Board.

Determination with Respect to the Independence of Directors

It is the policy of the Board that a majority of its members be independent from management, and the Board has adopted Director Independence Standards that meet the listing standards of the NASDAQ. The Independence Standards are incorporated in our Corporate Governance Guidelines which can be viewed under the Investor Relations/Corporate Governance link on the Company’s website at www.oldnational.com.

In accordance with our Corporate Governance Guidelines, the Board undertook its annual review of Director independence. During this review, the Board considered any and all commercial and charitable relationships of Directors, including transactions and relationships between each Director or any member of his or her immediate family and the Company and its subsidiaries. Following the review, the Board affirmatively determined, by applying the Director Independence Standards contained in the Corporate Governance Guidelines, that each of our Directors nominated for election at this Annual Meeting is independent of the Company and its management in that none has a direct or indirect material relationship with the Company, with the exception of James C. Ryan, III, Chairman and CEO.

The independent Directors of the Company are Alan W. Braun, Andrew E. Goebel, Jerome F. Henry, Jr., Phelps L. Lambert, Ryan C. Kitchell, Thomas E. Salmon, Randall T. Shepard, Rebecca S. Skillman, Derrick J. Stewart, Katherine E. White and Linda E. White. The only non-independent Directors in 2019 were CEO James C. Ryan, III and former CEO Robert G. Jones. Following Mr. Jones’ retirement in January 2020, Chairman and CEO James C. Ryan, III is currently the only non-independent Director.

In addition, all members of the Audit Committee, the Talent Development and Compensation Committee and the Governance Committee satisfy the standards of independence applicable to members of such committees established under applicable law, the listing requirements of the NASDAQ and the Director Independence Standards set forth in the Company’s Corporate Governance Guidelines.

Determination with respect to Director Qualifications

Members of the Board must possess certain basic personal and professional qualities in order to properly discharge their fiduciary duties to shareholders, provide effective oversight of the management of the Company and monitor the Company’s adherence to principles of sound corporate governance. In seeking individuals to serve as Directors, the Governance Committee seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise. The Directors of the Company have an active interest in the business of the Company and possess a willingness to represent the best interests of all shareholders without favoring or advancing any particular shareholder or other constituency of the Company. The Directors are able to objectively appraise management performance, and they possess the highest personal and professional ethics, integrity and values, and are able to comprehend and advise management on complicated issues that face the Company and Board.

In addition to the general skills stated above, the Directors do not have any interests that would materially impair their ability to exercise independent judgment, or otherwise discharge the fiduciary duties owed as a Director to the Company and its shareholders. As stated on pages 20 through 28, our Directors and Nominees have demonstrated significant achievement and generally have significant management experience in one or more fields of business, professional, governmental, communal, and educational endeavors. We believe that our Directors’ extensive management or policy-making experience provides them with the skills and judgment necessary to function effectively in an oversight role. Given the tenure of most of the Directors on our Board, they have a general appreciation regarding major issues facing public companies.

Committees of our Board

The following table lists the current membership of the Company’s standing Board Committees.

Director	Audit	Talent Development and Compensation	Corporate Governance and Nominating	Funds Manage- ment	Enterprise Risk	Culture, Community and Social Responsibility	Finance and Corporate Development

Alan W. Braun (1)				X	X		Chair

Andrew E. Goebel	Chair			X	X		X

Jerome F. Henry, Jr.	X			X

Ryan C. Kitchell	X						X

Phelps L. Lambert	X		X	Chair			X

James C. Ryan, III

Thomas E. Salmon		X

Randall T. Shepard		X	X			Chair

Rebecca S. Skillman		X	Chair				X

Derrick J. Stewart		Chair				X	X

Katherine E. White			X	X	X

Linda E. White					Chair	X	X

(1)	Mr. Braun will not stand for re-election at the Annual Meeting on April 30, 2020.

The members of the Company’s Board are elected to various committees. The standing committees of the Board include an Audit Committee; a Talent Development and Compensation Committee; a Corporate Governance and Nominating Committee; a Funds Management Committee; an Enterprise Risk Committee; a Culture, Community and Social Responsibility Committee; and a Finance and Corporate Development Committee.

The current members of the Audit Committee are Andrew E. Goebel (Chair), Jerome F. Henry, Jr., Ryan C. Kitchell, and Phelps L. Lambert. The Audit Committee held eight meetings during 2019. The functions of the Audit Committee are described under ‘‘Report of the Audit Committee’’ on page 79. The Audit Committee has adopted a written charter which has been approved by the Board.

The current members of the Talent Development and Compensation Committee are Derrick J. Stewart (Chair), Thomas E. Salmon, Randall T. Shepard and Rebecca S. Skillman. The Talent Development and Compensation Committee met five times during 2019. The functions of the Talent Development and Compensation Committee are described under “Scope of Responsibilities” on page 32. The Talent Development and Compensation Committee has adopted a written charter which has been approved by the Board.

The current members of the Governance Committee are Rebecca S. Skillman (Chair), Phelps L. Lambert, Randall T. Shepard and Katherine E. White. The Governance Committee met four times in 2019. The functions of the Governance Committee are described under ‘‘Governance Committee Scope of Responsibilities” on page 6. The Governance Committee has adopted a written charter which has been approved by the Board.

The current members of the Enterprise Risk Committee are Linda E. White (Chair), Alan W. Braun, Andrew E. Goebel and Katherine E. White. The Enterprise Risk Committee met four times in 2019. The function of the Enterprise Risk Committee is to oversee the Company’s policies, procedures and practices relating to credit, operational, fraud, information technology/cyber and compliance risk. The Enterprise Risk Committee has retained an outside cyber security consultant. The Enterprise Risk Committee has adopted a written charter which has been approved by the Board.

The current members of the Culture, Community and Social Responsibility Committee are Randall T. Shepard (Chair), Derrick J. Stewart and Linda E. White. The Culture, Community and Social Responsibility Committee met four times in 2019. The Culture, Community and Social Responsibility Committee has the responsibility to review the Company’s compliance with the Community Reinvestment Act, Fair Lending Practices, associate commitment and diversity, supplier diversity and the Company’s Affirmative Action Plan. The Culture, Community and Social Responsibility Committee also monitors the activities of the Old National Bank Foundation through which major charitable gifts from the Company are funded. The Culture, Community and Social Responsibility Committee has adopted a written charter which has been approved by the Board.

The current members of the Funds Management Committee are Phelps L. Lambert (Chair), Alan W. Braun, Andrew E. Goebel, Jerome F. Henry, Jr., and Katherine E. White. The Funds Management Committee met four times during 2019. The function of the Funds Management Committee is to monitor the balance sheet risk profile of the Company, including credit, interest rate, liquidity and capital risks. The Funds Management Committee is also responsible for reviewing and approving the investment policy for the Company. The Funds Management Committee has adopted a written charter which has been approved by the Board.

The current members of the Finance and Corporate Development Committee are Alan W. Braun (Chair), Andrew E. Goebel, Phelps L. Lambert, Ryan C. Kitchell, Derrick J. Stewart, Rebecca S. Skillman and Linda E. White. The Committee met five times in 2019. The function of the Finance and Corporate Development Committee is to review management’s financial forecasts, goals and budget and to monitor and provide appropriate feedback concerning the financial performance of the Company, overseeing the mergers and acquisition activity, as well as other strategic corporate development opportunities of the Company. The Finance and Corporate Development Committee has adopted a written charter which has been approved by the Board.

2019 Work of the Governance Committee

During the year, the Governance Committee evaluated each Board member’s committee assignments in light of the applicable qualification requirements, including additional independence requirements of certain committees. Based upon this evaluation, the Governance Committee recommended that Randall T. Shepard be appointed to the Governance Committee. This was the only change made in 2019 to the committee composition and leadership.

As required by the Governance Committee’s Charter, which is posted on the Company’s website at www.oldnational.com, the Governance Committee conducted an annual review of the Corporate Governance Guidelines applicable to the full Board. Based upon that review, the Governance Committee concluded that only minor modifications were advisable. The current Corporate Governance Guidelines are posted on the Company’s website at www.oldnational.com.

At its January 24, 2019 meeting, the Chair of the Governance Committee and Lead Director administered the annual Board performance evaluation process pursuant to which the Board reviews its performance. The Board also reviewed the independence of Board members and determined that all the members of the Board were independent, with the exception of Robert G. Jones, who served as CEO until May 2, 2019 and Chairman until January 30, 2020, and James C. Ryan, III who became CEO and a Board member on May 2, 2019 and Chairman on January 30, 2020.

The Governance Committee continued its work in 2019 to oversee the CEO succession planning and the leadership development process for potential internal CEO candidates and continued to use Russell Reynolds Associates to assist in the development of candidates.

The Governance Committee also continued its work in 2019 to oversee the succession planning process for Directors who will retire at this annual meeting and who will retire in the next few years. In that regard, the Governance Committee engaged in a search process in the states of Indiana, Minnesota, and Wisconsin seeking to identify prospective candidates in those markets who meet the qualifications outlined in the Company’s Corporate Governance Guidelines, and who have the time and skills to serve on the board. The Company identified Daniel S. Hermann, founder and former CEO of AmeriQual Group, which is headquartered in Evansville, Indiana. The Company also identified Austin M. Ramirez, President and CEO of Husco International, which is headquartered in Waukesha, Wisconsin. Information concerning Mr. Hermann and Mr. Ramirez can be found on pages 21 and 22. The nominees standing for election, other than nominees who are executive officers, or directors standing for re-election, were identified by a committee comprised of independent directors, the CEO and other executive officers.

Decisions regarding our non-employee director compensation program are approved by our full board of directors based on recommendations by the Governance Committee. In making such recommendations, the Governance Committee takes into consideration the director compensation practices of peer companies and whether such recommendations align with the interests of our shareholders. The Governance Committee reviews the total compensation of our non-employee directors and each element of our director compensation program on a regular basis.

In anticipation of the retirement of Robert G. Jones as Chairman at the end of the January 30, 2020 Board meeting, the Governance Committee undertook in 2019 to evaluate the effectiveness of maintaining the combination of the Chairman and CEO roles which began in 2016. The Governance Committee evaluated current practices of peer group companies, reviewed academic and other professional publications and consulted with outside legal counsel concerning the appropriate governance structure. At the Company’s January 30, 2020 Board meeting, the Board of Directors, following discussion and evaluation of the Company’s current governance structure, determined to elect James C. Ryan III as the Chairman of the Company. The Board, in making this determination, took into consideration the fact that Rebecca S. Skillman has served the Company well as Lead Director and that combining the roles of Chairman and CEO in 2016 had served the Company well operationally and was in the best interests of shareholders.

The Governance Committee also engaged Willis Towers Watson (“WTW”), the compensation consultant retained by the Company’s Talent Development and Compensation Committee, to provide analysis and advice to the Committee and Board with respect to Director compensation. WTW noted that the Company has a higher number of committees than most peer companies (see peer companies listed on page 43) which require the Company’s directors to invest increased time and energy in serving on the Board and committees. WTW also noted that it is a challenge to recruit and retain highly-qualified directors who are willing to shoulder an escalating workload and the time commitment required for board service, particularly in a highly-regulated industry. It was because of these issues, and the fact that the average director pay at the Company was the lowest among Proxy peers, that WTW recommended enhancements to the director compensation structure at the Company.

At the January 30, 2020 meeting of the Board of Directors, the Directors voted to make changes to the annual retainer for Board members and changes to the Committee chair and Committee member retainers in order to align director compensation more competitively to the 50th percentile of peers. The Board, in taking this action, also re-aligned the cash and equity portion of director compensation to be 45% equity and 55% cash, from what was previously 40% equity and 60% cash. This action was taken to align director compensation with shareholder interests and to align the Company’s director compensation with peer group practices. The following changes were also approved by the Board:

•	The annual Board cash retainer was increased from $40,000 to $45,000.

•	The annual Board equity grant value was increased from $40,000 to $60,000.

•	The Audit Committee chair retainer was increased from $15,000 to $17,500 and the Talent Development and Compensation Committee chair retainer was increased from $12,000 to $14,500.

•	The chair retainer for all other committees was increased from $10,000 to $12,500.

•

The Audit Committee member retainer was increased from $7,500 to $10,000 and the Talent Development and Compensation Committee and Enterprise Risk Committee member retainers were increased from $6,000 to $8,500.

•	The member retainer for all other committees was increased from $5,000 to $7,500.

•	A market-based one-year vesting period for the equity portion of the annual retainer was implemented.

In addition to the changes listed above, the Lead Director will continue to be paid a $25,000 premium over and above the fees paid to her for membership on committees on which she serves.

Environmental, Social and Governance

Our Company is committed to strengthening the communities we serve through associate volunteerism, corporate philanthropy as well as environmental responsibility and sustainability, serving as a cornerstone of the local community, and maintaining transparency in governance. Highlights of our environmental, social and governance initiatives are summarized below.

Our People

The Company is dedicated to being a financial industry leader in corporate governance and business ethics. Our Board of Directors is composed of Directors with diverse professional and business experience. All of our Directors, other than the CEO, are independent. They all share a commitment to fostering an effective risk environment coupled with a strong internal audit structure. Their unwavering commitment protects our clients, shareholders and reputation. Our Code of Ethics reflects the Company’s expectation for the conduct of our directors, officers and associates. Through recurring training and disclosures, as well as periodic communication related to specific topics, the Company maintains the highest level of ethical conduct. We have been recognized by the Ethisphere Institute as one of the World’s Most Ethical Companies for the ninth straight year.

11% of our Associates represent diverse races & ethnic backgrounds	67% of our Associates are women	100% of our Associates participated in training

Diversity, Equity & Inclusion. Our Company respects, values and invites diversity in our workforce, customers, suppliers, marketplace and community. We seek to recognize the unique contribution each individual brings to our company, and we are fully committed to supporting a rich culture of diversity as a cornerstone to our success. As part of our commitment to maintaining a positive, welcoming and ethical workplace, we have an initiative called “Speak Up” that empowers a team of associates to be Cultural Champions to listen and serve as advocates for their fellow associates.

Women in Leadership. All three female members of the Company’s Board of Directors were recognized in the December 2019 issue of WomenInc. magazine, as part of the magazine’s list of “Most Influential Corporate Directors.”

Achieve Ability. At Old National, we focus on an individual’s talent and not their disability. We are committed to increasing representation of individuals with disabilities in all levels of our workforce and our recruitment efforts reflect this commitment. In addition to our internal efforts, we desire to assist individuals with disabilities in gaining successful employment through our community partnerships through Achieve Ability. The Achieve Ability mentoring program connects executive leaders and individuals with disabilities for a year-long mutually beneficial mentoring relationship. Since its inception in 2014, more than 40 mentees have taken part in this mentoring program.

Catalyst. Our Company provides professional development opportunities to associates and seeks to improve retention, development and job satisfaction of associates from diverse groups by providing career skills training, peer mentoring, and opportunities to interact with senior leaders. Since 2015, 98 associates have participated in this talent development program that engages associates from racial minority groups.

Competitive Benefits. We support our associates in all aspects of life. We offer competitive benefits for associates and their loved ones, as well as an environment to help them achieve a healthy balance between their work and personal life. We offer paid family-friendly leave, comprehensive retirement plans, reimbursements for education, and other health, wellness, and financial benefits.

Awards and Recognition. In 2019, our commitment to being an employer of choice earned us the following recognition and awards:

American Association of People with Disabilities “Best Places to Work for Disability Inclusion”

G.I. Jobs(R) “Military Friendly Employer (Silver)”

DiversityMBA Magazine “Best Companies for Women & Diverse Managers to Work”

National Organization on Disability “Leading Disability Employer”

Bloomberg “Leader in Gender Equality”

Ethisphere “World’s Most Ethical Companies”

Our Community

For 185 years, the Company has been focused on strengthening the communities we serve. We accomplish this through volunteerism, corporate sponsorships, foundation grants, non-profit board service by associates, donations of physical assets, and advancing financial literacy and education.

66,500+ hours volunteered by our associates in 2019	Over $6.7 million donated to nonprofits that help build economic opportunity in our communities	833 financial education sessions taught by our Associates in 2019

Economic Development. We promote economic development through investment in community-strengthening initiatives like historical real estate, affordable housing and alternative energy projects. The Company has financed projects that have created 151 affordable apartments. Throughout our footprint, we have invested over $251 million for the creation of new affordable housing, economic development, community revitalization and stabilization, and community services for low-to-moderate individuals and families, as well as the rehabilitation of historic buildings that have redeveloped in the communities we serve.

Grants and Sponsorships. Our Company donated more than $6.7 million through Old National Bank Foundation grants and sponsorships. We also donated more than $778,135 to the United Way through associate and corporate giving.

100 Men Who Cook. In 2019, in addition to other events at separate locations in the Company’s footprint, Old National raised over $215,000 for The Children’s Museum of Evansville at the Evansville “100 Men Who Cook” annual community fundraising event. Our Company has raised over $8.4 million in the past decade for local non-profit entities through this event across the Company’s footprint.

Financial Education. The Company’s commitment to the community extends to teaching financial literacy through programs such as Real-Life Finance, Bank On, VITA Tax Preparation, Junior Achievement, and 12 Steps to Financial Success. Old National reached 21,343 participants through financial education in 2019 which totaled more than 1,853 hours of teaching.

Environmental Awareness

Our Company supports environmental awareness and sustainability by encouraging and empowering recycling, responsible waste management practices and energy conservation throughout the organization. Old National’s Sustainability Committee or “Green Team” routinely evaluates our environmental-friendly practices and identifies strategies for improvement. We invested $1.9 million in solar arrays to produce renewable energy. In addition, we installed a solar array on our newest banking center in Darmstadt, Indiana that has produced approximately 28,858 kilowatts and avoided 22.5 tons of CO2 emissions. In 2019, we invested approximately $1.6 million in LED lighting to reduce energy consumption. We continually evaluate opportunities to reduce energy dependence in areas such as facilities, equipment, operations, shipping and business travel.

Additional detail into the Company’s environmental initiatives will be included in future Community and Social Responsibility Reports. The Company’s Community and Social Responsibility may be found on our website at www.oldnational.com.

Availability of Corporate Governance Documents

The Company’s Corporate Governance Guidelines (including the Director Independence Standards), Board committee charters for the Audit Committee, Governance Committee, and the Talent Development and

Compensation Committee, as well as the Code of Business Conduct and Ethics, and the Code of Ethics for CEO and Senior Financial Officers can be viewed under the Investor Relations/Corporate Governance link on the Company’s website at www.oldnational.com. These documents, as well as charters for all the Company’s Board committees, are available in print to any interested party who requests them by writing to: Corporate Secretary, Old National Bancorp, P.O. Box 718, Evansville, IN 47705-0718.

Risk Oversight

The entire Board is involved in overseeing risk associated with the Company. The charters of certain committees of the Board assign oversight responsibility for particular areas of risk. The Board and its committees monitor risks associated with their respective principal areas of focus through regular meetings with management and representatives of outside advisors.

The following is a summary of oversight responsibility for particular areas of risk:

•	Audit Committee. Risks and exposures associated with accounting, financial reporting, tax and maintaining effective internal controls for financial reporting.

•	Enterprise Risk Committee. Credit, regulatory, operational, cybersecurity, enterprise and reputational risks, as well as litigation that may present material risk to the Company.

•

Governance Committee. Risks associated with CEO succession planning, as well as corporate governance, including compliance with listing standards, committee assignments, conflicts of interest and director succession planning.

•	Funds Management Committee. Liquidity, capital and interest rate risks.

•	Talent Development and Compensation Committee. Risks associated with the Company’s compensation programs and arrangements, including cash and equity incentive plans.

•

Culture, Community and Social Responsibility Committee. Risks associated with associate and customer commitment, the Community Reinvestment Act, fair lending, associate and supplier diversity and the Company’s Affirmative Action Plan.

•	Finance and Corporate Development Committee. Budgeting and forecasting oversight, management of budget risks and oversight of strategic acquisition opportunities of the Company.

Section II – Director Compensation and Election of Directors

Director Compensation Overview

The Governance Committee annually reviews and recommends the compensation for our non-employee Directors. No fees are paid to Directors who are also employees. As a starting point for its recommendations, the Governance Committee uses the peer group compensation data prepared for the Compensation Committee by the compensation consultant. The Committee seeks to establish Board compensation that is competitive with the market practices within the Company’s Peer Group and geographic footprint.

Retainers

For 2019, we paid each outside Director an annual retainer of $80,000 for serving as a Director. Of this amount, we paid $40,000 in cash and $40,000 in the form of our stock. We paid the cash compensation in four equal quarterly payments and the stock retainer was paid in two equal installments in May and November. In addition, the Lead Director of the Board was paid an additional $25,000 retainer for her duties as Lead Director.

For 2019, we paid the Audit Committee Chairman an additional retainer of $15,000, the Talent Development and Compensation Committee Chairman an additional $12,000, and all other committee chairpersons an additional retainer of $10,000. In 2019, committee members of the Audit Committee received an additional retainer of $7,500. Committee members of the Talent Development and Compensation Committee and the Enterprise Risk Committee received retainers of $6,000 and all other committee members received retainers of $5,000. Robert G. Jones, former Chairman, received no compensation for his Directorship. James C. Ryan, III, Chairman and CEO, is now the only inside Director on the Board and receives no compensation for his Directorship.

Deferred Compensation Plan

We maintain a nonqualified deferred compensation plan, known as the “Directors’ Deferred Compensation Plan,” for our non-employee Directors. A Director may defer 25%, 50%, 75%, or 100% of his or her cash compensation pursuant to the plan. We credit a Director’s plan account with earnings based on the hypothetical earnings of an investment fund consisting of Company stock, the return on a recognized market index selected by the Talent Development and Compensation Committee, or a combination of the two, as elected by the Director. For the market index fund, we use a Bloomberg index, which approximates the risk and return associated with a diversified high-quality corporate bond fund.

All amounts paid under the plan are paid from our general assets and are subject to the claims of our creditors. In most circumstances, deferred amounts are not distributed to the Director until after termination of his or her service. In general, the Director may elect to receive his or her plan benefits in a lump sum or in annual installments over two to ten years.

The following table shows all outside Director compensation paid for 2019.

2019 Director Compensation

Name	Fees Earned or Paid in Cash ($)		Stock Awards (1) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (2) ($)	Total ($)
(a)	(b)		(c)	(f)	(h)

Rebecca S. Skillman, Lead Director	86,000	(3)	39,989		125,989

Alan W. Braun	61,000	(4)	39,989		100,989

Andrew E. Goebel	71,000	(5)	39,989		110,989

Jerome F. Henry, Jr.	52,500	(6)	39,989		92,489

Ryan C. Kitchell	52,500	(7)	39,989	16,146	108,635

Phelps L. Lambert	67,500	(8)	39,989	79,575	187,064

Thomas E. Salmon	46,000	(9)	39,989	11,415	97,404

Randall T. Shepard	56,000	(10)	39,989		95,989

Kelly N. Stanley	15,625	(11)	13,329	15,524	44,478

Derrick J. Stewart	62,000	(12)	39,989	8,950	110,939

Katherine E. White	54,500	(13)	39,989	24,202	118,691

Linda E. White	60,000	(14)	39,989	193,288	293,277

(1) On May 3, 2019, Alan W. Braun, Andrew E. Goebel, Jerome F. Henry, Jr., Ryan Kitchell, Phelps L. Lambert, Thomas E. Salmon, Randall T. Shepard, Rebecca S. Skillman, Derrick J. Stewart, Katherine E. White and Linda E. White each received 1,188 shares of Company stock at a stock price of $16.83 per share with a Grant Date Fair Value of $19,994.04 and Kelly N. Stanley received 792 shares of Company stock at a stock price of $16.83 per share with a Grant Date Fair Value of $13,329.36. On November 1, 2019, Alan W. Braun, Andrew E. Goebel, Jerome F. Henry, Jr., Ryan Kitchell, Phelps L. Lambert, Thomas E. Salmon, Randall T. Shepard, Rebecca S. Skillman, Derrick J. Stewart, Katherine E. White and Linda E. White each received 1,109 shares of Company stock at a stock price of $18.03 with a Grant Date Fair Value of $19,995.27.

(2) The amounts specified in Column (f) are attributable entirely to earnings credits under our Directors Deferred Compensation Plan in excess of the applicable federal long-term rate, with compounding (as described by Section 1274(d) of the Internal Revenue Code).

(3) Includes $40,000 cash retainer, $10,000 Governance Committee Chair retainer, $6,000 Talent Development and Compensation Committee member retainer, $5,000 retainer for membership on the Finance and Corporate Development Committee, and a $25,000 retainer for serving as Lead Director.

(4) Includes $40,000 cash retainer, $10,000 Finance and Corporate Development Committee Chair retainer and $11,000 retainer for membership on the Enterprise Risk Committee and Funds Management Committee.

(5) Includes $40,000 cash retainer, $15,000 Audit Committee Chair retainer, and $16,000 retainer for membership on the Enterprise Risk Committee, Funds Management Committee and Finance and Corporate Development Committee.

(6) Includes $40,000 cash retainer, $7,500 for Audit Committee membership, and $5,000 for Funds Management Committee membership.

(7) Includes 40,000 cash retainer, $7,500 for Audit Committee membership, and $5,000 for Finance and Corporate Development Committee membership.

(8) Includes $40,000 cash retainer, $10,000 Funds Management Committee Chair retainer, $7,500 retainer for Audit Committee membership, and $10,000 retainer for membership on the Governance Committee and Finance and Corporate Development Committee.

(9) Includes $40,000 cash retainer and $6,000 retainer for membership on the Talent Development and Compensation Committee.

(10) Includes $40,000 cash retainer, $6,000 retainer for membership on the Talent Development and Compensation Committee, and $10,000 retainer for membership on the Culture, Community & Social Responsibility Committee and the Governance Committee.

(11) Includes $10,000 cash retainer, $2,500 Culture, Community & Social Responsibility Committee Chair retainer, $1,875 Audit Committee member retainer, and $1,250 Governance Committee member retainer. Mr. Stanley retired from the Board on May 2, 2019.

(12) Includes $40,000 cash retainer, $12,000 Talent Development and Compensation Committee Chair retainer, and $10,000 retainer for membership on the Culture, Community & Social Responsibility Committee and the Finance and Corporate Development Committee.

(13) Includes $40,000 cash retainer, $6,000 retainer for membership on the Enterprise Risk Committee, $8,500 retainer for membership on the Funds Management Committee and Governance Committee.

(14) Includes $40,000 cash retainer, $10,000 Enterprise Risk Committee Chair retainer, and $10,000 retainer for membership on the Culture, Community & Social Responsibility Committee and Finance and Corporate Development Committee.

Election of Directors

(Item 1 on Proxy Card)

The first item to be acted upon at the Annual Meeting is the election of thirteen Directors to the Board of the Company. Each of the persons elected will serve a term of one year and until the election and qualification of his or her successor.

If any Director nominee named in this proxy statement shall become unable or decline to serve (an event which the Board does not anticipate), the persons named as proxies will have discretionary authority to vote for a substitute nominee named by the Board, if the Board determines to fill such nominee’s position. Unless authorization is withheld, the proxy, when properly validated, will be voted ‘‘FOR’’ the election as Directors of all the nominees listed in this proxy statement.

Size and Tenure of Directors

The By-Laws of the Company currently provide for the Board to be comprised of 15 Directors. The Board currently contemplates taking action to either reduce the size of the Board to 13 persons or to fill the remaining vacancies. The proxies may not be voted for a greater number of persons than are presently nominated as Directors. Approximately 63% of our non-executive directors have a tenure of nine years or less. Additionally, 16% of our Board of Directors represents an ethnic minority demographic.

Retirement Policy

A Director of the Company shall no longer qualify to serve as a Director effective as of the end of the term during which the Director becomes seventy-five (75) years of age.

Nominees for Election

Pages 20 through 28 contain the following information with respect to each Director nominee of the Company: name; principal occupation or business experience for the last five years; skills and other qualifications to serve on the Board; age; and the year in which the nominee or incumbent Director first became a Director of the Company. The number of shares of common stock of the Company beneficially owned by the nominee or incumbent Director as of February 24, 2020 and the percentage that the shares beneficially owned represent of the total outstanding shares of the Company as of February 24, 2020 can be found on page 68. The nominees standing for election, other than nominees who are executive officers or directors standing for re-election, were identified by a committee comprised of independent directors, the CEO and other executive officers. The number of shares of common stock of the Company shown as being beneficially owned by each Director nominee or incumbent Director includes those over which he or she has either sole or shared voting or investment power.

Board Qualifications and Experience

The Corporate Governance & Nominating Committee actively seeks individuals qualified to become board members for recommendation to the Board and regularly reviews the qualifications of board members.

Listed below is certain biographical information of each of the nominees for election including his or her principal occupation and other business affiliations.

Nominees for Directors to be Elected

Andrew E. Goebel

Mr. Goebel, 72, was elected to the Board in 2000. He is Chairman of the Audit Committee and is an “Audit Committee Financial Expert” as defined by the SEC. He is a member of the Funds Management Committee, the Finance and Corporate Development Committee and the Enterprise Risk Committee. Mr. Goebel has served as a financial and management consultant since 2003.

Mr. Goebel brings to the Board, among other skills and qualifications, a 34-year career in the energy industry where he served in various capacities including President and Chief Operating Officer of Vectren Corporation from where he retired in 2003. He also has significant experience as a senior executive of a large public company and significant experience in finance.

Mr. Goebel holds a BSBA and an MBA from the University of Evansville. He serves as a director of two privately-held companies headquartered in Southwest Indiana, including South Central, Inc. and Community Natural Gas Company, Inc. He also serves as a director of Indiana-American Water Company, headquartered in Greenwood, Indiana, a wholly-owned subsidiary of American Water Works Company, the largest publicly traded water utility in the country. He is a member of the Board of Trustees of the University of Evansville and serves in leadership positions for several other nonprofit and civic organizations.

Director Since: 2000 Age: 72 Committees: Audit Enterprise Risk Funds Management Finance and Corporate Development

Jerome F. Henry, Jr.

Mr. Henry, 69, was elected to the Board in 2014. He is a member of the Audit Committee and the Funds Management Committee. Mr. Henry is owner and President of Midwest Pipe & Steel, Inc., a company he founded in 1972 which specializes in steel sales and service, industrial scrap and steel brokerage. He served as a member of the former Tower Bank & Trust Board of Directors from 1999 to 2014. He is a life-long entrepreneur with ownership interests in numerous business enterprises including start-ups and recent turnarounds. Mr. Henry is also president of Paragon Tube Corporation, a manufacturer of steel tubing, headquartered in Fort Wayne, Indiana. He also serves as President of Hartzell Realty Corporation.

Mr. Henry brings to the Board, among other skills and qualifications, extensive experience in management and finance as well as 15 years serving on the Board of Directors of Tower Bank & Trust.

Mr. Henry has been active throughout his business career in various philanthropic activities and has served on the boards of numerous non-profit organizations. He is currently active with Bishop Luers High School, St. Anne Home, St. Joseph Community Health Foundation, Big Brothers Big Sisters and the Fort Wayne Urban Enterprise Association Board.

Director Since: 2014 Age: 69 Committees: Audit Funds Management

Daniel S. Hermann

Mr. Hermann, 62, was nominated for election to the Board on January 30, 2020. He is the founding partner of Lechwe Holdings LLC, a family company involved in the startup and investing in companies. He is also a founder of AmeriQual Group, LLC, where he served as CEO from 2005 to 2015.

Mr. Hermann brings to the Board, among other skills and qualifications, over 20 years of management experience with Black Beauty Coal Company. During his years at Black Beauty, he held various titles, including President and CEO. He also has experience in public accounting and is a licensed Certified Public Accountant. Mr. Hermann is deemed to be an “Audit Committee Financial Expert” as defined by the SEC.

Mr. Hermann holds a Bachelor of Science Degree from Indiana State University. He currently serves as Chairman of the Board of Directors of Deaconess Health System. In addition, he serves as a director of Foresight Energy, General Signals, Hermann Family Foundation, and Foundation for Youth. He is also a director Emeritus of the Boys and Girls Club of Southern Indiana as well as past Chairman of the Evansville Catholic Foundation.

Initial Nominee Age: 62

Ryan C. Kitchell

Mr. Kitchell, 46, was elected to the Board in 2018. He is a member of the Audit Committee and the Finance and Corporate Development Committee. Until the end of 2019, he served as Executive Vice President and Chief Administrative Officer of Indiana University Health where he previously served as Chief Financial Officer from 2012 to 2016. He served as President of IU Health Plans from 2011 to 2012 and Treasurer of Indiana University Health from 2010 to 2011. Prior to joining Indiana University Health, he worked for Indiana Governor Mitch Daniels. He had previously served in corporate treasury and controllership roles at Eli Lilly and Company.

Mr. Kitchell brings to the Board, among other skills and qualifications, more than 5 years of service to former Indiana Governor Mitch Daniels, first as Public Finance Director and then as Director of the Office of Management and Budget. In addition, he has over nine years of service with the largest health care provider in the state of Indiana. Mr. Kitchell is deemed to be an “Audit Committee Financial Expert” as defined by the SEC.

Mr. Kitchell holds an economics degree from Indiana University, an MBA from the Tuck School of Business at Dartmouth and has earned the Chartered Financial Analyst (CFA) designation. He serves on several boards including the Indiana Sports Corporation, Mitch Daniels Leadership Foundation, Boy Scouts of America Crossroads Council, the Indiana Motorsports Commission, the Indiana State Chamber of Commerce PAC, and the 2021 NBA All-Star Game Board of Directors.

Director Since: 2018 Age: 46 Committees: Audit Finance and Corporate Development

Phelps L. Lambert

Mr. Lambert, 72, was elected to the Board in 1990. He is Chairman of the Funds Management Committee and a member of the Audit Committee, the Governance Committee, and the Finance and Corporate Development Committee. Since 1992, Mr. Lambert has served as Managing Partner of Lambert and Lambert, an investment partnership.

Mr. Lambert brings to the Board, among other skills and qualifications, financial and legal expertise as well as 14+ years serving as COO/CEO of Farmers Bank & Trust Company in Henderson, Kentucky.

Mr. Lambert holds a BA in Political Science from Brown University and a Juris Doctorate from the University of Kentucky. He is a member of the Kentucky Bar Association.

Director Since: 1990 Age: 72 Committees: Audit Corporate Governance and Nominating Funds Management Finance and Corporate Development

Austin M. Ramirez

Mr. Ramirez, 41, was nominated for election to the Board on January 30, 2020. He is the President and CEO of Husco International, a global engineering and manufacturing company headquartered in Waukesha, Wisconsin.

Mr. Ramirez brings to the Board, among other skills and qualifications, management experience in the engineering and manufacturing business. He has also served as a White House Fellow on the National Economic Council in Washington D.C.

Mr. Ramirez graduated from the University of Virginia with degrees in Systems Engineering and Economics. He also holds an MBA from Stanford Graduate School of Business. He has volunteered on a number of education-focused boards including Teach for America, the Boys and Girls Clubs, the YMCA and the United Performing Arts Fund. He is a co-founder and board member of St. Augustine Preparatory Academy and a founding member of City Reformed Church. Austin has also served as a director of the Greater Milwaukee Committee, Metropolitan Milwaukee Chamber of Commerce and the National Association of Manufacturers.

Initial Nominee Age: 41

James C. Ryan, III

Mr. Ryan, 48, was elected to the Board on May 2, 2019 when he became CEO of the Company. Mr. Ryan was elected Charmain of the Board on January 30, 2020. Prior to beginning his role as CEO, Mr. Ryan was Senior Executive Vice President and CFO of the Company. He has also served the Company as Director of Corporate Development and Mortgage Banking, Integrations Executive and Treasurer. Prior to joining Old National in 2005, Mr. Ryan held senior finance positions at Wells Fargo Home Mortgage and Old Kent Financial Corp.

Mr. Ryan brings to the Board, among other skills and qualifications, extensive bank management experience derived from working over 25 years in the banking industry. Mr. Ryan’s leadership skills, extensive banking experience and knowledge of the Company and its products and services is tremendously valuable to the Board. Mr. Ryan also brings to the Board his ability to develop long-term strategies and find effective and efficient means to implement and communicate those strategies.

Mr. Ryan holds a BA in Business Administration from Grand Valley State University in Allendale, Michigan. He is currently Chair of the Economic Development Coalition of Southwest Indiana, Secretary and Treasurer of the Southwest Indiana Regional Development Authority, a board member for Deaconess Hospital, Inc. and Deaconess Health Systems, Inc., a member of the Central Indiana Corporate Partnership, Inc., advisory board member for the Old National Bank Center for Closely Held Business, and an advisory board member of the University of Evansville’s Schroeder Family School of Business Administration.

Director Since: 2019 Age: 48

Thomas E. Salmon

Mr. Salmon, 56, was elected to the Board in 2018. He is a member of the Talent Development and Compensation Committee. Mr. Salmon currently serves as Chairman and CEO of Berry Global, Inc. where he was appointed to the Board of Directors in February 2017. He previously served as Berry Global’s President and Chief Operating Officer since October 2016, served as President of Berry’s Consumer Packaging Division from November 2015 to October 2016, served as President of Berry’s Rigid Closed Top Division from November 2014 to November 2015, and served as President of Berry’s Engineered Materials Division from 2003 to November 2014. He was General Manager for Honeywell Plastics from 2001 to 2003 and Global Sales Director for Allied Signal’s Engineering Plastics and Films from 1999 to 2001. Prior to joining Honeywell/Allied Signal, Mr. Salmon held several positions at GE Plastics and GE Lighting, divisions of General Electric.

Mr. Salmon brings to the Board, among other skills and qualifications, over 20 years in manufacturing which has provided him with extensive experience in management, accounting and finance.

Mr. Salmon holds a Bachelor of Business Administration from Saint Bonaventure University in Western New York. He serves on several boards including the Evansville Regional Business Committee, Golf Gives Back and Signature School.

Director Since: 2018 Age: 56 Committees: Talent Development and Compensation

Randall T. Shepard

Mr. Shepard, 73, was elected to the Board in 2012. He is a member of the Talent Development and Compensation Committee, the Corporate Governance and Nominating Committee, and the chair of the Culture, Community and Social Responsibility Committee. He served twenty-five years as Chief Justice of the Indiana Supreme Court, until his departure in 2012. He brings to the Board the experiences of a career in public sector management, as well as extensive leadership in the non-profit world. Mr. Shepard served as Executive in Residence at the Public Policy Institute of Indiana University’s School of Public and Environmental Affairs from 2012 to 2014. He currently serves as a Senior Judge in the Indiana Court of Appeals.

During 2014-2015, Mr. Shepard was Interim General Counsel of CFA Institute, which educates and tests professionals in investment and finance, conferring the world’s leading credential in those fields. During his judicial career, Judge Shepard served as President of the Conference of Chief Justices and as Chairman of the National Center for State Courts. He was also President of the Appellate Judges Conference, representing seven hundred state and federal judges in the American Bar Association.

Mr. Shepard’s leading avocation has been historic preservation. He was a trustee of the National Trust for Historic Preservation for eleven years and served as Chairman of Indiana Landmarks, Inc. In each of these and other roles, he has acquired some experience in the field of real estate. He has likewise served on many other non-profit boards, including terms as President of The Lampion Center, a family counseling organization based in Evansville. Mr. Shepard earned an A.B. degree cum laude from Princeton University, his J.D. from the Yale Law School, and an LL.M. from the University of Virginia School of Law.

Director Since: 2012 Age: 73 Committees: Talent Development and Compensation Culture, Community and Social Responsibility Corporate Governance and Nominating

Rebecca S. Skillman

Ms. Skillman, 69, was elected to the Board in 2013 and serves as the Company’s Lead Director. She is Chairperson of the Governance Committee and is a member of the Talent Development and Compensation Committee and the Finance and Corporate Development Committee. Ms. Skillman currently serves as Chairman of the Board for Radius Indiana, an economic development regional partnership which represents Crawford, Daviess, Dubois, Greene, Lawrence, Martin, Orange, and Washington Counties in South Central Indiana. She previously served as Senior Advisor of Radius Indiana from July 2016 to December 2016 and she served as CEO of Radius Indiana from February 2013 to July 2016. She serves as an advisor for Bowen Center for Public Affairs, Ball State University, and an advisor for Indiana University’s Center for Rural Engagement.

Ms. Skillman served as the 49th Lieutenant Governor of the State of Indiana from 2005 to 2013 where in addition to her legislative duties as President of the Indiana Senate, she was responsible for leading the Office of Tourism Development, Energy Group and Indiana Housing and Community Development Authority. She chaired the Indiana Counter Terrorism and Security Council, the intergovernmental entity responsible for homeland security. She also served as the Secretary of Agriculture and Rural Development under the state’s Department of Agriculture and Office of Rural Affairs.

Ms. Skillman has enjoyed a lifelong career in public service, having served in the Indiana Senate from 1992 to 2004. She brings to the board expertise and leadership in economic development, administration, community involvement, governmental and political affairs and civil service. Ms. Skillman earned an Associate’s degree/business concentration from Indiana Wesleyan University.

Director Since: 2013 Age: 69 Committees: Corporate Governance and Nominating Talent Development and Compensation Finance and Corporate Development

Derrick J. Stewart

Derrick J. Stewart, 42, was elected to the Board in 2015. He is Chairman of the Talent Development and Compensation Committee and a member of the Culture, Community and Social Responsibility Committee and the Finance and Corporate Development Committee. Mr. Stewart is President and CEO of the YMCA of Greater Indianapolis. He served as CEO of the YMCA of Southwestern Indiana from 2009 to 2019, and in various other capacities, including Chief Development Officer and Chief Operating Officer, from 2005 to 2009.

Mr. Stewart brings to the Board, among other skills and qualifications, prior banking experience as a loan officer of the Company and extensive experience in managing a nonprofit entity in one of the Company’s largest markets. Mr. Stewart is deeply committed to supporting and encouraging the development of a healthier and more vibrant community and providing opportunities for young people from all walks of life to achieve their potential. Mr. Stewart is a past member of the YMCA of the USA National Board of Directors, where he served on the Financial Development Committee and the International Committee and is past chair of the YMCA of the USA Small and Midsize YMCA Cabinet. He is past President of the Board of the Evansville Regional Airport Authority, and the Public Education Foundation of Evansville, Inc., past Vice President of the Evansville Christian School Board, and a past member of the Region Board of Trustees of Ivy Tech Community College. He is a member of the YMCA Employee Benefits Board. Mr. Stewart worked as a commercial loan officer for Old National Bank from 2004 to 2005.

Mr. Stewart is a graduate of the Indiana University Kelley School of Business with a degree in Business and Finance.

Director Since: 2015 Age: 42 Committees: Talent Development and Compensation Culture, Community and Social Responsibility Finance and Corporate Development

Katherine E. White

Katherine E. White, 53, was elected to the Board in 2015. She is a member of the Governance Committee, the Funds Management Committee and Enterprise Risk Committee. Ms. White is a Brigadier General in the U.S. Army, currently serving in the Michigan Army National Guard as the Deputy Commanding General of the 46th Military Police Command in Lansing, Michigan, since September 2019. She is also currently a Professor of Law at Wayne State University Law School in Detroit, Michigan, where she has taught full-time since 1996. Ms. White is also a Regent with the University of Michigan Board of Regents, and she has served in that capacity since 1998.

Ms. White brings to the Board, among other skills and qualifications, extensive experience in law, education, government and military affairs. From 1995 to 1996, Ms. White was a Judicial Law Clerk to the Honorable Randall R. Rader, Circuit Judge U.S. Court of Appeals for the Federal Circuit. From 2000 to 2002, she was appointed by the Secretary of Commerce to serve on the United States Patent and Trademark Office Patent Public Advisory Committee. She was also appointed by the Secretary of Agriculture to the U.S. Department of Agriculture’s Plant Variety Protection Office Advisory Board serving from 2004 to 2008, 2010 to 2012 and 2015 to 2020. From 2003 to 2014, she was a market board member at United Bank and Trust in Ann Arbor, MI. She is a current board member of Alta Equipment Group, Inc. (a public company).

Ms. White received her B.S.E. Degree in Electrical Engineering and Computer Science from Princeton University, a J.D. Degree from the University of Washington, a LL.M. Degree from the George Washington University Law School, and a Master’s Degree in Strategic Studies from the U.S. Army War College. In addition, Ms. White is a Fulbright Senior Scholar, a White House Fellow 2001 to 2002, and a Registered Patent Attorney.

Director Since: 2015 Age: 53 Committees: Corporate Governance and Nominating Funds Management Enterprise Risk

Linda E. White

Ms. White, 70, was elected to the Board in 2008. She is Chairperson of the Enterprise Risk Committee and is a member of the Culture, Community and Social Responsibility Committee and the Finance and Corporate Development Committee. Ms. White serves as the Chief Executive Officer of Methodist Health in Henderson, KY. Previously, she served as an administrator at Deaconess Hospital for 32 years. From 2004 through June 30, 2017, she served as President and CEO for Deaconess Health System, Inc. which includes six acute care hospitals in southwest Indiana. Upon her June 30, 2017 retirement she became President Emerita for Deaconess Health System, Inc. and serves as the Director of Deaconess Foundation in conjunction with an Interim Director.

Ms. White brings to the Board, among other skills and qualifications, extensive experience in management and leadership in the healthcare industry.

Ms. White holds a BS in Nursing and an MBA from the University of Evansville, and a BS in Applied Mathematics from Indiana State University. She is a fellow in the American College of Healthcare Executives. She previously served on the board of Deaconess Hospital and Deaconess Health System. She is past Chairman of the Board of Indiana Hospital Association and VHA Central. She has served on the board of the Boys and Girls Club and is currently a member of the Board of Trustees of the University of Evansville and Rose-Hulman Institute of Technology.

Director Since: 2008 Age: 70 Committees: Enterprise Risk Culture, Community and Social Responsibility Finance and Corporate Development

The Board unanimously recommends that you vote “FOR” the election of the thirteen candidates for Director.

Retiring Directors

Alan W. Braun

Mr. Braun, 75, was elected to the Board in 1988. In accordance with the Company’s mandatory retirement age policy, he will not be standing for reelection at the 2020 Annual Meeting of Shareholders.

He is a member of the Funds Management Committee, Enterprise Risk Committee, and serves as Chairman of the Finance and Corporate Development Committee.

Mr. Braun brings to the Board, among other skills and qualifications, 45+ years as a construction executive with Industrial Contractors, Inc., a Top 400 Contractor, where he served as Chairman and CEO from 2009 to 2011, and Chairman, President and CEO from 2003 to 2009. On December 28, 2011, Industrial Contractors, Inc. was acquired by Skanska USA, and Mr. Braun then served as Chairman Emeritus of Industrial Contractors Skanska until his retirement in 2013. Mr. Braun is currently serving as Managing Partner, Braun Partnership and Braun Realty. Mr. Braun also has management experience and an in-depth knowledge of finance, as well as banking, due to his lengthy tenure on the Company’s Board.

Mr. Braun holds a BBA in Accounting from the University of Notre Dame. Mr. Braun is a director of Koch Enterprises, Inc. He served as Chairman of the Board of Trustees of the University of Evansville, and he has served in leadership positions for numerous nonprofit and civic organizations.

Robert G. Jones

Mr. Jones, 63, was elected to the Board in 2004 when he became President and CEO of the Company. Mr. Jones was elected as Chairman of the Board effective May 12, 2016. On January 16, 2019 Mr. Jones notified the Board of his decision to retire as Chief Executive Officer of the Company effective as of the commencement of the Company’s May 2, 2019 Annual Meeting of Shareholders. Mr. Jones continued to serve as the Company’s Chairman of the Board through January 2020. Prior to joining Old National, Mr. Jones served for 25 years at KeyCorp, with his last assignment as CEO of McDonald Investments Inc., the KeyCorp business unit that provides brokerage, capital markets, insurance, investment banking, and asset management services.

Mr. Jones brought to the Board, among other skills and qualifications, 35+ years of experience in the banking industry. Mr. Jones also brought to the Board a broad strategic vision for the Company, which was extremely valuable in developing and implementing the Company’s strategic growth initiatives.

Mr. Jones holds a BA in Political Science and Business Administration from Ashland University. He served two three-year terms on the Federal Reserve Bank of St. Louis Board of Directors from 2008 to 2013.

He currently serves as a member of the Board of Trustees of the University of Evansville. Mr. Jones also serves in leadership positions for numerous other nonprofit and civic organizations.

Section III – Executive Compensation

Executive Officers of the Company

The executive officers of the Company are listed in the table below. Each officer serves a term of office of one year and until the election and qualification of his or her successor.

Name	Age	Office and Business Experience

James C. Ryan, III	48	CEO of the Company since May 2, 2019, Chairman since January 30, 2020. Previously, Senior Executive Vice President and CFO of the Company from May 2016 to May 2019. Executive Vice President and Director of Corporate Development and Mortgage Banking of the Company from February 2015 to May 2016. Executive Vice President and Director of Corporate Development of the Company from July 2009 to February 2015. Senior Vice President and Integration Executive of the Company from December 2006 to July 2009. Senior Vice President and Treasurer of the Company from March 2005 to December 2006.

Brendon B. Falconer	44	Senior Executive Vice President and CFO of the Company since May 2019. Previously, Treasurer of the Company from November 2016 to May 2019. Senior Vice President and Director of Credit Operations from March 2013 to November 2016. Loss Share President from January 2012 to March 2013. Vice President and Bank Controller from April 2009 to January 2012.

James A. Sandgren	53	President and Chief Operating Officer of the Company since May 2016. Previously, Executive Vice President and Chief Banking Officer of the Company from April 2014 to May 2016. Executive Vice President and Regional CEO of the Company from May 2007 to April 2014. Executive Vice President and Southern Division Chief Credit Officer from January 2004 to May 2007.

Todd C. Clark	50	CEO Community Banking of the Company since January 2020. Executive Vice President and Chief Information & Strategic Innovation Officer from May 2017 to January 2020. Region CEO of the Company from February 2015 to May 2017. Region President of the Company from July 2014 to February 2015. Previously, President of United Bank & Trust from April 2013 to July 2014.

Scott J. Evernham	42	Executive Vice President and Chief Risk Officer of the Company since August 2019. Previously, Executive Vice President, Wealth Management, of the Company from May 2016 to August 2019. President of Old National Insurance from December 2014 to May 2016. Senior Vice President, Assistant General Counsel from October 2012 to December 2014.

Paul S. Kilroy	47	Executive Vice President and Chief Information Officer of the Company since February 2020. Previously, Segment Chief Information Officer in Architecture and Information Management from October 2018 to January 2019 and Segment Chief Information Officer in Consumer Lending at Huntington National Bank. Managing Director and Chief Development Officer of Mortgage Bank at JPMorgan Chase & Co from January 2017 to April 2017. Managing Director and CTO of Chase Auto Finance at JPMorgan Chase & Co from March 2015 to January 2017. Managing Director and Infrastructure CTO of Mortgage Bank at JPMorgan Chase & Co from June 2011 to March 2015.

Jeffrey L. Knight	60	Executive Vice President and Chief Legal Counsel of the Company since December 2004, and Senior Vice President of the Company from 2001 to 2004. Corporate Secretary of the Company since 1994 and General Counsel of the Company from 1993 to 2004.

Daryl D. Moore	62	Senior Executive Vice President and Chief Credit Executive of the Company since May 2016. Previously, Executive Vice President and Chief Credit Officer of the Company from 2001 to 2016, and Senior Vice President of the Company from 1996 to 2001.

Kendra L. Vanzo	53	Executive Vice President, Chief Administrative Officer of the Company since January 2020. Executive Vice President and Chief People Officer from May 2018 to January 2020. Executive Vice President, Associate Engagement and Integrations Officer from June 2014 to May 2018. Executive Vice President and Chief Human Resources Officer from January 2010 to June 2014. Senior Vice President and Chief Human Resources Officer from March 2007 to January 2010.

Talent Development and Compensation Committee Matters

The Board appoints the members of the Talent Development and Compensation Committee (“Compensation Committee”). The Compensation Committee is currently composed of four non-employee Directors, each of whom is independent from management and the Company (as independence is currently defined in the NASDAQ listing requirements and in the Company’s Corporate Governance Guidelines). No member is eligible to participate in any management compensation program.

Compensation Committee Charter

The Compensation Committee operates pursuant to a written charter. A copy of the Compensation Committee’s charter is available on our website, www.oldnational.com, under the Investor Relations/Corporate Governance link. As required by the charter, the Compensation Committee reviews its charter annually and conducts an annual performance evaluation, the results of which are discussed with the Compensation Committee members and shared with the Company’s Governance Committee.

Compensation Consultant

The Compensation Committee has the sole authority to hire outside compensation consultants to advise it on the structure and amount of compensation of the executive officers and Board of Directors. From May 2010 through September 2019, the Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) to serve as independent compensation consultant to advise the Committee on matters related to executive and director compensation.

Pearl Meyer provided guidance to the Committee regarding executive compensation decisions for 2019, as described further in this report. The Pearl Meyer consultant who performed these services reported directly to the Committee Chairman. With consent of the Compensation Committee Chairman, Pearl Meyer could, from time to time, contact the Company’s executive officers for information necessary to fulfill its assignments and may make reports and presentations to and on behalf of the Compensation Committee that the executive officers also receive. All of the decisions with respect to determining the amount or form of executive compensation under the Company’s executive compensation programs are made by the Compensation Committee and may reflect factors and considerations other than the information and advice provided by Pearl Meyer. To the extent that the outside consultant’s work involves Director compensation, that work is shared with the Governance Committee, which is responsible for reviewing and making recommendations to the Board regarding Director compensation and benefits.

In September of 2019, the Committee concluded its relationship with Pearl Meyer and engaged Willis Towers Watson (“WTW”) to serve as independent compensation consultant for the remainder of 2019 and for fiscal year 2020 compensation decisions. The engagement of WTW as the Compensation Committee’s new advisor is structured in the same manner.

Scope of Responsibilities

The Compensation Committee is responsible for approving and evaluating the Company’s employee compensation and benefit programs, ensuring the competitiveness of those programs, and advising the Board regarding the talent development and succession management of key executives of the Company. The Compensation Committee is responsible for annually reviewing, approving, and recommending to the Board for its approval all elements of the compensation of the CEO and other executive officers who report directly to the CEO. The Compensation Committee is also responsible for determining awards to employees of stock or stock options pursuant to the Company’s Amended and Restated 2008 Incentive Compensation Plan.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or was formerly an officer or employee of the Company within the last three years. No executive officer of the Company currently serves or in the past year has served as a member of the compensation committee or board of directors of another company of which an executive officer serves on the Compensation Committee. Nor does any executive officer of the Company serve or has in the past year served as a member of the compensation committee of another company of which an executive officer serves as a Director of the Company.

Assessing Risk in Compensation

Our compensation programs do not use highly leveraged incentives that drive risky short-term behavior. Our compensation programs are designed to reward our executives for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. With the balance of compensation distributed among annual salary, short-term incentive and long-term equity awards, no particular element of compensation is excessively weighted versus other elements. In addition, the use of multiple Performance Measures in the short-term and long-term incentive plans ensures that executives must excel in a number of areas – rather than simply maximizing performance on a single performance measure – in order to earn their variable compensation.

In addition, we operate stock ownership requirements and a Bonus Recoupment Policy that provide a strong incentive to ensure the Company is managed with a long-term view and helps to ensure that Company management avoids excessive risk taking in the short-term.

Our Compensation Committee reviewed the relationship between our risk management policies and practices and the incentive compensation provided to the NEOs at its April 18, 2019 meeting. After review with the Company’s Chief Risk Officer and representatives of Pearl Meyer, the Compensation Committee determined that our incentive compensation programs do not encourage unnecessary and excessive risk taking.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by,

Members of the Compensation Committee

Derrick J. Stewart, Chairman

Thomas E. Salmon

Randall T. Shepard

Rebecca S. Skillman

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis describes the key principles and approaches used to determine the compensation earned by our Executive Chairman, CEO, CFO, and our other executive officers employed at the end of 2019 who were most highly compensated for 2019. Detailed information regarding the compensation of these executive officers, who are referred to as “Named Executive Officers” or “NEOs”, appears in the tables following this Compensation Discussion and Analysis. This discussion should be read in conjunction with those tables.

This Compensation Discussion and Analysis consists of the following parts:

•	Executive Summary
•	Review of 2019 Advisory Vote on Executive Compensation
•	Responsibility for Executive Compensation Decisions
•	Compensation Philosophy and Objectives
•	Role of Executive Officers in Compensation Decisions
•	Compensation Committee Procedures
•	Setting Executive Compensation for 2019
•	Changes in Executive Compensation in 2020

Executive Summary

Pay for Performance in 2019.  We seek to closely align the interests of our NEOs with the interests of our shareholders. Our compensation programs are designed to reward our NEOs for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. Our NEOs’ total compensation is comprised of a mix of base salary, annual cash incentive awards and long-term incentive awards paid in equity. These compensation components, combined with our stock ownership guidelines and recoupment policy, extend the time horizon beyond the vesting and/or performance periods and provide balance.

The Company’s financial performance remained strong in 2019. As more fully described in “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in our Annual Report on Form 10-K, the Company took certain actions in 2019 to position the Company for future growth.

In May of 2019, the Company launched The ONB Way, starting with a performance improvement diagnostic to define our go-forward strategy and identify revenue and efficiency opportunities across the Company. In August of 2019, Management set out to build a strategic plan that was to deliver on three key objectives:

•	transform the Company into a leading commercially oriented regional bank with a distinctive client-centric value proposition delivered through a client segment-focused organization;

•	lay the foundation to be a top performing independent bank by streamlining our operating model and strengthening risk and credit processes to provide a seamless client experience; and

•

improve our operating leverage, invest in our operational and IT infrastructure to meet our clients “where they are” and ensure that we keep pace with technology and client digital expectations, through a balanced portfolio of revenue and cost initiatives, to help us deliver a top-quartile performance.

The Company entered the Implementation Phase of the ONB Way in early 2020 to capture the value identified in the Design Phase. The ONB Way progress in 2019, along with other management initiatives focused on organic growth and other efficiency efforts, resulted in record results in 2019, as evidenced by the following 2019 highlights:

•	highest commercial loan production year in our history with a strong pipeline that continues to build;

•	record net income of $238.2 million;

•	record mortgage production and capital markets revenue;

•	disciplined approach to credit risk management reflected in our strong credit quality metrics, with low net charge-offs to average loans of 0.05%;

•	good progress in expense management, achieving an Efficiency Ratio of 60.35%;

•	achieved diluted earnings per share of $1.38, compared to $1.22 in 2018; and

•

net interest income, which comprised approximately 75% of 2019 revenue and is the most significant component of the Company’s earnings, increased to $604.3 million, a $66.7 million increase from the $537.6 million in 2018.

These strong financial results in 2019 contributed to the Company’s Total Shareholder Return (“TSR”), outpacing other U.S. Banks in the Company’s Peer Group, with Old National performing at 10.1% and peers performing at 1.0% for the three years ending December 31, 2019.

This record 2019 performance that translated into strong returns for our shareholders, is reflected in variable compensation outcomes for the year, demonstrating our commitment to pay for performance:

•

Short-term incentives were earned at 127.3% of target, out of maximum opportunity of 150% of target, driven by above target performance in EPS, return on average tangible common equity (“ROATCE”) and Efficiency Ratio. See Annual Incentive Compensation beginning at the bottom of page 45 for additional details.

•

Performance-based restricted stock units granted in 2017 with a three-year performance period ending on December 31, 2019, were earned at 150% of target, the maximum opportunity available, driven by TSR and ROATCE performance that exceeded the maximum performance goals set. See Performance-Based Restricted Stock Units beginning on page 48 for additional details.

Key Activities in 2019.  The other key area of focus for the Compensation Committee was changes to the compensation of Messrs. Jones, Ryan and Falconer in association with the changes to their respective roles during 2019:

Named Executive Officer	Role Change	Compensation Implications
Robert G. Jones	January 1, 2019 – May 1, 2019: Chairman and CEO May 2, 2019 – December 31, 2019: Executive Chairman January 30, 2020: Retired

•  Continued participation in incentive plans during 2019, compensating for leadership prior to handing off the CEO responsibilities to Mr. Ryan and reward him for his service as Executive Chairman of the Board for the entire year.

•  Reflects importance of facilitating the transition to his successor, being available for consultations, and for spending time introducing Mr. Ryan to key business and governmental leaders throughout the Company’s footprint.

•  No increase to short-term or long-term incentive compensation opportunities.

•  Base salary maintained at $725,000.

James C. Ryan, III	January 1, 2019 – May 1, 2019: CFO May 2, 2019 – January 30, 2020: CEO January 30, 2020 – Current: Chairman and CEO

•  Compensation package revised effective May 2, reflecting promotion to CEO.

•  Salary increased to $750,000.

•  Target short-term incentive opportunity established at 115% of salary

•  70,000 Restricted Stock Shares awarded.

Brendon B. Falconer	January 1, 2019 – May 1, 2019: Treasurer May 2, 2019 – Current: CFO

•  Compensation package revised effective May 2, reflecting promotion to CFO.

•  Salary increased to $390,000.

•  Target short-term incentive opportunity established at 65% of salary.

•  20,000 Restricted Stock Shares awarded.

Executive Compensation Framework in 2019.  There are three core elements of our executive compensation framework reflecting short and long-term performance horizons:

Compensation Element and Purpose	Key Features
Base Salary Fixed compensation for performing the responsibilities associated with an executive’s position

•  Set with reference to market data, role scope, changes in duties, individual performance and experience

•  Informed by market data for similar positions at other peer group companies, generally targeted at median

•  Reviewed annually with changes effective April

Annual Incentive Compensation Reward short-term financial and operational performance

•  Variable cash incentive

•  Target value aligned to similarly situated executives within peer group

•  Capped at 150% of target; 50% of target paid for threshold performance

•  Target opportunities expressed as a percentage of salary as follows:

	NEO	2019 Target
	Executive Chairman	125%
	CEO	115%
	CFO	65%
	Chief Operating Officer	70%
	All other NEOs	50%
	• 2019 awards based on EPS (60%), ROATCE (20%) and Efficiency Ratio (20%) • Subject to recoupment policy

Compensation Element and Purpose	Key Features

Long-Term Incentive Compensation Align executive interests with those of our shareholders over the long-term, incentivize sustainable share price growth and retain talent	• Variable equity incentive • Awarded as a combination of Performance-Based Restricted Stock Units and Service-Based Restricted Stock Units:
	NEO	2019 Equity Mix
		Performance	Service
	Executive Chairman	100%	0%
	All other NEOs	75%	25%
	• Target value aligned to market median within peer group • Capped at 150% of target; 25% of target paid for threshold performance • Target opportunities expressed as a number of shares as follows:
	NEO	Target
	Executive Chairman	68,500
	CEO	70,000
	CFO	20,000
	Chief Operating Officer	30,000
	All other NEOs	15,000

•  Dividends paid on vested and earned shares

•  Performance-Based Restricted Stock Units based on three-year ROATCE (50%) and three-year TSR relative to our Peer Group (50%)

•  Service-Based Restricted Stock Units vest in three approximately equal installments over three years

•  Subject to recoupment policy

Performance metrics are selected given their alignment to long-term value creation and our areas of strategic focus.

Measure	Why it Matters

One-Year Performance Measures

EPS	Indicates the overall profitability of the company.

Return on average tangible common equity (ROATCE)	ROATCE is a key factor to long-term profitable growth due to the strong correlation of higher ROATCE to higher market price-to-tangible book value valuations for common stock of publicly traded bank holding companies.

Efficiency Ratio	Provides focus on expense management.

Diversity and inclusion progress	Greater diversity correlated with increased profitability, stronger governance and higher performance.

Measure	Why it Matters

Three-Year Performance Measures

ROATCE	Operational performance measure with clear line of sight to participants, while also being aligned with long-term shareholder value creation. Measuring over a three-year period assesses our success of sustaining multi-year performance.

Relative TSR	Clear alignment with shareholder interests and our ability in delivering strong relative value creation.

We believe that our compensation program builds upon the Company’s compensation governance framework and our overall pay-for-performance philosophy, which are demonstrated by the following:

We encourage you to read this Compensation Discussion and Analysis for a detailed discussion and analysis of our executive compensation program, including information about the fiscal 2019 compensation of the NEOs.

Review of 2019 Advisory Vote on Executive Compensation

At our 2019 Annual Meeting, our shareholders had the opportunity to provide an advisory vote on the compensation paid to our NEOs, or a “say-on-pay” vote. Ninety-seven percent of the votes cast by our shareholders were in favor of the compensation provided to our NEOs. This result affirmed majority shareholder support of our approach to executive officer compensation, and informed the Compensation Committee’s discussions during the year, which resulted in no significant change.

In addition, in recognition of the Board’s and shareholders’ majority preference expressed at the 2017 meeting, the Compensation Committee recommended, and the Board approved, an annual non-binding “say-on-pay” vote to occur at the meeting (see page 75), so that any shareholder concerns about executive pay can be acknowledged and considered in the timeliest manner. The Compensation Committee will continue to consider the results from this year and future advisory votes on executive compensation and any related feedback received from our shareholders via other channels.

Responsibility for Executive Compensation Program

Subject to full Board approval, the Compensation Committee of our Board is responsible for establishing and implementing our general executive compensation philosophy and determining the compensation for all of our executive officers reporting directly to the Chairman and CEO, including our NEOs. The Compensation Committee’s charter permits the Compensation Committee to delegate authority to subcommittees. In 2019, the Compensation Committee made no delegation of its authority over compensation matters relating to our NEOs.

Compensation Philosophy and Objectives

Through our compensation program for executive officers, we strive to attract and retain superior executives in a highly competitive environment and provide financial incentives that align our executive officers’ interests with those of our shareholders. This philosophy and its objectives are generally consistent over time, accommodating modifications as economic and business conditions change to ensure continued alignment.

The Compensation Committee believes that the primary components of each executive officer’s compensation should be a competitive base salary and incentive compensation that rewards the achievement of annual and long-term objective performance goals. The Compensation Committee also believes stock ownership is important because it aligns our executives’ interests with those of our shareholders. Thus, equity compensation represents a significant element of each executive officer’s potential compensation.

The Board intends to continue to reward management performance with cash and equity compensation based on a philosophy and belief that the strong operating fundamentals in the Company will be reflected in earnings growth and eventual stock price appreciation. It is in this context that certain actions were taken by the Board to reward executive management for 2019 performance and to establish incentive goals for 2020.

Role of Executive Officers in Compensation Decisions

The Compensation Committee reviews, approves, and recommends to our full Board each element of compensation for the executive officers reporting directly to the CEO, including all NEOs. The Compensation Committee considers the recommendations of the CEO in determining the base salary, annual incentive compensation and long-term incentive awards for each of the executive officers of the Company other than the CEO, but ultimately the Committee makes all determinations in its discretion as to final pay outcomes. Together with the Compensation Committee, our CEO annually reviews the performance of each of our other executive officers, the compensation of each executive officer, including base salary, annual incentive compensation and long-term incentive awards and makes recommendations to the Compensation Committee regarding the compensation of those officers for the following year. The Compensation Committee Chairman annually reviews our CEO’s compensation with representatives from the compensation consultant (in conjunction with an annual performance review led by the Company’s non-executive Chairman or Lead Director) and makes recommendations to the Compensation Committee regarding the CEO’s compensation for the following year. The CEO is not involved in the final determination regarding his own compensation, and all decisions with respect to the CEO’s compensation are made in executive session of the Compensation Committee, without the CEO present.

Committee Procedures

The Compensation Committee considers the information provided by its independent advisor, including compensation reports and recommended best practices as a baseline for establishing targeted total compensation, principal compensation components, and determining the allocation of total potential compensation components for each NEO and other executives in the Company. The Company seeks to establish total compensation, base salaries, annual incentive compensation, and long-term equity incentive compensation for each position at the median for the peer group, if targeted performance is achieved, and at or near the 75th percentile of the peer group, if exceptional performance is achieved. The Compensation Committee also seeks to allocate potential total compensation among base salary, annual incentive compensation, and longer-term incentive compensation in proportions that reflect peer group practices.

Since 2010, the Compensation Committee engaged Pearl Meyer to assist it in evaluating our executive compensation program. However, the Compensation Committee requested proposals from various firms in 2019 and elected to retain WTW to assist the Compensation Committee in evaluating the executive compensation program for 2020. During the year ending December 31, 2019, Pearl Meyer’s services to the Company were limited to those provided to the Compensation Committee in connection with its decisions concerning executive compensation. The Compensation Committee reviewed its relationship with Pearl Meyer and concluded that Pearl Meyer was independent and free of any conflicts of interest in regard to the advice it provided the Compensation and Governance Committees.

The following is a description of the services Pearl Meyer provided to the Compensation Committee to assist it in establishing compensation for the NEOs and other members of management for 2019:

•	assessed the competitiveness of our compensation packages for executive officers;

•	analyzed our business performance over one-year and three-year periods; and

•	evaluated the relationship between executive officer pay and our performance.

In examining our business performance, Pearl Meyer focused on:

•  net interest margin

•  net income growth

•  earnings per share growth

•  efficiency ratio

•  operating leverage

•  return on equity

•  return on assets

•  return on average tangible common equity

•  asset growth

•  deposit growth

•  non-interest income growth

•  revenue growth

•  revenue per share growth

•  net charge-off ratio

•  non-performing assets

•  financial measures unweighted average

•  book value growth

•  book value per share growth

•  earnings per share

•  total shareholder return

•  stock price/tangible book value per share

•  shareholder return unweighted average

•  overall unweighted average

In evaluating the competitiveness of our compensation levels for NEOs and other members of management, Pearl Meyer gathers pay and performance data from a peer group of publicly-traded financial services companies that includes a broad representation of regional banks within the Company’s region of operation and which are similar in asset size to the Company. Pearl Meyer selects the peer group with input from the Compensation Committee. The Compensation Committee considers the peer group data when evaluating the compensation for all of the NEOs. The composition of the peer group may be amended from year to year to take account of mergers, acquisitions, and other changes that make a company more or less appropriate for inclusion. The Compensation Committee has at times in the past removed companies from the peer group because the companies’ asset sizes were deemed by the Compensation Committee to not be representative of the other companies in the group and in excess of the Company’s asset size. For 2019, Pearl Meyer recommended that the Company use the Peer Group as discussed below.

Under SEC disclosure rules, companies generally limit executive compensation disclosure to their most highly compensated executive officers. To determine competitive pay for these positions, Pearl Meyer uses data from publicly filed documents as well as data from its proprietary market surveys. For the remaining executives, Pearl Meyer uses data from its proprietary market surveys only. The market surveys include a broader range of companies and do not provide company-specific information. The survey data is used as a general reference and is one of a number of factors considered in determining where pay is actually set.

For 2019 compensation decisions, our publicly traded peer group consisted of the following 22 bank holding companies which had asset sizes ranging from $11.8 billion to $33.4 billion, with a median asset size of $22.1 billion:

Associated Banc-Corp	First Midwest Bancorp, Inc.	TCF Financial Corporation

BancorpSouth, Inc.	Fulton Financial Corporation	Trustmark Corporation

Bank of Hawaii Corporation	Great Western Bancorp, Inc.	UMB Financial Corporation

Bank OZK	Hancock Holding Company	United Bankshares, Inc.

Chemical Financial Corporation	IBERIABANK Corporation	Valley National Bancorp

Commerce Bancshares, Inc.	International Bancshares Corporation	Western Alliance Bancorporation

Cullen/Frost Bankers, Inc.	Prosperity Bancshares, Inc.	Wintrust Financial Corporation

F.N.B. Corp.

In making its recommendations to the Compensation Committee regarding executive officer compensation in 2019, Pearl Meyer reviewed the compensation practices and performance of the peer companies and discussed our performance and strategic objectives with our Executive Chairman, CEO, CFO, Chief People Officer, and Chief Risk Officer. Before the beginning of 2019, Pearl Meyer provided the Compensation Committee with a detailed written report regarding our executive compensation structure, its competitiveness relative to the peer group companies, and the alignment of our executive pay with the Company’s performance. Over periods of one year and three years, the Company ranked slightly below median on the basket of performance metrics considered. Target compensation levels were also positioned below median, although more so than performance.

As a result of this review the Compensation Committee approved changes to base salary as described on page 53.

Following the appointment of WTW, the Compensation Committee undertook a review of the compensation peer group to be used for 2020 compensation decisions. Based on an agreed set of revised factors for assessing peer relevance, namely size, product scope, geographic scope, and competition for talent, and a recommendation from WTW, an adjusted 19-company peer group was approved.

Retained Peer Companies		New Peer Companies

Associated Banc-Corp	Hancock Holding Company	First Financial Bancorp

BancorpSouth, Inc.	IBERIABANK Corporation

Bank OZK	TCF Financial Corporation	Removed Companies

Commerce Bancshares, Inc.	Trustmark Corporation	Bank of Hawaii Corporation

Cullen/Frost Bankers, Inc.	UMB Financial Corporation	Chemical Financial Corporation

F.N.B. Corp.	United Bankshares, Inc.	International Bancshares Corporation

First Midwest Bancorp, Inc.	Valley National Bancorp	Prosperity Bancshares, Inc.

Fulton Financial Corporation	Western Alliance Bancorporation

Great Western Bancorp, Inc.	Wintrust Financial Corporation

Executive Compensation in 2019

Pay Mix.  In establishing the 2019 compensation for our executive officers, the Compensation Committee:

•	analyzed the compensation levels of comparable executive officers in the peer group;

•	determined a mix of base salary and cash incentive opportunity, along with an equity position to align our executive officers’ compensation with our performance and leadership accomplishments;

•	assessed our executive officers’ performance; and

•	assessed our financial and business results relative to other companies within the banking industry as well as to our own past performance and financial goals.

The principal components of each executive officer’s compensation used by the Compensation Committee to reward, align and retain our named executives are:

•	base salary;

•	annual incentive compensation; and

•	long-term equity incentive compensation.

In general, we strive to target the percentage that each of these components bears to the total compensation for our executive officer group as a whole, assuming the achievement of targeted performance, to approximately the corresponding percentages for the peer group. Based on the advice of our independent advisor, our pay mix is more performance-oriented than our peers.

In structuring our long-term incentive awards to our Executive Chairman, CEO and the other NEOs, we emphasize the use of performance-based equity awards. In fact, 100% of the Executive Chairman’s long-term incentive awards are performance-based, and 75% of the long-term incentive awards for the other NEO’s are performance-based. The actual mix of these components for each individual executive officer varies, depending on our evaluation of the executive officer’s responsibilities, the percentage of the executive officer’s compensation that should be at risk, and the reasonable potential compensation in light of that risk.

2019 Leadership Changes.  During 2019 there were several leadership changes which impacted compensation decisions for the year.

Named Executive Officer	Role Change	Compensation Implications
Robert G. Jones	January 1, 2019 – May 1, 2019: Chairman and CEO May 2, 2019 – December 31, 2019: Executive Chairman January 30, 2020: Retired

•  Continued participation in incentive plans during 2019, compensating for leadership prior to handing off the CEO responsibilities to Mr. Ryan and reward him for his service as Executive Chairman of the Board for the entire year.

•  Reflects importance of facilitating the transition to his successor, being available for consultations, and for spending time introducing Mr. Ryan to key business and governmental leaders throughout the Company’s footprint.

•  No increase to short-term or long-term incentive compensation opportunities.

•  Base salary maintained at 725,000.

James C. Ryan, III	January 1, 2019 – May 1, 2019: CFO May 2, 2019 – January 30, 2020: CEO January 30, 2020 – Current: Chairman and CEO

•  Compensation package revised effective May 2, reflecting promotion to CEO

•  Salary increased to $750,000.

•  Target short-term incentive opportunity established at 115% of salary.

•  70,000 Restricted Stock Shares awarded.

Brendon B. Falconer	January 1, 2019 – May 1, 2019: Treasurer May 2, 2019 – Current: CFO

•  Compensation package revised effective May 2, reflecting promotion to CFO

•  Salary increased to $390,000

•  Target short-term incentive opportunity established at 65% of salary

•  20,000 Restricted Stock Shares awarded.

2019 Cash Compensation.  The only elements of our executive officers’ compensation that we pay in cash are base salary and annual incentive compensation. For 2019, we paid the following cash compensation to our NEOs:

2019 Executive Officers’ Cash Compensation

Names	Base Salary ($)	Non-Equity Incentive Plan Compensation (1) ($)	Total Cash Compensation ($)

Robert G. Jones Executive Chairman and Former CEO	725,000	1,153,656	1,878,656

James C. Ryan, III CEO	646,154	945,937	1,592,091

Brendon B. Falconer Senior EVP and CFO	341,308	282,415	623,723

James A. Sandgren President and Chief Operating Officer	491,538	438,010	929,548

Jeffrey L. Knight EVP and Chief Legal Counsel	361,423	230,046	591,469

Todd C. Clark EVP and Chief Information/ Strategic Innovation Officer	360,385	229,385	589,770

(1)	The Bonus was awarded based on 2019 performance and will be paid on March 13, 2020

Base Salary. Base salary is the only component of compensation that is not subject to the achievement of performance or vesting criteria. Base salary is designed to provide a fixed level of cash compensation for performing the responsibilities associated with an executive’s position. We establish base salary ranges for each position based on the ranges for similar positions at other peer group companies. In general, we target base salary ranges at the median for the peer group. We review base salaries annually and we adjust them in April of each year to take into account such factors as market changes, changes in duties, individual performance, and experience.

The Compensation Committee adjusted salaries for Messrs. Ryan and Falconer as set forth on page 44 under the title 2019 Leadership Changes. In assessing the performance of Messrs. Sandgren, Knight and Clark, Messrs. Ryan and Jones subjectively evaluated their contributions to the strategic, operational and financial performance of the Company in 2018. Messrs. Sandgren, Knight and Clark met or exceeded their subjective performance expectations in 2018 and based on their recommendations, the Compensation Committee increased their base salaries in 2019. With respect Messrs. Ryan and Falconer, the Compensation Committee considered similar factors as well as the changes to their roles in approving 2019 base salaries.

Named Executive Officer	2019 Base Salary	Effective Date

James A. Sandgren President and Chief Operating Officer	495,000	First payroll April 2019

Jeffrey L. Knight EVP and Chief Legal Counsel	363,500	First payroll April 2019

Todd C. Clark EVP and Chief Information and Strategic Innovation Officer	362,000	First payroll April 2019

Annual Incentive Compensation.  Our practice is to award cash incentive awards based on our achievement of pre-established objective performance goals. The objective of awarding annual incentive compensation is to reward short-term financial and operational performance. The Amended and Restated 2008 Incentive Compensation Plan, which includes the Short-Term Incentive Compensation Plan or “STIP”, and which was approved by shareholders in 2017, is intended to be our primary vehicle for awarding such incentives. The STIP does not preclude us from making discretionary bonus payments or special awards to STIP participants outside of the STIP. In establishing performance goals for 2019, the Compensation Committee made a determination at the beginning of 2019 to exclude one-time charges associated with acquisitions and branch closings that occurred in 2019. The Compensation Committee also made a determination to exclude charges incurred as a result of any non-recurring charges under GAAP and certain severance charges.

The amount of cash incentive payments under the STIP is based entirely on target incentive potentials and the achievement of the performance goals established by the Compensation Committee at the beginning of the year. Actual payout levels are determined by the Compensation Committee after evaluating performance through the end of the year and reviewing peer and survey data provided by Pearl Meyer. The percentage payout levels are consistent with the payout levels paid to similarly situated executives within the Company’s peer group.

The 2019 STIP contains targeted annual incentives and provides an opportunity for participants, including the NEOs, to earn between 50% and 150% of their target opportunities provided certain performance thresholds are met. The Compensation Committee believes having a payout range helps to ensure that pay varies with performance and aligns it with market. No payouts under the STIP will be made for performance below minimum required performance. If threshold is achieved, an incentive payout equal to 50% of targeted incentive level for each of the NEOs will be paid. If the targeted profitability measures are achieved, each of the NEOs will receive 100% of the target incentive payout.

In practice, the Compensation Committee makes recommendations that the Board then approves or adjusts. The Performance Measures, as well as the weighting given to the measures, for the 2019 STIP for Messrs. Jones, Ryan, Falconer, Sandgren, Knight and Clark included the following:

The Compensation Committee adopted the performance measures of ROATCE and EPS growth as part of the STIP performance measures for 2019 because of their correlation with creating shareholder value. The Compensation Committee elected to keep Efficiency Ratio as part of the STIP design to ensure management focuses on managing expenses within the Company. The achievement of certain diversity and inclusion targets for 2019 were also adopted as part of the plan as a negative modifier to the final results.

The Compensation Committee established the 2019 potential payouts to each NEO. Under the STIP, the target incentive payout for the Executive Chairman was established at 125% of base salary. The target incentive payout for the CEO was established at 115% of base salary. The target incentive payout for the President and Chief Operating Officer was established at 70% of base salary, the target incentive payout for the CFO was established at 65% of base salary, and the target incentive payout for the other NEOs was established at 50% of base salary. The maximum payout under the STIP is 150% of the target incentive payout and is earned only when actual performance significantly exceeds the target.

The 2019 STIP performance and payout results for Messrs. Jones, Ryan, Falconer, Sandgren, Knight and Clark were as follows, resulting in a bonus payout of 127.3% of target:

Percentage amounts under the caption “Performance Factor” in the tables above reflect the overall percentage of annual incentive compensation earned with respect to each metric after giving effect to the weighting factor applied to the metric and the performance level achieved for that metric. The “Total Percentage Earned” is the sum of the Performance Factors for all metrics.

For 2019, the STIP final award earned was subject to a negative adjustment by up to 10% based on whether executive management achieved certain employee diversity objectives during the year. Messrs. Ryan and Jones reviewed the achievements of the Company in making progress toward establishing a more diverse work force in 2019 with the Compensation Committee. Based on these achievements, Messrs. Ryan and Jones recommended, and the Compensation Committee accepted, that no negative adjustment be made to the STIP earned award for 2019.

Long-Term Incentive Compensation.  We believe that stock ownership by our executive officers is an important tool for aligning their interests with those of our shareholders over the long-term. Therefore, our long-term incentive compensation consists entirely of equity compensation awards. The Amended and Restated 2008 Incentive Compensation Plan, which was again approved by shareholders in 2017, is our primary vehicle for providing equity compensation.

In 2019, the award mix for the Executive Chairman was entirely performance-based (i.e., 100% of the value awarded consisted of performance-based restricted stock units), as illustrated below:

The awards for the other NEOs consisted of a combination of Performance-based Restricted Stock Units and Service-based Restricted Stock. The majority of the value awarded (75%) consisted of Performance-based Restricted Stock Units, as illustrated below:

Each of these forms of award encourages executives to use their best efforts to increase the value of our stock, since the value of the awards increases with the value of our stock. In addition, because an executive officer’s right to an award generally vests over time, such awards provide a valuable retention tool.

Our practice is to determine the dollar amount of equity compensation that we want to provide, based on consultation with the compensation consultant who advises the Compensation Committee concerning current market practices. In general, we seek to pay equity incentive compensation that approximates the median for our peer group, if targeted performance is achieved and the 75th percentile for our peer group, if maximum performance is achieved. The Compensation Committee typically makes recommendations regarding equity compensation awards at its first meeting in January, depending upon the availability of the financial results for the preceding year. Typically, these awards are then approved or adjusted by the Board at its next meeting. We make the awards as early as practicable in the year and communicate them to executive officers so that the incentives will be known as early as practicable, thereby maximizing their potential impact. We make equity awards after financial data for the preceding year is available, because this information enables us to refine our expectations for the current year. The proximity of any awards to earnings announcements or other market events is coincidental. Under special circumstances, such as the employment of a new executive or substantial promotion of an existing executive, the Compensation Committee may award equity compensation at other times during the year.

Awards were made on January 24, 2019, pursuant to our Amended and Restated 2008 Incentive Compensation Plan. These awards are reflected on the Table on page 57 entitled “Grants of Plan-Based Awards During 2019.” The Compensation Committee and Board, in order to align the Executive Chairman’s incentive compensation directly with shareholder interests and to place 100% of his equity compensation at risk, determined that his equity compensation should consist of performance-based restricted stock units with no service-based component.

Performance-Based Restricted Stock Units.  The Compensation Committee continued the use of performance-based restricted stock units in 2019 because their use simplifies the administration of the performance awards, as shares are not actually granted until the end of the performance period and dividends are not paid on the units until the units vest into earned shares. In general, our executive officers will not earn performance-based restricted stock units unless we meet pre-established objective performance criteria for the performance period, and the executive officer remains employed throughout the performance period and any required service period.

The Committee allocated 50% of the award based on a measure of relative total shareholder return to ensure the Executive Chairman’s interests were closely aligned with shareholders. The Committee believes

ROATCE is a key factor to long-term profitable growth and returns. There is a strong correlation of higher ROATCE to higher market price-to-tangible book value (P/TBV) valuations for the common stock of publicly-traded bank holding companies.

In general, the NEOs must be employed by the Company through the distribution date in order to receive a distribution of any 2019 performance-based restricted stock unit awards earned for the performance measures. However, if the executive officer terminates employment on account of disability or retirement, he or she will be treated the same as if he or she had continued employment.

For each restricted stock unit award, we have established minimum, target and maximum performance levels. The actual performance level at the end of the performance period will determine the percentage of units earned. No units will be earned if results are less than the required minimum performance. If target is achieved, all of the units awarded will be earned. If maximum performance is achieved, the number of units earned will multiply by 1.5. Earned units are converted to shares after the performance period has ended and actual results have been evaluated relative to the established minimum, target and maximum performance levels. The following performance goals were approved for 2019 awards:

Measure	Threshold	Target	Maximum

Three-Year ROATCE (50%)	14.91%	15.7%	16.33%

Relative TSR (50%)	25th percentile	50th percentile	80th percentile

Associated Payout	25% of target	100% of target	150% of target

Total shareholder return is calculated as the three-month average stock price for the period ending December 31, 2018 compared to the three-month average stock price for the period ending December 31, 2021 for the Company and the Peer Group. The three-month average stock price will be determined by averaging the closing stock price of each trading day during the three months ending on the applicable December 31, including adjustments for cash and stock dividends. TSR is compared relative to our Peer Group used for compensation purposes as defined on page 42.

Shares received from any earned performance-based restricted stock units must be held until the stock ownership guidelines are met. Dividends earned on vested shares accumulated during the performance period, are paid in stock after the end of the performance period and are subject to the holding requirement.

If an executive officer’s employment is terminated on account of death, the target performance criteria will be deemed satisfied, and restrictions on the shares will lapse. If the executive officer terminates employment on account of disability or retirement, the executive officer will be treated the same as if he or she had continued employment through the end of the performance period. For the 2019 awards, if there is a Change in Control and the NEO is terminated, then performance-based restricted stock awarded to the NEO will be paid as if Targeted performance had been achieved.

Service-Based Restricted Stock.  We grant service-based restricted stock for various reasons: these stock awards create ownership, which aligns the executive’s interests with those of other shareholders; these awards contribute to the retention of key employees, whose future service is deemed essential to the ongoing success of the Company. In general, with the exception of dividends, an executive officer will not realize value for service-based restricted stock, unless the executive officer remains employed during the required service period. If an executive officer terminates employment on account of death or terminates without cause or with good reason following a Change in Control of the Company, restrictions on the stock will lapse. If the executive officer terminates employment on account of disability or retirement, the executive officer will be treated the same as if he or she had continued employment. The service-based restricted stock granted in 2019 will vest in three approximately equal annual installments over a three-year period ending on February 1, 2022. We pay cash dividends on service-based restricted stock to our executive officers during the restricted period. The service-based restricted stock must be held by the NEO until the stock ownership guidelines are met even if the restrictions have lapsed.

In 2019, the Compensation Committee granted service-based restricted stock to NEOs other than the Executive Chairman in order to encourage ownership of Company stock, align the Company with peer group practices and to ensure the retention of key executive officers in the Company. Twenty-five percent of the total equity award for the NEOs other than the Executive Chairman was in the form of service-based stock in 2019. As noted previously, the Executive Chairman’s long-term incentive awards are entirely performance-based and do not include any service-based restricted stock.

Retirement Plans.  Until December 31, 2005, we maintained a traditional qualified defined benefit pension plan, known as the Old National Bancorp Employees’ Retirement Plan (“Retirement Plan”). We froze the Retirement Plan as of December 31, 2001, except for employees who were at least age 50 or who had 20 years of credited service as of December 31, 2001. As of December 31, 2005, we froze the Retirement Plan for all remaining employees. We also maintained a nonqualified retirement plan to replace any reduction in benefits under the Retirement Plan due to limitations on benefits under the Internal Revenue Code (“Supplemental Plan”). We also froze the Supplemental Plan as of December 31, 2005. No executive officer will earn further benefits under the Retirement Plan or the Supplemental Plan after 2005, although benefits as of December 31, 2005, are preserved.

In 2016, the Board terminated the Retirement Plan and paid out the proceeds to former and current employees on October 21, 2016. The Supplemental Plan was not terminated.

We continue to maintain a tax-qualified defined contribution plan, known as the Old National Bancorp Employee Stock Ownership and Savings Plan (“Savings Plan”), for eligible employees. The Savings Plan allows employees to make pre-tax and Roth 401(k) contributions. Subject to the conditions and limitations of the Savings Plan, new hires are automatically enrolled in the Savings Plan with an automatic deferral of 6%, unless participation is changed or declined. All active participants receive a Company match of 75 cents on the dollar of the first 4% contributed into the Savings Plan, and 50 cents on the dollar of the next 4% of eligible compensation that is contributed to the Savings Plan. We may also make profit sharing contributions, in our discretion. To receive profit sharing contributions for a year, an employee must have (i) completed at least 1,000 hours of service during the year and (ii) been employed on the last day of the year or retired on or after age 65, died, or became disabled during the year.

We also maintain a nonqualified deferred compensation plan, known as the “Executive Deferred Compensation Plan,” for a select group of management employees designated by the Compensation Committee. All executive officers are eligible to participate in the plan. An executive officer may elect to defer up to 25% of his or her regular compensation, and up to 75% of his or her annual bonus under the STIP, in which case the deferral amount will be credited to his or her plan account. The Executive Deferred Compensation Plan applies the same matching formula that is used for the Savings Plan. We provide matching contribution credits under the plan, reduced by any matching contributions under the Savings Plan. In addition, we may provide discretionary contribution credits to make up for any reduction in discretionary profit-sharing contributions under the Savings Plan due to Internal Revenue Code contribution limits applicable to tax-qualified retirement plans. We did not provide discretionary credits for 2019.

We credit an executive officer’s plan account with earnings based on the hypothetical earnings of an investment fund consisting of Company stock, the return on a recognized market index selected by the Compensation Committee, or a combination of the two, as elected by the executive officer. For the market index fund, we use a Bloomberg index, which approximates the risk and return associated with a diversified high-quality corporate bond fund. The earnings credited under the Executive Deferred Compensation Plan could be in excess of earnings that would have been credited using the applicable federal long-term rate. Any excess earnings are reported in column (h) of the Summary Compensation Table on page 55.

All amounts paid under the Executive Deferred Compensation plan are paid from our general assets and are subject to the claims of our creditors. Except in the case of financial emergency, an executive officer’s benefits under the plan may not be distributed until after termination of employment. In general, an executive officer may elect to receive plan benefits in a lump sum or in annual installments over two to ten years.

Employment Arrangements.  We have entered into employment agreements with each of the NEOs (referred to collectively as “employment agreement(s)” or “agreements”). The employment agreements provide for:

No Gross-up on Severance Benefits—The Company has adopted a “best after-tax provision” whereby the executive receives the full 280G payment and has the responsibility for any excise tax, or the payment is reduced to the safe harbor amount, whichever will put the executive in the best after-tax position with the most compensation and income.

No Gross-up on Perquisites—There will be a continuation of benefit coverage to be provided by the Company for the requisite number of months. However, any tax resulting from these payments will be the executive’s responsibility.

No Walk Away Provision—The Company has eliminated the ability of the executive to voluntarily terminate his or her employment within 12 months of a Change in Control without good reason. The executive will continue to have the right to terminate employment within 24 months of a Change in Control with good reason and receive severance and other benefits.

The changes to these agreements were adopted after reviewing prevailing market and developing executive compensation best practices. Under each of their respective employment and severance agreements, the NEOs are entitled to a base salary, incentive compensation (both cash and equity) and other employee benefits as determined by the Board. Based on information provided by the Compensation Committee’s compensation consultant, the Committee determined that the benefits, including the various multiples of components of compensation, were within the market range for such payouts and benefits. The Committee regularly reviews the Company’s employment and severance agreement arrangements and uses peer data to determine whether these arrangements are consistent with prevailing market practices.

Pursuant to the employment agreements, we are generally obligated to pay certain non-change of control severance benefits to the NEO, if we terminate his or her employment without cause, or the executive resigns within 90 days after we have taken certain actions that adversely affect him or her. An NEO must satisfy the terms of the agreement, including its non-solicitation and non-compete provisions, to receive his or her severance benefits.

The employment and severance agreements also provide for change of control severance benefits for each NEO. The Company is required to pay change of control severance benefits if, within two years following a change of control (as defined in the agreements), we terminate the NEO’s employment for a reason other than “Cause” or the NEO’s disability, or if the executive resigns within two years after a change of control after we have taken certain actions detrimental to the NEO.

The Compensation Committee believes that the employment agreements, which include change of control severance benefits, assure the fair treatment of the NEOs in relation to their professional careers with the Company by assuring them of some financial security in the event of a change of control. The change of control provision also protects the shareholders of the Company by encouraging the NEOs to continue to devote their full attention to the Company without being distracted by the need to seek other employment following the change of control. The Compensation Committee established the change of control payouts to each of the NEOs after reviewing peer data and consulting with the compensation consultant.

In the Committee’s view, severance benefits, including in the event of a change-in-control, are contingent and operate as a form of insurance rather than a principal component of compensation strategy. In that regard, the Committee does not reduce or otherwise modify compensation elements on the basis of eligibility for severance benefits. The Potential Payments on Termination or Change-in-Control tables on pages 62 through 67 and the discussion of the employment agreements beginning on page 60 set forth the estimated values and details of the termination benefits under various scenarios for each of the NEOs.

Perquisites and Other Compensation.  Detailed information regarding other compensation is provided in note 5 to the Summary Compensation Table on page 56. In general, we believe that perquisites should not constitute a consequential portion of any executive officer’s compensation. The Company makes available to the NEOs financial counseling services to assist them in obtaining financial planning advice. This benefit is provided to the executives, but the executives pay any tax due on the benefit.

James A. Sandgren received a country club membership allowance of $15,780 for business development purposes. No other executive received perquisites in excess of $10,000 in 2019. Moreover, certain of the perquisites provided to executive officers also provide a benefit to us. For example, executive physicals, which we require annually for the CEO and every other year for the other NEOs, help us to assure that our executive officers do not postpone addressing health issues that could result in great cost to us in lost productivity and covered treatment costs.

Stock Ownership Guidelines.  In 2010, the Compensation Committee and Board amended the previously established stock ownership guidelines for the Company’s executive officers, including the NEOs, to make the guidelines more consistent with market practices, and to ensure executives retain a specified percentage of stock of the Company until the target ownership level is achieved and to reduce the risk that stock price volatility could impact the achievement of the target ownership requirement. Under the guidelines, the NEOs are required to hold shares of our stock with a value which is the lesser of the following:

Position or Salary	Target Ownership Guidelines

Chief Executive Officer	5x salary in stock or 200,000 shares

Chief Operating Officer	4x salary in stock or 100,000 shares

Salary equal to or greater than $250,000	3x salary in stock or 50,000 shares

Salary below $250,000	2x salary in stock or 25,000 shares

As of the date of the Proxy Statement, each of the NEOs has met the stock ownership guideline requirement. For purposes of the guidelines, vested in-the-money options, unearned performance-based restricted stock units, unvested service-based restricted stock and phantom shares in the Nonqualified Deferred Compensation Plan are taken into account.

Recoupment Policy.  In 2010, the Board adopted a Bonus Recoupment, or “Clawback,” Policy that provides the Board with authority to recover a bonus or other incentive paid to any NEO or executive officer in appropriate circumstances where there has been a material restatement of the Company’s financial results. The Board believes that this Policy, along with a requirement that executive officers maintain a significant level of stock ownership in the Company while they are employees, provides significant incentives to help ensure the Company is managed with a long-term view.

Prohibition on Hedging and Pledging.  All directors, officers and employees (collectively “Company Personnel”), including family members and anyone designated to engage in securities transactions on behalf of Company Personnel, are prohibited at all times, even during the Open Window described below, from (a) holding any Company securities in a margin account, or borrowing against any account in which Company securities are held, or pledge Company securities as collateral for loan without the approval of the Chief Legal Counsel; (b) engaging in puts, calls or other derivative transactions relating to the Company’s securities; (c) short-selling securities of the Company; and (d) purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of any equity securities of the Company. The foregoing restrictions apply to all securities of the Company owned directly or indirectly by Company Personnel, including securities of the Company owned by family members where the Company Personnel is deemed to beneficially own such securities, and their respective designees. The foregoing restrictions shall not preclude any Company Personnel, their family members or their designees from engaging in general portfolio diversification or investing in broad-based index funds.

Executive Compensation in 2020

In January 2020, based on results of a review by executive management of the compensation program, the Compensation Committee approved certain changes to the program which will be effective in 2020. In this review, the Compensation Committee considered the balance between short and long-term incentives, cash versus stock, revenue and risk metrics and absolute and relative Performance Measures and considered the time horizon of payments versus risks.

In approving these changes, the Compensation Committee and Board recognized the improvements in financial results in 2019 over 2018, and the fact that 2019 set a record for the Company’s financial performance. The Committee and Board also noted the misalignment of executive compensation with market, finding total cash compensation was positioned below the market median, and in some cases, below the 25th percentile of the peer group driven by lower base salaries and target cash incentives positioned below the market median.

Compensation Element	Changes for 2020
Base Salary

•  Salaries have been reviewed for all NEOs, with changes effective first pay in April 2020

•  Revised salaries take into account the strong performance of the company, individual performance and the market competitiveness of base salary and total cash compensation

•  Salaries for four of the five NEOs, including the CEO, were positioned below the market 25th percentile despite the strong performance of the Company versus the Peer Group and our size being broadly aligned to median

•  The following salaries were approved:

	NEO	December 31, 2019	First Pay in April 2020
	James C. Ryan, III CEO	750,000	825,000
	Brendon B. Falconer Senior EVP and CFO	390,000	435,000
	James A. Sandgren President and Chief Operating Officer	495,000	550,000
	Jeffrey L. Knight EVP and Chief Legal Counsel	363,500	400,000
	Todd C. Clark EVP and Chief Information and Strategic Innovation Officer	362,000	375,000

Annual Incentive Compensation

•  The target opportunity for Mr. Falconer was increased from 65% to 75% of salary to better align with the peer median; the target opportunity for Mr. Sandgren was increased from 70% to 75% of salary to better align with the peer median; opportunities for the other NEOs were unchanged.

•  For 2020 Awards will not be subject to a diversity and inclusion modifier, given progress made to date and a desire to focus participants on all aspects of the ONB Way strategic plan.

Compensation Element	Changes for 2020

Long-Term Incentive Compensation	• All NEOs will now receive awards as a combination of Performance-Based Restricted Stock Units and Service-Based Restricted Stock Units:
	NEO	2020 Equity Mix
		Performance	Service
	All NEOs	75%	25%

•  This change ensures the majority of variable equity compensation remains performance-based, while better aligning the equity mix with market norms and enhancing the retention impact of our program

•  The target opportunity for Mr. Ryan was increased from 70,000 shares to 80,000 shares to ensure better alignment to market. The target opportunity for Mr. Sandgren was increased from 30,000 shares to 35,000 shares to ensure better align to market.

Section 162(m) was amended in December 2017 by the Tax Cuts and Jobs Act to eliminate the exemption for performance-based compensation (other than with respect to payments made pursuant to certain “grandfathered” arrangements entered into prior to November 2, 2017) and to expand the group of current and former executive officers who may be covered by the deduction limit under Section 162(m). The incentive plans were previously structured to provide that certain awards could be made in a manner intended to qualify for the performance-based compensation exemption, that exemption will no longer be available for future tax years (other than with respect to certain “grandfathered” arrangements as noted above). While the Company’s incentive plans no longer need to comply with Section 162(m)-related limitations or provisions or request shareholder approval, the Compensation Committee intends to continue the pay-for-performance approach to awarding executive pay. The Company will continue to seek shareholder approval of certain compensation plans as may be required by applicable law or regulation.

2019 Summary Compensation Table

The table below provides information regarding compensation earned by our Executive Chairman, CEO, CFO, and the other three executive officers employed at the end of 2019 who were most highly compensated for 2019

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4) ($)	All Other Compensation (5) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Robert G. Jones Executive Chairman and Former CEO	2019 2018 2017	725,000 719,231 694,231	0 0 0	864,128 932,628 1,116,893	0 0 0	1,153,656 1,317,092 728,943	207,975 0 0	78,533 32,666 40,832	3,029,292 3,001,617 2,580,899

James C. Ryan, III Current CEO	2019 2018 2017	646,154 409,038 392,308	0 0 0	925,588 364,656 334,825	0 0 0	945,937 389,056 247,154	8,002 0 152	47,503 20,918 19,720	2,573,184 1,184,118 994,159

Brendon B. Falconer Senior EVP and CFO	2019 2018 2017	341,308 230,192 210,532	0 0 0	276,162 87,518 66,965	0 0 0	282,415 101,170 68,744	2 0 0	19,866 9,766 8,962	919,753 428,646 355,203

James A. Sandgren President and Chief Operating Officer	2019 2018 2017	491,538 475,731 458,846	0 0 0	404,588 364,656 334,825	0 0 0	438,010 453,015 289,073	5,551 0 235	59,344 35,875 30,428	1,399,031 1,329,277 1,113,407

Jeffrey L. Knight EVP and Chief Legal Counsel	2019 2018 2017	361,423 352,423 343,538	0 0 0	202,294 189,621 217,636	0 0 0	230,046 258,150 162,322	596 404 404	25,901 21,652 16,070	820,260 822,250 739,970

Todd C. Clark EVP and Chief Information and Strategic Innovation Officer	2019 2018 2017	360,385 352,692 323,628	0 0 0	202,294 160,449 142,301	0 0 0	229,385 258,347 152,914	3,190 0 0	23,763 12,287 12,086	819,017 783,775 630,940

(1) Base salary increases for NEOs are effective in the first pay of April during the calendar year.

(2) Stock awards included in Column (e) consist entirely of service-based restricted stock and performance-based restricted stock units granted under our Amended and Restated 2008 Incentive Plan. The grant date value of the awards is as determined under FASB ASC Topic 718. For performance-based restricted stock, the grant date value is based on the number of units that would be earned at target levels of performance. The value of the award assuming the highest level of performance conditions are achieved for the 2017, 2018, and 2019 awards would be: Robert Jones ($1,675,339, $1,398,941, and $1,296,191); James Ryan ($457,113, $492,297, and $1,328,006); Brendon Falconer ($91,423, $118,151 and $372,696); James Sandgren ($457,113, $492,297, and $546,506); Jeffrey Knight ($297,123, $255,994, and $273,253) and Todd Clark ($194,273, $216,611, and $273,253). For the number of shares of service-based and performance-based restricted stock awarded in 2019, see the Grants of Plan-Based Awards Table.

(3) These amounts represent incentives that were earned under the Company’s STIP.

(4) This amount is the increase of the actuarial present value of the executive’s benefit under our frozen defined benefit plans, plus the amount of the executive’s earnings credit under our Executive Deferred Compensation Plan in excess of the earnings that would have been credited using the applicable federal long-term rate, with compounding (as described by Section 1274(d) of the Internal Revenue Code).

The 2019 Change in Pension Values and Non-Qualified Deferred Compensation “excess” earnings were: Robert Jones ($0 and $207,975); James Ryan ($0 and $8,002) ;Brendon Falconer ($0 and $2), James Sandgren ($0 and $5,551); Jeffrey Knight ($0 and $596), and Todd Clark ($0 and $3,190).

The 2018 Change in Pension Values and Non-Qualified Deferred Compensation “excess” earnings were: Robert Jones ($0 and $-126.081); James Ryan ($0 and $-3,826); Brendon Falconer ($0 and $0); James Sandgren ($0 and $-2,190); Jeffrey Knight ($0 and $404), and Todd Clark ($0 and $-381).

The 2017 Change in Pension Values and Non-Qualified Deferred Compensation “excess” earnings were: Robert Jones ($0 and $-33,718); James Ryan ($0 and $152); Brendon Falconer ($0 and $0); James Sandgren ($0 and $235); Jeffrey Knight ($0 and $404) and Todd Clark ($0 and $-124).

(5) The amounts specified in Column (i) include the following: perquisites, company contributions to defined contribution plans, cash dividends on restricted stock, and life insurance premiums.

Name	Perquisites & Other Personal Benefits(a)	Company Contributions to Defined Contribution Plans(b)	Cash Dividends on Restricted Stock	Life Insurance Premiums(c)	Total
	($)	($)	($)	($)	($)
Robert G. Jones	0	77,909	0	624	78,533

James C. Ryan, III	7,812	32,133	6,934	624	47,503

Brendon B. Falconer	1,601	14,683	2,974	608	19,866

James A. Sandgren	15,780	36,006	6,934	624	59,344

Jeffrey L. Knight	0	21,693	3,641	567	25,901

Todd C. Clark	0	19,926	3,272	565	23,763

(a) James C. Ryan, III and James A Sandgren received country club membership allowances of $6,720 and $15,780, respectively, for business development purposes. Mr. Ryan received benefit of a company executive physical of $1,092.

(b) Company Contributions to Defined Contribution Plans include $19,250 and $58,659 to the Old National Bancorp Employee Stock Ownership and Savings Plan and the Old National Bancorp Executive Deferred Compensation Plan respectively, for Robert Jones; and $16,050 and $16,083 for James Ryan; and $14,444 and $239 for Brendon Falconer; and $15,586 and $20,420 for James Sandgren; and $18,046 and $3,647 for Jeff Knight; and $18,051 and $1,875 for Todd Clark; respectively to those same plans.

(c) The listed executive officers receive group life coverage equal to two times base salary, whereas most other employees receive coverage of one times base salary. The amounts in this column are the premiums for the executive officers’ coverage.

CEO Pay Ratio

We believe our executive compensation program must be internally consistent and equitable to motivate our employees to create shareholder value. Our Compensation Committee monitors the relationship between the compensation of our executive officers and our non-executive employees; however, the Compensation Committee does not view this ratio as a meaningful tool in evaluating the appropriateness of the CEO’s compensation, both on an internal and external basis.

For 2019, the ratio of Mr. Ryan’s Total Compensation to the median employee’s Total Compensation is as follows:

Median Employee Total Compensation	$58,756

CEO’s Total Compensation	$2,829,056

Ratio of CEO to Median Employee Compensation	48:1

In determining the median employee, a ranked list was prepared of all associates employed other than the CEO as of October 1, 2019 based on their compensation for 2019. The ranked list of all associates for 2019 had an even number of employees; therefore, the Company was unable to select one median employee. In order to arrive at the Median Employee Total Compensation, the Company averaged total compensation of the two employees nearest the median.

The Company had two CEOs during 2019. In order to arrive at the CEO’s Total Compensation, the Company used the annualized total compensation of the individual serving as CEO on the date the Company used to identify its Median Employee. The total compensation for the pay ratio has been annualized to reflect the amount the CEO would have earned if he had been the CEO for all of 2019.

The calculation of compensation for the median employee was determined in the same manner as the “Total Compensation” shown for our CEO in the Summary Compensation Table to arrive at the Median Employee Total Compensation.

Grants of Plan-Based Awards During 2019

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards ($)(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Robert G. Jones	1/24/2019	453,125	906,250	1,359,375

	1/24/2019				17,125	68,500	102,750				864,128

James C. Ryan, III	1/24/2019	371,539	743,077	1,114,616

	1/24/2019				5,625	22,500	33,750				283,838

	1/24/2019							7,500			120,750

	5/2/2019				10,000	40,000	60,000				521,000

Brendon B.	1/24/2019	110,925	221,850	332,775

Falconer	1/24/2019				1,406	5,625	8,438				70,961

	1/24/2019							1,875			30,188

	5/2/2019				2,344	9,375	14,063				122,107

	5/2/2019							3,125			52,906

James A. Sandgren	1/24/2019	172,038	344,077	516,115

	1/24/2019				5,625	22,500	33,750				283,838

	1/24/2019							7,500			120,750

Jeffrey L. Knight	1/24/2019	90,356	180,712	271,067

	1/24/2019				2,813	11,250	16,875				141,919

	1/24/2019							3,750			60,375

Todd C. Clark	1/24/2019	90,096	180,193	270,289

	1/24/2019				2,813	11,250	16,875				141,919

	1/24/2019							3,750			60,375

(1) All non-equity incentive plan awards are made pursuant to our Amended and Restated 2008 Incentive Plan.

(2) The shares in Columns (f), (g), and (h) are performance-based restricted stock units granted under our Amended and Restated 2008 Incentive Compensation Plan. The performance period for 100% of the performance-based awards is the three-year period ending December 31, 2021. The restriction period for 100% of the performance-based grant ends on the date of the Company’s annual filing on Form 10-K in 2022. For all executive awards, 50% of the grant is based upon the company’s Return on Tangible Common Equity with the other 50% of the grant based upon Total Shareholder Return as compared to the company’s peer group. Dividends accumulate on earned shares and are paid in the form of shares.

(3) The shares in Column (i) are service-based restricted shares granted under our Amended and Restated 2008 Incentive Compensation Plan that vest in three substantially equal installments on February 1 of 2020, 2021 and 2022. Vesting is contingent upon the Executive Officers remaining employed during the required service period. Executive Officers are entitled to dividends during the vesting period on the number of outstanding shares.

(4) No stock options were granted in 2019.

(5) The fair market value of the service-based restricted stock units reported in Column (l) is the grant date value of the awards based on the closing stock price. The fair market value of the internal performance-based restricted stock units reported in Column (l) is the grant date value based on the closing stock price less the present value of dividends expected to be paid during the requisite performance period. A Monte-Carlo simulation is used to determine the fair market value of the relative performance-based restricted stock units.

Outstanding Equity Awards at December 31, 2019

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)
(a)	(b)	(c )	(d)	(e)	(f)	(g)		(h)	(i)		(j)

Robert G. Jones									112,256 18,158 17,656	(2) (3) (4)	2,053,162 332,110 322,928

James C. Ryan, III						1,667 4,167 7,500	(1A) (1B) (1C)	30,489 76,214 137,175	24,582 4,970 16,034	(2) (3) (4)	449,605 90,901 293,262

Brendon B. Falconer						334 1,000 5,000	(1A) (1B) (1C)	6,109 18,290 91,450	4,916 1,192 3,849	(2) (3) (4)	89,914 21,802 70,398

James A. Sandgren\						1,667 4,167 7,500	(1A) (1B) (1C)	30,489 76,214 137,175	24,582 4,970 5,800	(2) (3) (4)	449,605 90,901 106,082

Jeffrey L. Knight						1,084 2,167 3,750	(1A) (1B) (1C)	19,826 39,634 68,588	15,978 2,584 2,900	(2) (3) (4)	292,238 47,261 53,041

Todd C. Clark	7,120 7,120 2,670			3.76 3.71 5.67	03/02/21 03/02/22 03/06/23	709 1,834 3,750	(1A) (1B) (1C)	12,968 33,544 68,588	10,447 2,186 2,900	(2) (3) (4)	191,076 39,982 53,041

Footnotes:

(1A) Service-based restricted shares granted in 2017 that will become vested on February 1, 2020.

(1B) Service-based restricted shares granted in 2018 that will become vested in two substantially equal installments on February 1 of 2020 and 2021.

(1C) Service-based restricted shares granted in 2019 that will become vested in three substantially equal installments on February 1 of 2020, 2021 and 2022.

(2) This award represents performance-based restricted stock units granted in 2017. The number of units assumes that maximum performance has been achieved. The executive officers’ interest in any earned shares will vest on the distribution date which will be the date of the Company’s annual filing on Form 10-K in 2020.

(3) This award represents performance-based restricted stock units granted in 2018. The number of units assumes that threshold performance has been achieved. The executive officers’ interest in any earned shares will vest on the distribution date which will be the date of the Company’s annual filing on Form 10-K in 2021.

(4) This award represents performance-based restricted stock units granted in 2019. The number of units assumes that threshold performance has been achieved. The executive officers’ interest in any earned shares will vest on the distribution date which will be the date of the Company’s annual filing on Form 10-K in 2022.

Option Exercises and Stock Vested in 2019

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)

Robert G. Jones	0	0	94,422	1,608,004

James C. Ryan, III	0	0	26,423	446,352

Brendon B. Falconer	0	0	1,500	24,807

James A. Sandgren	0	0	26,529	448,162

Jeffrey L. Knight	0	0	16,973	286,868

Todd C. Clark	0	0	11,306	190,974

2019 Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year (1) ($)	Aggregate Earnings in Last Fiscal Year (2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End (3) ($)
(a)	(b)	(c)	(d)	(e)	(f)

Robert G. Jones	0	58,659	286,010	0	2,753,840

James C. Ryan, III	64,796	16,083	11,129	0	126,418

Brendon B. Falconer	0	239	9	0	248

James A. Sandgren	49,154	20,420	8,627	0	129,642

Jeffrey L. Knight	0	3,647	1,854	0	43,169

Todd C. Clark	129,174	1,875	7,177	0	141,495

(1)	These amounts are also included under All Other Compensation in the Summary Compensation Table on page 55.

(2)

Of the balances reported in this column, the amounts of $207,975, $8,002, $2, $5,551, $596 and $3,190 with respect to Messrs. Jones, Ryan, Falconer, Sandgren, Knight and Clark, respectively, were reported under Change in Pension Value and Non-Qualified Deferred Compensation in the Summary Compensation Table on page 55.

(3)

Of the 2019 balances reported in this column, the amounts of $810,267, $5,626, $0, $13,802, $30,459, and $3,535 with respect to Messrs. Jones, Ryan, Falconer, Sandgren, Knight, and Clark respectively, were reported in the Summary Compensation Table in prior years.

Potential Payments on Termination or Change in Control

Employment Agreements.  We have entered into employment agreements with each NEO (collectively referred to as “employment agreement(s)” or “agreements”). The amended agreements effective January 1, 2011 are summarized below. The summary is qualified in its entirety by reference to the agreements themselves, copies of which are available from the Company itself or from the Company’s public filings with the SEC.

The initial term of the employment agreements entered into with the CEO ended on December 31, 2010. The initial term of the employment agreement entered into with the President and Chief Operating Officer ended on December 31, 2014. The initial term of the employment agreement entered into with the Senior Executive Vice President and CFO ended on December 31, 2016. The initial term of the employment agreement entered into with the Chief Legal Counsel ended on December 31, 2009. The agreements contain automatic one-year extensions, unless the NEO or the Company provides 60 days’ notice before the end of the year of intent not to renew the agreement.

Under each of their respective employment agreements, the NEOs are entitled to a base salary, incentive compensation (both cash and equity) and other employee benefits as determined by the Board. Based on information provided by the Compensation Committee’s compensation consultant, the Committee determined that the benefits, including the various multiples of components of compensation, were within the market range for such payouts and benefits. The Committee regularly reviews the Company’s employment and severance agreement arrangements and uses peer data to determine whether these arrangements are consistent with prevailing market practices.

Pursuant to the employment agreements, we are generally obligated to pay certain non-change of control severance benefits to the NEO if we terminate his or her employment without cause, or the executive resigns within 90 days after we have taken certain actions that adversely affect him or her. The agreements also obligate the Company to pay certain severance benefits if there is a change of control of the Company as defined within the agreement. A NEO must satisfy the terms of the agreement, including its non-solicitation and non-compete provisions, in order to receive his or her benefits.

For purposes of the employment agreements, “Cause” includes (i) the NEO’s act or failure to act constituting willful misconduct or gross negligence that is materially injurious to the Employer or its reputation; (ii) the NEO’s willful and material failure to perform the duties of his employment (except in the case of a termination of Employment for Good Reason or on account of the Executive’s physical or mental inability to perform such duties) and the failure to correct such failure within five (5) days after receiving notice from the Board specifying such failure in detail; (iii) the NEO’s willful and material violation of the Company’s code of ethics or written harassment policies; (iv) the requirement or direction of a federal or state regulatory agency having jurisdiction over the Company that the NEO’s employment be terminated; (v) the NEO’s arrest or indictment for a felony or a lesser criminal offense involving dishonesty, breach of trust, or moral turpitude; or (vi) the NEO’s intentional breach of a material term, condition, or covenant of the Agreement and the failure to correct such violation within five (5) days after receipt of written notice from the Board specifying such breach in detail.

We are generally required to pay non-change of control benefits under the employment agreements if the NEO terminates his or her employment for “Good Reason” within 90 days after we have taken specified actions and we have failed to correct the event within 30 days following the NEO’s notice of termination. These actions include (i) a material reduction in the NEO’s duties, responsibilities, or status with the Company; (ii) a reduction in the NEO’s base compensation or failure to include the NEO with other similarly situated employees in any incentive, bonus, or benefit plans as may be offered by the Company from time to time; (iii) a change in the primary location at which the NEO is required to perform the duties of his or her employment to a location that is more than fifty (50) miles from the location at which his or her office is located on the effective date of the agreement; or (iv) the Company’s material breach of the agreement.

The non-change of control severance benefits payable under the employment agreements for Messrs. Knight and Clark provide for a severance benefit of 52 weeks. The non-change of control severance benefits for our CEO, CFO and Chief Operating Officer provide for a severance payment of 104 weeks. For purposes of this payment, the NEO’s weekly pay rate is the sum of his or her annual base salary then in effect and the NEO’s target bonus for the year the severance is paid divided by 52. Each of the employment agreements contain non-solicitation and non-compete provisions, which remain in effect for two years after termination of employment.

The employment agreements also provide for change of control severance benefits for each NEO. The Company is required to pay change of control severance benefits if, within two years following a change of control (as defined in the agreements), we terminate the NEO’s employment for a reason other than “Cause” or the NEO’s disability. The Board believes that the employment agreements, which include change of control severance benefits, assure the fair treatment of the NEOs in relation to their professional careers with the Company by providing them some measure of financial security in the event of a change of control. The change of control provision also protects the shareholders of the Company by encouraging the NEOs to continue to devote their full attention to the Company without being distracted by the need to seek other employment following the change of control. The Compensation Committee established the change of control payouts to each of the NEOs after reviewing peer data and consulting with Pearl Meyer.

Under the employment agreements, we are obligated to make the change of control severance payment, if the NEO resigns for “Good Reason” within two years after a change of control after we have taken certain actions detrimental to the NEO. These actions include (i) assignment to the NEO of any duties materially inconsistent with his or her positions, duties, responsibilities, or status with the Company immediately before the change of control date; (ii) a substantial reduction in the Executive’s duties or responsibilities, or any removal of the NEO from, or any failure to re-elect the NEO to, any positions held by the NEO immediately before the change of control date; (iii) a reduction by the Company in the compensation or benefits of the NEO in effect immediately before the change of control date, or any failure to include the NEO, at a level equal to or better than any other senior executive of the Company, in any incentive, bonus, or benefit plan covering one or more senior executives of the Company; (iv) a reduction in the NEO’s total compensation opportunity; (v) a change in the primary location at which the NEO is required to perform the duties of his or her employment to a location that is more than fifty (50) miles from the location at which his or her office is located immediately before the Change in Control date (disregarding any change in location in anticipation of the change of control); or (vi) the Company’s material breach of the Agreement.

The change of control severance payment required under the employment agreements is a single lump sum payment in an amount equal to the product of (i) three (3) times (for the CEO, CFO and Chief Operating Officer and two (2) times for our other NEOs) (ii) the sum of (A) the NEO’s annual base salary, at the greater of the rate in effect on the change of control date or the termination date, plus (B) the NEO’s target bonus for the year containing the change of control date, or, if greater, the calculated bonus percentage for the year preceding the change of control date, subject to certain limitations and reimbursement provisions contained in the employment agreement.

Following a Change in Control, all outstanding Company stock options, to the extent not previously vested and exercisable, shall become vested and exercisable upon the NEO’s termination of employment. Although the 2016 grants are calculated differently, the 2017 and 2018 grants of performance-based restricted stock will be paid to the NEOs who are also terminated after a Change in Control as if Targeted performance had been achieved. Service-based restricted stock awards will vest immediately upon an involuntary or good reason termination of a NEO following a change of control. Otherwise, they will vest according to their original terms and conditions.

Under Code Section 4999, a 20% excise tax is imposed on Change in Control payments that are “excess parachute payments” within the meaning of Section 280G(b)(1). In general, the excess parachute payment threshold above which excise taxes are imposed is three times the base amount (which is the average W-2 compensation over five years). The employment agreements do not contain tax gross ups and adopt a “best after-tax provision” whereby the executive receives the full 280G payment and has the responsibility for any excise tax, or the payment is reduced to the safe harbor amount, whichever will provide the executive the largest total after-tax benefit.

Potential Payments Upon Termination of Employment and Change in Control

The following tables provide information regarding potential payments upon termination of employment or a Change in Control for the NEOs. For purposes of the following tables, we have assumed that the Change in Control and/or termination occurred on December 31, 2019, and we have used the closing price of our stock on that date which was $18.29.

The Company has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to NEOs of the Company in the event of a termination of employment or a Change in Control of the Company. The amount of compensation payable to each NEO in each situation is listed in the following tables.

Robert G. Jones

Former Chairman and CEO

Executive Benefits and Payments Upon Termination	Voluntary Termination/ Retirement		Involuntary Not for Cause Termination	For Cause Termination	Involuntary or Good Reason Termination Upon Change in Control		Termination on Account of Disability		Termination on Account of Death

Compensation:

Base Salary	$0		$1,450,000	$0	$0		$0		$0

Short-Term Incentive	$0		$1,812,500	$0	$0		$0		$0

Change in Control Severance	$0		$0	$0	$6,157,969	(2)	$0		$0

Long Term Incentive

Performance-Based Restricted Shares

2017-2019 (Performance Period)	$1,879,298	(1)	$0	$0	$1,252,865	(3)	$1,879,298	(4)	$1,252,865	(5)

2018-2020 (Performance Period)	$1,879,298	(1)	$0	$0	$1,252,865	(3)	$1,879,298	(4)	$1,252,865	(5)

2019-2021 (Performance Period)	$1,879,298	(1)	$0	$0	$1,252,865	(3)	$1,879,298	(4)	$1,252,865	(5)

Stock Options

Unvested & Accelerated	$0		$0	$0	$0		$0		$0

Service-Based Restricted Stock

Unvested Awards	$0		$0	$0	$0		$0		$0

Benefits and Perquisites:

Accrued Vacation Pay	$55,769		$55,769	$55,769	$55,769		$55,769		$55,769

Medical / Life & Outplacement	$0		$52,344	$0	$52,344		$0		$0

Total	$5,693,663		$3,370,613	$55,769	$10,024,677		$5,693,663		$3,814,364

(1) If Mr. Jones voluntarily terminates his employment, based upon his age and years of service, his termination would be classified as a retirement. As such, he will continue as a participant through the performance period, and his 2017, 2018, and 2019 performance-based shares (including the forfeiture of some or all shares) will be determined at the end of those periods in accordance with the agreement(s) and paid shortly after the end of the period. The amount recorded assumes the maximum payment is earned under those agreement(s).

(2) The Change in Control severance is calculated using the actual 2018 bonus percentage of 146.5% of Mr. Jones’ bonus at target.

(3) Performance-based restricted stock units are treated as fully earned at target level and the period of restriction lapses upon a change in control and subsequent termination of employment.

(4) If Mr. Jones terminates employment on account of his disability, he will continue as a participant through the service and performance period, and his 2017, 2018 and 2019 performance-based units (including forfeiture of some or all shares) will be determined at the end of those periods in accordance with the agreement(s) and paid shortly after the end of the period. The amount recorded assumes the maximum payment is earned under those agreement(s).

(5) If Mr. Jones dies while an employee, the period of restriction will lapse, and the 2017, 2018 and 2019 performance-based units will be treated as earned at the “target” level.

James C. Ryan, III

Chairman and CEO

Executive Benefits and Payments Upon Termination	Voluntary Termination	Involuntary Not for Cause Termination	For Cause Termination	Involuntary or Good Reason Termination Upon Change in Control		Termination on Account of Disability		Termination on Account of Death

Compensation:

Base Salary	$0	$1,500,000	$0	$0		$0		$0

Short-Term Incentive	$0	$1,725,000	$0	$0		$0		$0

Change in Control Severance	$0	$0	$0	$4,837,500	(1)	$0		$0

Long Term Incentive

Performance-Based Restricted Shares

2017-2019 (Performance Period)	$0	$0	$0	$274,350	(2)	$411,525	(3)	$274,350	(4)

2018-2020 (Performance Period)	$0	$0	$0	$342,938	(2)	$514,406	(3)	$342,938	(4)

2019-2021 (Performance Period)	$0	$0	$0	$411,525	(2)	$617,288	(3)	$411,525	(4)

Stock Options

Unvested & Accelerated	$0	$0	$0	$0		$0		$0

Service-Based Restricted Stock

Unvested Awards	$0	$0	$0	$243,879	(2)	$243,879	(3)	$243,879	(4)

Benefits and Perquisites:

Accrued Vacation Pay	$57,692	$57,692	$57,692	$57,692		$57,692		$57,692

Medical / Life & Outplacement	$0	$62,496	$0	$62,496		$0		$0

Total	$57,692	$3,345,188	$57,692	$6,230,380		$1,844,790		$1,330,383

(1) The Change in Control severance is calculated using Mr. Ryan’s 2019 target bonus percentage.

(2) Performance-based restricted stock units and all service-based restricted stock units are treated as fully earned at target level and the period of restriction lapses upon a change in control and subsequent termination of employment.

(3) If Mr. Ryan terminates employment on account of his disability, he will continue as a participant through the service and performance period, and his 2017, 2018 and 2019 performance-based restricted stock units (including forfeiture of some or all shares) and unvested restricted stock will be determined at the end of those periods in accordance with the agreement(s) and paid shortly after the end of the period. The amount recorded assumes the maximum payment is earned under those agreement(s).

(4) If Mr. Ryan dies while an employee, the period of restriction will lapse, and 2017, 2018 and 2019 performance-based restricted stock units will be treated as earned at the “target” level.

Brendon B. Falconer

Senior Executive Vice President

CFO

Executive Benefits and Payments Upon Termination	Voluntary Termination	Involuntary Not for Cause Termination	For Cause Termination	Involuntary or Good Reason Termination Upon Change in Control		Termination on Account of Disability		Termination on Account of Death

Compensation:

Base Salary	$0	$780,000	$0	$0		$0		$0

Short-Term Incentive	$0	$507,000	$0	$0		$0		$0

Change in Control Severance	$0	$0	$0	$1,930,500	(1)	$0		$0

Long Term Incentive

Performance-Based Restricted Shares

2017-2019 (Performance Period)	$0	$0	$0	$54,870	(2)	$82,305	(3)	$54,870	(4)

2018-2020 (Performance Period)	$0	$0	$0	$82,305	(2)	$123,458	(3)	$82,305	(4)

2019-2021 (Performance Period)	$0	$0	$0	$274,350	(2)	$411,525	(3)	$274,350	(4)

Stock Options

Unvested & Accelerated	$0	$0	$0	$0		$0		$0

Service-Based Restricted Stock

Unvested Awards	$0	$0	$0	$115,849	(2)	$115,849	(3)	$115,849	(4)

Benefits and Perquisites:

Accrued Vacation Pay	$30,000	$30,000	$30,000	$30,000		$30,000		$30,000

Medical / Life & Outplacement	$0	$62,465	$0	$62,465		$0		$0

Total	$30,000	$1,379,465	$30,000	$2,550,339		$763,137		$557,374

(1) The Change in Control severance is calculated using Mr. Falconer’s 2019 target bonus percentage.

(2) Performance-based restricted stock units and all service-based restricted stock units are treated as fully earned at target level and the period of restriction lapses upon a change in control and subsequent termination of employment.

(3) If Mr. Falconer terminates employment on account of his disability, he will continue as a participant through the service and performance period, and his 2017, 2018 and 2019 performance-based restricted stock units (including forfeiture of some or all shares) and unvested restricted stock will be determined at the end of those periods in accordance with the agreement(s) and paid shortly after the end of the period. The amount recorded assumes the maximum payment is earned under those agreement(s).

(4) If Mr. Falconer dies while an employee, the period of restriction will lapse, and 2017, 2018 and 2019 performance-based restricted stock units will be treated as earned at the “target” level.

James A. Sandgren

President and Chief Operating Officer

Executive Benefits and Payments Upon Termination	Voluntary Termination	Involuntary Not for Cause Termination	For Cause Termination	Involuntary or Good Reason Termination Upon Change in Control		Termination on Account of Disability		Termination on Account of Death

Compensation:

Base Salary	$0	$990,000	$0	$0		$0		$0

Short-Term Incentive	$0	$693,000	$0	$0		$0		$0

Change in Control Severance	$0	$0	$0	$2,899,091	(1)	$0		$0

Long Term Incentive

Performance-Based Restricted Shares

2017-2019 (Performance Period)	$0	$0	$0	$274,350	(2)	$411,525	(3)	$274,350	(4)

2018-2020 (Performance Period)	$0	$0	$0	$342,938	(2)	$514,406	(3)	$342,938	(4)

2019-2021 (Performance Period)	$0	$0	$0	$411,525	(2)	$617,288	(3)	$411,525	(4)

Stock Options

Unvested & Accelerated	$0	$0	$0	$0		$0		$0

Service-Based Restricted Stock

Unvested Awards	$0	$0	$0	$243,879	(2)	$243,879	(3)	$243,879	(4)

Benefits and Perquisites:

Accrued Vacation Pay	$47,596	$47,596	$47,596	$47,596		$47,596		$47,596

Medical / Life & Outplacement	$0	$58,872	$0	$58,872		$0		$0

Total	$47,596	$1,789,468	$47,596	$4,278,251		$1,834,694		$1,320,288

(1) The Change in Control severance is calculated using the actual 2018 bonus percentage of 146.5% of Mr. Sandgren’s bonus at target.

(2) Performance-based restricted stock units and all service-based restricted stock units are treated as fully earned at target level and the period of restriction lapses upon a change in control and subsequent termination of employment

(3) If Mr. Sandgren terminates employment on account of his disability, he will continue as a participant through the service and performance period, and his 2017, 2018 and 2019 performance-based restricted stock units (including forfeiture of some or all shares) and unvested restricted stock will be determined at the end of those periods in accordance with the agreement(s) and paid shortly after the end of the period. The amount recorded assumes the maximum payment is earned under those agreement(s).

(4) If Mr. Sandgren dies while an employee, the period of restriction will lapse, and the 2017, 2018 and 2019 performance-based restricted stock units will be treated as earned at the “target” level.

Jeffrey L. Knight

Executive Vice President

Chief Legal Counsel

Executive Benefits and Payments Upon Termination	Voluntary Termination/ Retirement		Involuntary Not for Cause Termination	For Cause Termination	Involuntary or Good Reason Termination Upon Change in Control		Termination on Account of Disability		Termination on Account of Death

Compensation:

Base Salary	$0		$363,500	$0	$0		$0		$0

Short-Term Incentive	$0		$181,750	$0	$0		$0		$0

Change in Control Severance	$0		$0	$0	$1,259,528	(2)	$0		$0

Long Term Incentive

Performance-Based Restricted Shares

2017-2019 (Performance Period)	$267,491	(1)	$0	$0	$178,327	(3)	$267,491	(4)	$178,327	(5)

2018-2020 (Performance Period)	$267,491	(1)	$0	$0	$178,327	(3)	$267,491	(4)	$178,327	(5)

2019-2021 (Performance Period)	$308,644	(1)	$0	$0	$205,763	(3)	$308,644	(4)	$205,763	(5)

Stock Options

Unvested & Accelerated	$0		$0	$0	$0		$0		$0

Service-Based Restricted Stock

Unvested Awards	$128,048	(1)	$0	$0	$128,048	(3)	$128,048	(4)	$128,048	(5)

Benefits and Perquisites:

Accrued Vacation Pay	$34,952		$34,952	$34,952	$34,952		$34,952		$34,952

Medical / Life & Outplacement	$0		$36,879	$0	$58,758		$0		$0

Reduction for 280G					-$198,053	(6)

Total	$1,006,626		$617,081	$34,952	$1,845,650		$1,006,626		$725,417

(1) If Mr. Knight voluntarily terminates his employment, based upon his age and years of service, his termination would be classified as a retirement. As such, he will continue as a participant through the service and performance period, and his 2017, 2018 and 2019 performance-based shares (including the forfeiture of some or all shares) and his unvested restricted stock will be determined at the end of those periods in accordance with the agreement(s) and paid shortly after the end of the period. The amount recorded assumes the maximum payment is earned under those agreement(s).

(2) The Change in Control severance is calculated using the actual 2018 bonus percentage of 146.5% of Mr. Knight’s bonus at target.

(3) Performance-based restricted stock units and all service-based restricted stock units are treated as fully earned at target level and the period of restriction lapses upon a change in control and subsequent termination of employment.

(4) If Mr. Knight terminates employment on account of his disability, he will continue as a participant through the service and performance period, and his 2017, 2018 and 2019 performance-based units (including forfeiture of some or all shares) and unvested restricted stock will be determined at the end of those periods in accordance with the agreement(s) and paid shortly after the end of the period. The amount recorded assumes the maximum payment is earned under those agreement(s).

(5) If Mr. Knight dies while an employee, the period of restriction will lapse, and 2017, 2018 and 2019 performance-based units will be treated as earned at the “target” level.

(6) Under Code Section 4999, a 20% excise tax is imposed on change in control payments that are “excess parachute payments” within the meaning of Section 280G(b)(1). In order to provide Mr. Knight with the “best after tax” benefit in accordance with his Severance and Change In Control agreement, his payment would be reduced to the safe harbor amount which is three times his base amount less $1.

Todd C. Clark

Executive Vice President

Chief Information/Strategic Innovation Officer

Executive Benefits and Payments Upon Termination	Voluntary Termination/ Retirement	Involuntary Not for Cause Termination	For Cause Termination	Involuntary or Good Reason Termination Upon Change in Control		Termination on Account of Disability		Termination on Account of Death

Compensation:

Base Salary	$0	$362,000	$0	$0		$0		$0

Short-Term Incentive	$0	$181,000	$0	$0		$0		$0

Change in Control Severance	$0	$0	$0	$1,254,511	(1)	$0		$0

Long Term Incentive

Performance-Based Restricted Shares

2017-2019 (Performance Period)	$0	$0	$0	$116,599	(2)	$174,898	(3)	$116,599	(4)

2018-2020 (Performance Period)	$0	$0	$0	$150,892	(2)	$226,339	(3)	$150,892	(4)

2019-2021 (Performance Period)	$0	$0	$0	$205,762	(2)	$308,644	(3)	$205,762	(4)

Stock Options

Unvested & Accelerated	$0	$0	$0	$0		$0		$0

Service-Based Restricted Stock

Unvested Awards	$0	$0	$0	$115,099	(2)	$115,099	(3)	$115,099	(4)

Benefits and Perquisites:

Accrued Vacation Pay	$27,846	$27,846	$27,846	$27,846		$27,846		$27,846

Medical / Life & Outplacement	$0	$38,005	$0	$61,009		$0		$0

Reduction for 280G				-$467,465	(5)

Total	$27,846	$608,851	$27,846	$1,464,253		$852,826		$616,198

(1) The Change in Control severance is calculated using the actual 2018 bonus percentage of 146.5% of Mr. Clark’s bonus at target.

(2) Performance-based restricted stock units and all service-based restricted stock units are treated as fully earned at target level and the period of restriction lapses upon a change in control and subsequent termination of employment.

(3) If Mr. Clark terminates employment on account of his disability, he will continue as a participant through the service and performance period, and his 2017, 2018 and 2019 performance-based shares (including forfeiture of some or all shares) and unvested restricted stock will be determined at the end of those periods in accordance with the agreement(s) and paid shortly after the end of the period. The amount recorded assumes the maximum payment is earned under those agreement(s).

(4) If Mr. Clark dies while an employee, the period of restriction will lapse, and the 2017, 2018 and 2019 performance-based shares will be treated as earned at the “target” level.

(5) Under Code Section 4999, a 20% excise tax is imposed on change in control payments that are “excess parachute payments” within the meaning of Section 280G(b)(1). In order to provide Mr. Clark with the “best after tax” benefit in accordance with his Severance and Change In Control agreement, his payment would be reduced to the safe harbor amount which is three times his base amount less $1.

Section IV – Security Ownership

Common Stock Beneficially Owned by Directors and Executive Officers

The following table and accompanying footnotes set forth information concerning the beneficial ownership of the shares of common stock of the Company as of February 24, 2020, by each Director and Named Executive Officer and all Directors and Executive Officers as a group.

Name of Person	Number of Shares Beneficially Owned (1)		Percent of Common Stock

Alan W. Braun	447,523	(2)	*

Todd C. Clark	126,294	(3)	*

Brendon B. Falconer	53,188	(4)	*

Andrew E. Goebel	49,169	(5)	*

Jerome F. Henry, Jr.	305,933	(6)	*

Daniel S. Hermann	0		*

Robert G. Jones	521,493	(7)	*

Ryan C. Kitchell	9,215	(8)	*

Jeffrey L. Knight	122,147	(9)	*

Phelps L. Lambert	185,282	(10)	*

Austin M. Ramirez	0		*

James C. Ryan III	270,789	(11)	*

Thomas E. Salmon	6,254	(12)	*

Randall T. Shepard	29,534		*

James A. Sandgren	184,700	(13)	*

Rebecca S. Skillman	19,679		*

Derrick J. Stewart	11,399	(14)	*

Katherine E. White	11,225	(15)	*

Linda E. White	77,667	(16)	*

Directors and Executive Officers as a Group (23 persons)	2,729,717		1.61%

*	Less than 1%

(1)	Unless otherwise indicated in a footnote, each person listed in the table possesses sole voting and sole investment power with respect to the shares shown in the table to be owned by that person.

(2)

Includes 413,257 shares held by Alan W. and Sharon A. Braun. Also includes 2,835 shares held in The Braun Investment Partnership, L.P. of which Mr. Braun is a general partner. Mr. Braun disclaims beneficial ownership of the shares except to the extent of his pecuniary interest.

(3)	Includes 30,750 shares of performance-based restricted stock, 7,167 shares of service-based restricted stock and 4,460 shares of phantom stock in the Old National Bancorp Deferred Compensation Plan.

(4)	Includes 34,500 shares of performance-based restricted stock and 8,834 shares of service-based restricted stock

(5)	Includes 4,588 shares held by Darlene Goebel, Mr. Goebel’s spouse.

(6)	Includes 140,874 shares held by Jerome & Rebecca Henry

(7)	Includes 205,500 shares of performance-based restricted stock, and 65,381 shares of phantom stock in the ONB Deferred Compensation Plan.

(8)	Includes 9,215 shares of phantom stock in the ONB Deferred Compensation Plan.

(9)	Includes 32,250 shares of performance-based restricted stock, and 7,334 shares of service-based restricted stock and 381 shares of phantom stock in the ONB Deferred Compensation Plan.

(10)	Includes 12,764 shares held by Carol M. Lambert, Mr. Lambert’s spouse. Also includes 29,589 shares of phantom stock in the ONB Deferred Compensation Plan.

(11)	Includes 141,250 shares of performance-based restricted stock and 27,084 shares of service-based restricted stock, and 5,952 shares of phantom stock in the ONB Deferred Compensation Plan.

(12)	Includes 6,254 shares of phantom stock in the ONB Deferred Compensation Plan.

(13)	Includes 67,500 shares of performance-based restricted stock, 15,834 shares of service-based restricted stock, and 4,109 shares of phantom stock in the ONB Deferred Compensation Plan.

(14)	Includes 4,745 shares of phantom stock in the ONB Deferred Compensation Plan.

(15)	Includes 9,982 shares of phantom stock in the ONB Deferred Compensation Plan.

(16)	Includes 71,583 shares of phantom stock in the ONB Deferred Compensation Plan.

Securities Owned by Certain Beneficial Owners

The following table and accompanying footnotes set forth information concerning the beneficial ownership of the shares of common stock of the Company by each person or entity known by us to own beneficially more than 5% of our Common Stock as of December 31, 2019.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Common Stock

BlackRock, Inc. 55 E. 52nd Street New York, NY 10055	22,588,408	(1)	13.30%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	18,127,210	(2)	10.66%

Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746	12,297,011	(3)	7.23%

(1)

Ownership based on the Schedule 13G/A filed by BlackRock, Inc. on February 3, 2020, which reported 22,170,651 shares beneficially owned with sole voting power over 22,227,680 shares and sole dispositive power over 22,588,408 shares.

(2)

Ownership based on the Schedule 13G/A filed by The Vanguard Group on February 10, 2020, reporting 18,127,210 shares beneficially owned with sole voting power over 162,859 shares, shared voting power over 20,730 shares, sole dispositive power over 17,965,247 shares, and shared dispositive power over 161,963 shares.

(3)

Ownership based on the Schedule 13G filed by Dimensional Fund Advisors, LP on February 12, 2020, reporting 12,297,011 shares beneficially owned with sole voting power over 12,129,648 shares, and sole dispositive power over 12,297,011 shares.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and executive officers and persons who beneficially own more than 10% of the Company common stock to file with the SEC reports showing ownership of and changes of ownership in shares of the Company’s common stock and other equity securities. On the basis of reports and representations submitted by the Company’s Directors, executive officers, and greater-than-10% owners, the Company believes that all required Section 16(a) filings for fiscal year 2019 were timely made except for the late filings described in more detail as follows. All of the late filings were inadvertent and related to administrative matters. There were five late reports filed for grants of Company Stock related to the reinvestment of dividends made in accordance with the Company’s Dividend Reinvestment and Stock Purchase Plan for the following Directors and executive officers: one report on a Form 4 filed on May 1, 2019, reporting three late voluntary transactions for Michael Woods; one report on a Form 4 filed on July 1, 2019, reporting nine late voluntary transactions for Rebecca Skillman; one report on a Form 4 filed on July 11, 2019, reporting two late voluntary transactions for James Sandgren; one report on a Form 4 filed on July 11, 2019, reporting 16 late voluntary transactions for Jerome Henry; and one report on a Form 4 filed on July 24, 2019, reporting four late voluntary transactions for Kendra Vanzo. There was one late report on a Form 4 filed on July 24, 2019, reporting one transaction related to the sale of stock beneficially owned by Daryl Moore. There was one late report filed on a Form 4 on December 17, 2019 for the grant of stock for a routine installment of Director compensation for the following five Directors: Alan Braun, Andy Goebel, Jerome Henry, Randall Shepard and Rebecca Skillman. Upon discovering the above, the company promptly made the appropriate filings.

Section V – Amendment of the Articles of Incorporation to Increase

Total Authorized Capital Stock and Authorized Shares of Preferred Stock

(Item 2 on Proxy Card)

Description of the Proposed Amendment of Article IV

At a meeting held on January 30, 2020, the Company’s Board of Directors unanimously adopted resolutions approving and submitting to a vote of the shareholders, an amendment to Article IV of the Company’s Fourth and Restated Articles of Incorporation which would increase the total number of shares of authorized capital stock from 302,000,000 to 330,000,000 and the authorized number of shares of preferred stock from 2,000,000 to 30,000,000, which the Board of Directors is authorized to issue, as well as to clarify the terms for designation of the authorized preferred shares (the “Amendment”). No change is being proposed to the number of the Company’s authorized shares of common stock. The complete text of Article IV, as amended reads as follows:

ARTICLE IV

Shares of Stock

Section 1. Number. The total number of shares of capital stock which the Corporation has authority to issue is 330,000,000 shares, all of which shall be divided into two classes of shares to be designated “Common Stock” and “Preferred Stock,” respectively, as follows:

300,000,000 shares of Common Stock, without par value; and

30,000,000 shares of Preferred Stock, without par value.

Section 2. Terms and Voting Rights of Capital Stock. A statement of the designations, relative rights, preferences, powers, qualifications, limitations and restrictions granted to or imposed upon the respective classes of the shares of capital stock or the holders thereof is as follows:

(A) Preferred Stock.

The Board of Directors is hereby expressly authorized to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by the adoption and filing in accordance with the Indiana Business Corporation Law, of an amendment or amendments to these Articles of Incorporation, the terms of such Preferred Stock or series of Preferred Stock, which may differ from those of any and all other series of Preferred Stock at any time outstanding. The Board of Directors shall have authority to fix the designations, relative, participating, optional or other special rights, preferences, powers, qualifications, limitations and restrictions thereof, including, without limitation, the voting rights, the dividend rate, conversion rights, redemption price and liquidation preference, of any series of shares of Preferred Stock, to fix the number of shares constituting any such series and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of such resolutions or resolutions originally fixing the number of shares of such series. Such shares of Preferred Stock may be redeemed, purchased or otherwise acquired by the Corporation, subject to any limitation or restriction, if any, as is contained in the express terms of such series, and may be reissued except as otherwise provided by law.

(B) Common Stock.

Each share of Common Stock shall be equal to every other share of Common Stock, and except as otherwise provided by law or by these Articles of Incorporation (including the provisions authorizing the Board of Directors to fix voting rights of any series of Preferred Stock), the holders of the outstanding shares of Common Stock shall have and possess the exclusive right to notice of shareholders’ meetings and to vote on all matters presented to shareholders and shall be entitled to one vote for each share of Common Stock held of record by them on all matters including elections of directors.

Subject to the rights of any series of Preferred Stock authorized by the Board of Directors as provided by these Articles of Incorporation, the holders of the outstanding shares of Common Stock shall be entitled to dividends as and when declared by the Board of Directors out of funds of the Corporation legally available for the payment of dividends.

Discussion of the Proposed Amendment of Article IV

Although the Company has no current plans, agreements, arrangements, or intentions to issue any preferred shares, the Board of Directors believes that authorizing additional shares is advisable and in the best interest of our shareholders and the Company. The ability to issue these additional preferred shares in the future will provide the Company with additional financial and management flexibility in structuring capital raising transactions, acquisitions, financings, joint ventures and strategic partnerships as well as other general corporate transactions.

The Company was incorporated in 1982 with total authorized capital stock of 2,000,000 shares, all of which was common stock. The Company amended its articles of incorporation in 1985 to increase its total authorized capital stock to 7,000,000 shares, of which 2,000,000 shares were authorized preferred stock. Since 1985, the Company has increased its total authorized capital stock to the current 302,000,000 shares of which 300,000,000 are authorized shares of common stock, without an increase in the 2,000,000 authorized shares of preferred stock. The most recent issuance of preferred stock was the issuance of 100,000 shares in December 2008 to the United States Department of the Treasury in connection with the Company’s participation in the Troubled Asset Relief Program (“TARP”). All of the shares issued under TARP were redeemed in March 2009.

If shareholder approval of an increase in authorized shares of capital and preferred stock is postponed until the transactions described above arise, the delay and expense incident to obtaining shareholder approval at that time could impair our ability to successfully execute those transactions.

The increase in the Company’s authorized capital and preferred stock will not have any immediate effect on the rights of existing shareholders. However, the Board of Directors will have the authority to issue the additional authorized shares of preferred stock without requiring future shareholder approval of such issuances, except as may be required by the Fourth Amended and Restated Articles of Incorporation, as it may be amended or restated from time to time, NASDAQ listing rules or other applicable rules and regulations. To the extent that the additional authorized shares of preferred stock are issued from time to time in the future, they could decrease the Company’s current and then existing common shareholders’ and any then existing preferred shareholders’ percentage of total capital stock ownership and, depending upon the price at which those preferred shares are issued, as compared to the price paid by the current and then existing shareholders for their shares, could be dilutive to our current and then existing shareholders.

Increasing the total authorized shares of capital stock and authorized shares of preferred stock could also have an anti-takeover effect because the potential issuance of preferred shares could dilute certain rights of a person seeking to obtain control of the Company or to change the Company’s management. The Board of Directors does not intend to issue shares of preferred stock as an anti-takeover measure. The Company does not have any current plans, agreements, arrangements or intentions with respect to the issuance of the authorized shares of preferred stock.

The Board unanimously recommends that the Shareholders vote “FOR” approval of the Amendment.

Section VI – Amendment of the Articles of Incorporation to Allow

Shareholders to Amend By-Laws

(Item 3 on Proxy Card)

Description of the Proposed Amendment of Article VIII

Our Fourth Amended and Restated Articles of Incorporation reserved for the Board of Directors the exclusive power, without the assent or vote of the shareholders, to make, alter, amend or repeal any provision of the By-Laws of the Corporation. At a meeting held on January 30, 2020 the Company’s Board of Directors unanimously adopted resolutions approving and submitting to a vote of the Shareholders, an amendment to Article VIII, Section 4 of the Company’s Articles of Incorporation which would provide the Company’s shareholders the power to amend the Company’s By-Laws if such amendment is approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter (the “Amendment”). The complete text of Section 4 of Article VIII, as amended, reads as follows:

Section 4. By-Laws of the Corporation. Any provisions of the By-Laws may be made, altered, amended or repealed by either:

(a) the Board of Directors by an affirmative vote of not less than a majority vote of the actual number of directors elected and qualified from time to time shall have the power, without the assent or vote of the shareholders, to make, alter, amend or repeal the By-Laws of the Corporation, or

(b) the affirmative vote of not less than a majority of all votes entitled to be cast by the shareholders on the matter at any meeting of the shareholders, provided that the proposed addition, alteration, amendment, or repeal is contained in the notice of such shareholder meeting.

The Board of Directors may, by resolution adopted by a majority of the actual number of directors elected and qualified, from time to time, designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in the resolution, the Articles of Incorporation, or the By-Laws, may exercise all of the authority of the Board of Directors of the Corporation, including, but not limited to, the authority to issue and sell or approve any contract to issue and sell, securities or shares of the Corporation or designate the terms of a series of a class of securities or shares of the Corporation. The terms which may be affixed by each such committee include, but are not limited to, the price, dividend rate, and provisions of redemption, a sinking fund, conversion, voting, or preferential rights or other features of securities or class or series of a class of shares. Each such committee may have full power to adopt a final resolution which sets forth those terms and to authorize a statement of such terms to be filed with the Secretary of State. However, no such committee has the authority to declare dividends or distributions, amend the Articles of Incorporation or the By-Laws, approve a plan of merger or consolidation even if such plan does not require shareholder approval, reduce earned or capital surplus, authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors, or recommend to the shareholders a voluntary dissolution of the Corporation or a revocation thereof. No member of any such committee shall continue to be a member thereof after he ceases to be a Director of the Corporation. The calling and holding of meetings of any such committee and its method of procedure shall be determined by the Board of Directors. A member of the Board of Directors shall not be liable for any action taken by any such committee if he is not a member of that committee and has acted in good faith and in a manner he reasonably believes is in the best interest of the Corporation.

Discussion of the Proposed Amendment of Article VIII

Our Board of Directors is firmly committed to ensuring effective corporate governance. After consulting with management and outside advisors, the Board carefully considered the advantages and disadvantages of adopting an amendment to allow shareholders to amend the By-Laws. After weighing these considerations, and upon the recommendation of the Corporate Governance Committee, the Board has concluded that it is in the best interests of the Company and its shareholders to allow shareholders to amend the By-Laws.

If the Amendment is adopted by the shareholders, the Amendment would permit shareholders to act to amend our By-Laws or make new By-Laws upon receiving the affirmative vote of the holders of not less than a majority of the shares then outstanding and entitled to vote on the matter.

The Board unanimously recommends that the Shareholders vote “FOR” approval of the Amendment.

Section VII – Approval of a Non-Binding Advisory Proposal

on Executive Compensation

(Item 4 on Proxy Card)

As required by Section 14A of the Securities Exchange Act, we are seeking advisory shareholder approval of the compensation of the NEOs as disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives you as a shareholder the opportunity to endorse or not endorse our executive pay program through the following resolution:

RESOLVED, that the shareholders advise that they approve the compensation of the Company’s NEOs, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the “Compensation Discussion and Analysis” section and the compensation tables and any related material in the “Compensation of NEOs” section of this Proxy Statement for its 2020 Annual Meeting).

In response to the voting results for the frequency of the “say-on-pay” vote at the 2017 Annual Meeting, we are providing shareholders with the opportunity to annually provide a “say-on-pay” advisory vote.

Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

We believe that our compensation policies and procedures are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of our shareholders. We also believe that both the Company and shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue.

We believe that our CEO and executive management have successfully managed the Company in a competitive and ever changing economic and banking environment. We have been committed to achieving a high level of return to our shareholders and have executed multiple strategic mergers and other acquisitions in the past several years placing the Company in higher growth markets that have provided and will provide opportunities to enhance shareholder value. In 2019, the Company delivered record operating results. Financial highlights for 2019 include:

•	EPS $1.38

•	Net Income $238.2 million

•	ROE 8.57%

•	ROA 1.19%

•	Efficiency Ratio 60.35%

•	Net Charge-Off (Recovery) Ratio 0.05%

•	Provision Expense $4.7 million

Our Board of Directors recommends a vote FOR this resolution because it believes the policies and practices described in the Compensation Discussion and Analysis are effective in achieving the Company’s goals of rewarding sustained financial performance, aligning our executives’ long-term interests with those of the shareholders and also motivating the executives to remain with the Company for long and productive careers.

Shareholders are encouraged to carefully review the information provided in this proxy statement regarding the compensation of our NEOs in the section captioned “Compensation Discussion and Analysis” beginning on page 34.

The Board unanimously recommends a vote “FOR” approval of the advisory vote on Executive Compensation

Section VIII – Ratification of the Appointment of Independent

Registered Public Accounting Firm

(Item 5 on Proxy Card)

The Board proposes the ratification by the shareholders at the Annual Meeting of the Audit Committee’s appointment of Crowe LLP, Louisville, Kentucky, as independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending December 31, 2020. Although ratification by the shareholders of the Company’s independent registered public accounting firm is not required, the Company deems it desirable to continue its established practice of submitting such selection to the shareholders. In the event the appointment of Crowe LLP is not ratified by the shareholders, the Audit Committee of the Board will consider appointment of other independent registered public accounting firms for the fiscal year ending December 31, 2020. A representative of Crowe LLP will be present at the Annual Meeting and will have the opportunity to make a statement or respond to any questions that shareholders may have.

The Board unanimously recommends that the Shareholders vote “FOR” the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Section IX – Independent Public Accountants’ Fees

The following table sets forth the aggregate fees for audit services rendered by Crowe LLP in connection with the consolidated financial statements and reports for fiscal year 2019 and 2018 and for other services rendered during fiscal year 2019 and 2018 on behalf of the Company and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services. The aggregate fees included in Audit are fees billed or expected to be billed for the fiscal years for the audit of the registrant’s annual financial statements and internal controls and review of financial statements and statutory and regulatory filings or engagements. The aggregate fees included in each of the other categories are fees billed for services rendered during the fiscal years.

	Fiscal 2019	Fiscal 2018

Audit Fees	$1,724,300	$1,555,600

Audit Related Fees	17,465	18,000

Tax Fees	0	0

All Other Fees	79,310	0

	$1,821,075	$1,573,600

Audit Fees

Consists of fees billed for professional services rendered for (i) the audit of Old National’s consolidated financial statements and the integrated audit of internal control, (ii) the review of the interim consolidated financial statements included in quarterly reports on Form 10-Q, (iii) the services that are normally provided by the principal accountant in connection with statutory and regulatory filings or engagements, and (iv) other services that generally only the principal accountant can provide. These services included fees for the audit of the financial statements of Indiana Old National Insurance Company in 2019 and 2018, HUD audits for 2019 and 2018, consents on registration statements in 2018, and consulting on financial accounting and reporting standards in 2019 and 2018.

Audit-Related Fees

Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under ‘‘Audit Fees.’’ These services may include employee benefit plan audits, accounting consultations in connection with acquisitions and divestitures, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards. These fees for 2019 and 2018 represent student loan audit fees and training in 2019.

Tax Fees

Consists of fees billed for tax compliance/preparation and other tax services. Tax compliance/ preparation may consist of fees billed for professional services related to federal and state tax compliance, assistance with tax audits and appeals and assistance related to the impact of mergers, acquisitions and divestitures on tax return preparation. Other tax services may consist of fees billed for other miscellaneous tax consulting and planning and for individual income tax preparation.

All Other Fees

Consists of fees for all other services provided other than those reported above. These fees for 2019 represent anti-money laundering (“AML”) transaction monitoring services.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountants

All the fees and services described above under ‘‘Audit Fees’’, ‘‘Audit-Related Fees’’, ‘‘Tax Fees’’ and ‘‘All Other Fees’’ were pre-approved by the Audit Committee. The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent public accountants. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent public accountants. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent public accountant is required to provide detailed supporting documentation at the time of approval. The Audit Committee may delegate pre-approval authority to one or more of its members. Such a member must report any decisions to the Audit Committee at the next scheduled meeting.

Section X – Report of the Audit Committee

This Audit Committee report is provided to inform shareholders of the Audit Committee oversight with respect to the Company’s financial reporting. The Audit Committee operates under a written Audit Committee Charter which meets the requirements of the SEC and the NASDAQ.

Independence of Audit Committee Members

The Audit Committee is comprised of four members of the Board of the Company. All the members of the Audit Committee are independent from management and the Company (as independence is currently defined in the NASDAQ listing requirements).

Scope of Responsibilities

The Audit Committee’s responsibilities are primarily derived from its role in the general oversight of the financial reporting process. That role includes the creation and maintenance of a strong internal control environment and a process of assessing the risk of fraud in the reporting process. The committee’s responsibilities include the authority and the responsibility of selecting, evaluating and, where appropriate, replacing the independent accountants; reviewing the scope, conduct and results of audits performed; making inquiries as to the differences of views, if any, between such independent accountants and officers and employees of the Company and subsidiaries with respect to the financial statements and records and accounting policies, principles, methods and systems; considering whether the provision by the independent accountants of services for the Company, in addition to the annual audit examination, is compatible with maintaining the independent accountants’ independence; reviewing the policies and guidelines of the Company and subsidiaries designed to ensure the proper use and accounting for corporate assets, and the activities of the Company’s internal audit department; pre-approving all auditing services and permissible non-audit services provided to the Company by the independent accountants; reviewing any significant disagreements between management and the independent accountants in connection with the preparation of the financial statements; and discussing the quality and adequacy of the Company’s internal controls with management, the internal auditors and the independent accountants.

While responsibility for oversight of compliance activities is with the Enterprise Risk Committee, the Audit Committee does monitor the Company’s compliance with banking laws and regulations and risk management in order to ascertain relevant disclosures in the Company’s financial statements and filings.

2019 Work of the Audit Committee

The Company has engaged Crowe LLP as its independent registered public accounting firm since 2005, and the Audit Committee reaffirmed Crowe LLP’s engagement as the Company’s independent registered public accounting firm as of and for the period ending December 31, 2019. The selection of Crowe LLP was ratified by the shareholders of the Company at the 2019 Annual Meeting.

In fulfilling its oversight responsibilities in 2019, the Audit Committee continued to closely monitor the financial reporting and accounting practices of the Company, including the establishment of an appropriate level of loan loss reserve. The Audit Committee also requires periodic updates from management with respect to other critical accounting areas, including but not limited to, derivative financial instruments, goodwill and income taxes.

The Company has been actively engaged in mergers and acquisitions during the last several years, including the November 1, 2017 closing of the acquisition of Anchor Bancorp, Inc., a Minnesota-based company, and the November 1, 2018 closing of the acquisition of Klein Financial, Inc., also a Minnesota-based company. The committee monitors the accounting for, and the reporting of, acquisitions at closing (“day one”) and subsequent to closing (“day two”).

During the year, the Audit Committee continued to monitor the Company’s compliance with the internal control certification and attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee has also been engaged in monitoring the Company’s progress with respect to several major accounting and financial reporting revisions promulgated by regulatory bodies, including the areas of Revenue Recognition and Recognition and Measurement of Financial Instruments, Leases, Credit Losses and Hedge Accounting as well as the impact of federal income tax law changes passed by Congress in December 2017.

The Audit Committee met regularly with the Company’s Chief Risk Officer and other management personnel to remain informed of the Company’s compliance with banking laws and regulations and to receive updates regarding regulatory matters. In addition, the Chairman of the Audit Committee is a member of the Company’s Enterprise Risk Committee, which has primary oversight of the credit administration and compliance activities of the Company. Participation by Audit Committee members on the Enterprise Risk Committee also enhances the Audit Committee’s ability to monitor the Company’s exposure to business risk, including the risk of fraud. In addition, several members of the Audit Committee are members of the Board’s Funds Management and Finance and Corporate Development Committees. Membership on those committees provides the Audit Committee with valuable insight into (a) the Company’s mitigation initiatives with respect to interest rate risk, liquidity risk, capital risk, use of financial derivatives and other risk exposures and (b) developments in the areas of financial performance and mergers and acquisitions.

As the committee responsible for overseeing the Company’s Ethics Program, the Audit Committee received regular reports from the Company’s Chief Audit and Ethics Officer regarding the Company’s ethics programs, activities, and associate communications. Throughout the year, the Audit Committee was involved in monitoring the Ethicspoint® reporting system which was acquired and implemented in 2003 to assist the Audit Committee in administering the anonymous complaint procedures outlined in the Code of Business Conduct and Ethics. The Sarbanes-Oxley Act of 2002 required that the Audit Committee establish procedures for the confidential submission of employee concerns regarding questionable accounting, internal controls or auditing matters. The Audit Committee will continue to ensure that the Company is in compliance with all applicable rules and regulations with respect to the submission to the Audit Committee of anonymous complaints from employees of the Company.

Review with Management and Independent Accountants

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2019 and the footnotes thereto, with management and the independent accountants, Crowe LLP. The Audit Committee also received from management drafts of the Company’s Quarterly Reports on Form 10-Q and reviewed drafts of the Company’s earnings releases prior to public dissemination.

The Audit Committee reviewed with the Company’s internal auditors and independent accountants the overall scope and plans for their respective audit activities. The Audit Committee also met with its internal auditors and the independent accountants, with and without management present, to discuss the results of their examinations and their evaluations of internal controls. Additionally, the Audit Committee reviewed and discussed with the independent accountants, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Audit Committee pursuant to the PCAOB’s Auditing Standard 1301.

The Audit Committee discussed with Crowe LLP their independence from management and the Company and received the written disclosures and the letter from Crowe LLP required by PCAOB Rule 3526. As disclosed on page 77 under “Independent Accountant Fees,” after thorough review and finding no conflict of interest or any potential impact on independence, the Audit Committee approved non-audit related services performed by Crowe LLP in 2019.

Audit Committee Financial Expert

The Board determined that Andrew E. Goebel and Ryan C. Kitchell each qualify as an “Audit Committee Financial Expert” as defined by the SEC. A description of Mr. Goebel’s and Mr. Kitchell’s relevant experience can be found in their biographies on page 20 and on page 21, respectively. Each member of the Audit Committee is an “independent director” as that term is defined in the NASDAQ listing standards.

Appointment of Crowe LLP

The Audit Committee has appointed Crowe LLP as the Company’s independent registered public accounting firm as of and for the period ending December 31, 2020.

Annual Committee Review of Charter and Performance Evaluation

As required by the Audit Committee’s Charter, in early 2020 the Audit Committee reviewed the Charter for possible revisions. Also, as required by the Audit Committee’s Charter, the Audit Committee conducted an annual performance evaluation, the results of which have been discussed with the Audit Committee members and shared with the Governance Committee.

Conclusion

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC.

Submitted by,

Members of the Audit Committee

Andrew E. Goebel, Chairman

Jerome F. Henry, Jr.

Ryan C. Kitchell

Phelps L. Lambert

Section XI – Other Business

Transactions with Management and Others

The executive officers and Directors of the Company are at present, as in the past, customers of one or more of the Company’s subsidiaries and have had and expect in the future to have similar transactions with the subsidiaries in the ordinary course of business. In addition, some of the executive officers and Directors of the Company are at present, as in the past, officers, Directors or principal shareholders of corporations which are customers of these subsidiaries and which have had and expect to have transactions with the subsidiaries in the ordinary course of business. All such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.

Related party transactions are evaluated on a case-by-case basis in accordance with the applicable provisions of the By-Laws and the Code of Business Conduct and Ethics of the Company.

The provisions of the By-Laws apply to contracts or transactions between the Company and

•	any one or more of its Directors, members or employees,

•	any firm of which one or more of its Directors are members or employees or in which they are interested, or

•	any corporation or association of which one or more of its Directors are shareholders, members, Directors, officers, or employees or in which they are interested.

Contracts or transactions between the Company and the persons described above are valid for all purposes, if the fact of such interest is disclosed to the Board and the Board authorizes, approves and ratifies such contract or transaction by a vote of a majority of the Directors present at the meeting at which the contract or transaction is considered. In the case where a Director has an interest in the transaction or contract, the Director is permitted to attend the meeting of the Board at which the transaction is considered and may be counted for purposes of determining if a quorum is present. The vote of the interested Director, may not, however, be counted for purposes of determining whether the transaction is approved by a majority of the Directors present.

Except in the case where such transactions are specifically approved by the Board, the Company’s Code of Business Conduct and Ethics prohibits transactions with related persons which result in a conflict of interest. For this purpose, “related persons” include the Directors, executive officers or their immediate family members, or shareholders owning five percent or greater of the Company’s outstanding stock. Such transactions may be approved by the Board upon a determination that the transactions are in the best interests of the Company.

The Company has made, and expects to make in the future through its bank subsidiary, loans in the ordinary course of business to Directors and officers of the Company, members of their immediate families and corporations and other entities in which they may have a controlling interest. The loans to such persons are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with person not related to the Company or Old National Bank, and the loans did not involve more than normal risk of collectability or present other unfavorable features.

Shareholder Proposals and Director Nominations

for the 2021 Annual Meeting

Proposals submitted by shareholders under Rule 14a-8 of the Securities Exchange Act of 1934 to be presented at the 2021 Annual Meeting must be received by the Company at its principal executive office no later than November 20, 2020, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Any such proposals should be sent to the attention of the Corporate Secretary of the Company at P.O. Box 718, Evansville, Indiana 47705-0718. If notice of any other shareholder proposal intended to be presented at the 2021 Annual Meeting is not received by the Company on or before February 3, 2021, the proxy solicited by the Board of the Company for use in connection with that meeting may confer authority on the proxies to vote in their discretion on such proposal, without any discussion in the Company’s proxy statement for that meeting of either the proposal or how such proxies intend to exercise their voting discretion.

All nominations of persons to serve as Directors of the Company must be made in accordance with the requirements contained in the Company’s By-Laws. See the description of the nomination procedures beginning on page 7.

Annual Report

Upon written request, the Company will provide without charge to each shareholder who does not otherwise receive a copy of the Company’s annual report to shareholders a copy of the Company’s annual report on Form 10-K filed with the SEC for the year ended December 31, 2019. Address all requests to:

Michael W. Woods, Senior Vice President & Controller

Old National Bancorp

P. O. Box 718

Evansville, Indiana 47705-0718

Other Matters

The Board of the Company does not know of any matters for action by shareholders at the 2020 Annual Meeting other than the matters described in the accompanying Notice of Annual Meeting. However, the enclosed proxy will confer upon the named proxies discretionary authority with respect to matters which are not known to the Board at the time of the printing hereof and which may properly come before the Annual Meeting. It is the intention of the persons named as proxies to vote pursuant to the proxy with respect to such matters in accordance with their best judgment.

It is important that proxies be returned promptly. Whether or not you expect to attend the Annual Meeting in person, shareholders are requested to complete, sign and return their proxies in order that a quorum for the Annual Meeting may be assured. You may also vote your proxy by Internet. If you do not vote your proxy by Internet, then it may be mailed in the enclosed envelope, to which no postage need be affixed.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet, Smartphone or Tablet – QUICK ««« EASY

IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

Your Mobile or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted via the Internet must be received by 10:59 p.m., Central Daylight Time, on April 29, 2020.
INTERNET www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.
MOBILE VOTING
On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares.
PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided by April 16, 2020.

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED
PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES LISTED IN ITEM 1, AND “FOR” ITEMS 2, 3, 4 AND 5.	Please mark your votes like this

1. Election of the Company’s Board of Directors consisting of thirteen Directors to serve for one year and until the election and qualification of their successors.		3. Approval of the Amendment to Article VIII of the Articles of Incorporation to Allow Shareholders to Amend the By-Laws of the Company.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(1) Andrew E. Goebel

(2) Jerome F. Henry, Jr.

(3) Daniel S. Hermann

(4) Ryan C. Kitchell

(5) Phelps L. Lambert

(6) Austin M. Ramirez

(7) James C. Ryan, III

(8) Thomas E. Salmon

(9) Randall T. Shepard

(10) Rebecca S. Skillman

(11) Derrick J. Stewart

(12) Katherine E. White

(13) Linda E. White

FOR all Nominees listed to the left ☐	WITHHOLD AUTHORITY for all nominees ☐	4. Approval of a non-binding advisory proposal on the Company’s Executive Compensation.	FOR ☐	AGAINST ☐	ABSTAIN ☐
		5. Ratification of the appointment of Crowe LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)
	FOR	AGAINST	ABSTAIN	CONTROL NUMBER
2. Approval of the Amendment to Article IV of the Articles of Incorporation to increase the number of authorized	☐	☐	☐
shares of capital stock of the company from 302,000,000 to 330,000,000 and preferred stock from 2,000,000 to 30,000,000.

Signature__________________________Signature, if held jointly____________________________ Date_____________, 2020

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

ADMISSION TICKET

PLEASE BRING THIS TICKET TO THE ANNUAL MEETING.

It will expedite your admittance when presented

upon your arrival.

OLD NATIONAL BANCORP

2020 Annual Meeting of Shareholders

Thursday, April 30, 2020 - 9:00 a.m. CDT / Evansville Time

Old National Bank Headquarters

Schlottman Auditorium – 4th Floor

One Main Street

Evansville, Indiana 47708

RETAIN ADMISSION TICKET.

Upon arrival, please present this admission ticket at the registration desk. This ticket is valid to admit the shareholder(s) to the 2020 Annual Meeting of Shareholders.

Important Notice Regarding the Availability of Proxy Materials for the

2020 Annual Meeting of Shareholders to be held on April 30, 2020.

The 2019 Annual Report on Form 10-K, Notice of Annual Meeting and

Proxy Statement, Letter to Shareholders,

and directions to the Annual Meeting are available at:

www.cstproxy.com/oldnational/2020.

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OLD NATIONAL BANCORP

The undersigned appoints Jeffrey L. Knight and Raymond L. Farabaugh, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Old National Bancorp held of record by the undersigned at the close of business on February 24, 2020 at Old National Bancorp’s Annual Meeting of Shareholders to be held at the Old National Bank Headquarters, Schlottman Auditorium - 4th Floor, One Main Street, Evansville, Indiana 47708, on Thursday, April 30, 2020, at 9:00 a.m. Central Daylight Time.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE THIRTEEN NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2, PROPOSAL 3, PROPOSAL 4, AND PROPOSAL 5, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet, Smartphone or Tablet – QUICK ««« EASY

IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

Your Mobile or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted by the Internet must be received by 10:59 p.m., Central Daylight Time, on April 23, 2020.

INTERNET www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.
MOBILE VOTING
On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares.
PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided by April 16, 2020.

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED
401(K) THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES LISTED IN ITEM 1, AND “FOR” ITEMS 2, 3, 4 AND 5.	Please mark your votes like this

1. Election of the Company’s Board of Directors consisting of thirteen Directors to serve for one year and until the election and qualification of their successors.		3. Approval of the Amendment to Article VIII of the Articles of Incorporation to Allow Shareholders to Amend the By-Laws of the Company.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(1) Andrew E. Goebel

(2) Jerome F. Henry, Jr.

(3) Daniel S. Hermann

(4) Ryan C. Kitchell

(5) Phelps L. Lambert

(6) Austin M. Ramirez

(7) James C. Ryan, III

(8) Thomas E. Salmon

(9) Randall T. Shepard

(10) Rebecca S. Skillman

(11) Derrick J. Stewart

(12) Katherine E. White

(13) Linda E. White

FOR all Nominees listed to the left ☐	WITHHOLD AUTHORITY for all nominees ☐	4. Approval of a non-binding advisory proposal on the Company’s Executive Compensation.	FOR ☐	AGAINST ☐	ABSTAIN ☐
		5. Ratification of the appointment of Crowe LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)

The Trustee of the KSOP is hereby granted authority to vote, in its discretion, upon such other business as may properly come before the 2020 Annual Meeting of Shareholders and any adjournments and postponements thereof.

	FOR	AGAINST	ABSTAIN	CONTROL NUMBER
2. Approval of the Amendment to Article IV of the Articles of Incorporation to increase the number of authorized	☐	☐	☐
shares of capital stock of the company from 302,000,000 to 330,000,000 and preferred stock from 2,000,000 to 30,000,000.

Signature_________________________________________________________________________ Date_____________, 2020.

Please sign exactly as your name appears on this card.

VOTING INSTRUCTIONS

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders to be held on April 30, 2020,

The 2019 Annual Report on Form 10-K, Notice of Annual Meeting and

Proxy Statement and Letter to Shareholders are available at:

www.cstproxy.com/oldnational/2020

To instruct Principal Trust Company as the KSOP Trustee to vote your KSOP shares,

please follow these steps:

1.	Use the internet at www.cstproxyvote.com or scan the QR Barcode with your mobile device to vote your shares by 10:59 p.m. Central Daylight Time on April 23, 2020 OR

2.	Sign, date, detach, and return the Voting Instruction Card at the bottom of the page by mail to Continental Stock Transfer & Trust in the envelope provided by April 16, 2020.

To receive a copy of the Annual Report on Form 10-K and Notice of Annual Meeting and Proxy Statement, please e-mail your request to proxy@continentalstock.com

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

401 (K)

OLD NATIONAL BANCORP

Employee Stock Ownership and Savings Plan

Voting Instruction Card

The undersigned hereby acknowledges receipt of Instructions on how to view and/or request a copy of (i) the Notice of Annual Meeting and Proxy Statement of Old National Bancorp (the “Company”), dated March 9th, 2020, and (ii) the 2019 Annual Report on Form 10-K of the Company. The undersigned further acknowledges having received a letter from the Pension and Profit Sharing Committee under the Old National Bancorp Employee Stock Ownership and Savings Plan (the “KSOP”), which contained information as to how Principal Trust Company, as Trustee of the KSOP, will vote the shares of the Company’s common stock held by the KSOP.

In accordance with Section 13.1 of the. KSOP, the undersigned participant, having shares of the Company’s common stock allocated to his or her Company Stock Account under the KSOP, hereby directs the Trustee of the KSOP to vote all such allocated shares as follows with respect to the matters to be presented and voted upon at the Annual Meeting of Shareholders of the Company: “FOR” the election of all nominees listed in Item 1, and “FOR” Items 2, 3, 4 and 5.

(Continued, and to be marked, dated and signed, on the other side)

c/o Continental Proxy Services

1 State Street, New York NY 10004

OLD NATIONAL BANCORP

EMPLOYEE STOCK OWNERSHIP AND SAVINGS PLAN

RE:	Procedure for Directing the Voting of the Old National Bancorp Common Stock

Held by the Old National Bancorp Employee Stock Ownership and Savings Plan

Dear Participant:

As a participant who owns common stock of Old National Bancorp (the “Company”) allocated to your Company Stock Account under the Old National Bancorp Employee Stock Ownership and Savings Plan (the “KSOP“), you are entitled to direct Principal Trust Company, the Trustee of the KSOP, as to how the Trustee will vote your shares of Old National Bancorp common stock held by the KSOP at the Annual Meeting of Shareholders of the Company to be held on April 30, 2020.

At the upcoming Annual Meeting, Shareholders of the Company will vote on the following matters:

1)	The election of the Company’s Board of Directors consisting of thirteen Directors to serve for one year and until the election and qualification of their successors.

01 – Andrew E. Goebel	05 – Phelps L. Lambert	09 – Randall T. Shepard	13 – Linda E. White
02 – Jerome F. Henry, Jr.	06 – Austin M. Ramirez	10 – Rebecca S. Skillman
03 – Daniel S. Hermann	07 – James C. Ryan, III	11 – Derrick J. Stewart
04 – Ryan C. Kitchell	08 – Thomas E. Salmon	12 – Katherine E. White

2)

Approval of the Amendment to Article IV of the Articles of Incorporation to increase the number of authorized shares of capital stock of the company from 302,000,000 to 330,000,000 and preferred stock from 2,000,000 to 30,000,000.

3)	Approval of the Amendment to Article VIII of the Articles of Incorporation to Allow Shareholders to Amend the By-Laws of the Company.

4)	Approval of a non-binding advisory proposal on Executive Compensation.

5)	Ratification of the appointment of Crowe LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020.

The Trustee of the KSOP is hereby granted authority to vote, in its discretion, upon such other business as may properly come before the 2020 Annual Meeting of Shareholders and any adjournments or postponements thereof.

EMPLOYEE STOCK OWNERSHIP AND SAVINGS PLAN

Enclosed is a Voting Instruction Card with respect to the business to be conducted at the 2020 Annual Meeting of Shareholders. Also enclosed is an envelope in which your Voting Instruction Card can be returned to Continental Stock Transfer & Trust, should you vote by mail. You may also vote via the Internet or your mobile device. Please only use one method to vote. Continental Stock Transfer & Trust will then tabulate all votes. The Company and the Pension and Profit Sharing Committee (the “Committee”) will not know how you instructed the KSOP Trustee to vote. Only Continental Stock Transfer & Trust will be aware of your voting instructions. Continental Stock Transfer & Trust will keep individual voting instructions confidential and will not disclose a participant’s instructions to any other party, unless required to do so by a court of law.

BECAUSE THE ANNUAL MEETING OF SHAREHOLDERS IS RAPIDLY APPROACHING, PLEASE VOTE YOUR SHARES EITHER BY INTERNET OR YOUR MOBILE DEVICE, BY 10;59 P.M., CENTRAL DAYLIGHT TIME ON APRIL 23, 2020 OR COMPLETE THE VOTING INSTRUCTION CARD AND RETURN IT TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY IN THE ENVELOPE PROVIDED NO LATER THAN APRIL 16, 2020. UNLESS OTHERWISE REQUIRED BY APPLICABLE LAW, FAILURE TO VOTE BY SUCH DATE WILL RESULT IN THE SHARES ALLOCATED TO YOUR COMPANY STOCK ACCOUNT BEING VOTED IN THE SAME PROPORTION AND IN THE SAME MANNER AS THE SHARES ALLOCATED TO THE COMPANY STOCK ACCOUNTS WITH RESPECT TO WHICH TIMELY AND PROPER INSTRUCTIONS BY PARTICIPANTS HAVE BEEN RECEIVED.

In addition to the Voting Instruction Card, you are receiving an Instruction Sheet to view the Company’s 2019 Annual Report on Form 10-K and Notice of Annual Meeting and Proxy Statement online at www.cstproxy.com/oldnational/2020. These materials will provide you with information relating to the Annual Meeting of Shareholders and the matters on which Shareholders of the Company will be asked to vote. To request a copy of the Annual Report on Form 10-K and/or Notice of Annual Meeting and Proxy Statement, please send an e-mail to proxy@continentalstock.com.

We urge you to review the enclosed and above-referenced materials in their entirety and to give this matter your prompt attention. If you have any questions regarding the procedures outlined above, please contact Dan Carwile at 812-465-7237, who is a member of the Pension and Profit Sharing Committee.

The KSOP’s voting procedures require the Trustee of the KSOP, subject to its fiduciary obligations under the Employee Retirement Income Security Act of 1974 (“ERISA”), to vote the shares of the Company’s common stock which have been allocated to participants’ KSOP accounts in accordance with the instructions of participants which are properly and timely given to the Trustee. The procedures also provide that, with respect to shares as to which no proper and timely voting instructions have been received, and with respect to shares that have not yet been allocated to participants’ accounts, such shares will be voted by the Trustee of the KSOP in the same proportion and in the same manner as shares allocated to Company Stock Accounts with respect to which timely and proper insrructions by participants have been received. If the Trustee determines that, under the circumstances, these voting provisions are inconsistent with the requirements of ERISA, it will vote the shares in a manner which it determines to be consistent with ERISA.

Sincerely,

PENSION AND PROFIT SHARING COMMITTEE

UNDER THE OLD NATIONAL BANCORP

EMPLOYEE STOCK OWNERSHIP AND SAVINGS PLAN